                                                                Exhibit 16(c)(1)

BCT International, Inc.                                             CONFIDENTIAL

05.20.03

       PRESENTATION TO THE INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS

This presentation and its analyses are only for the use of the Independent Committee of the Board of Directors and are not intended to, nor should they be, relied upon by any other party, including shareholders of BCT International, Inc. The consent of Capitalink is required prior to the disclosure to any third party of this presentation, its analyses, or of the assessments made by Capitalink. These materials are based solely on information contained in publicly available documents and certain other information provided to Capitalink by management and the Independent Committee of the Board of Directors. Capitalink has not attempted to investigate or verify the accuracy or completeness of such publicly available information or other information provided to Capitalink. Capitalink has relied upon the accuracy and completeness of such publicly available information and other information supplied to Capitalink. These materials are being furnished, and should be considered only in connection with, the oral presentation being provided by Capitalink in connection herewith. The preparation of these materials was completed on May 19, 2003 based on information publicly available or supplied to Capitalink through such date. Capitalink is not obligated to update this presentation or its analyses to reflect any information that becomes publicly available or that is provided to Capitalink after such date.

[LOGO OF BCT(R)]                                            [LOGO OF CAPITALINK]

                                                    Smart Investment Banking(sm)

BCT International, Inc.                                             CONFIDENTIAL

TABLE OF CONTENTS

              TRANSACTION OVERVIEW...............................3

              COMPANY OVERVIEW..................................12

              COMPANY FINANCIAL PERFORMANCE.....................15

              COMPANY MARKET PERFORMANCE........................28

              VALUATION ANALYSIS................................35

BCT International, Inc.                                             CONFIDENTIAL

                              TRANSACTION OVERVIEW

BCT International, Inc.                                             CONFIDENTIAL

TRANSACTION OVERVIEW
INTRODUCTION

        . The Independent Committee of the Board of Directors of BCT International, Inc. ("BCT" or the "Company") has retained Capitalink, L.C. ("Capitalink") as financial advisor and to render an opinion as to whether, on the date of such opinion, the Merger Consideration (as defined below) as set forth in the draft Agreement and Plan of Merger, dated May 19, 2003, by and among the Company, Phoenix Group of Florida, Inc. ("Phoenix"), Phoenix Acquisition Corp and William A. Wilkerson ("Wilkerson", and collectively with Phoenix, the "Phoenix Group") (the "Draft Agreement"), to purchase, by means of a merger, all of the Company's outstanding common stock that is not beneficially owned by Phoenix or Wilkerson, or their respective affiliates (the "Non-Affiliated Stockholders")(the "Proposed Transaction") is fair, from a financial point of view, to the Non-Affiliated Stockholders of the Company.

        . The Company's common stock is publicly traded on the over-the-counter market under the symbol "BCTI", and as of May 19, 2003, there were 5,121,471 shares of the Company's common stock outstanding (excluding treasury shares).

        . The closing price of the Company's stock on May 19, 2003 (date presentation materials completed) was $0.95.

        . The consideration proposed by Phoenix is $2.00 in cash for each share of the Company's common stock not beneficially owned by the Phoenix Group (the "Merger Consideration").

        . Wilkerson, who is also the Company's Chairman and Chief Executive Officer, owns Phoenix.

        . The Phoenix Group beneficially owns 2,690,282 shares of common stock or approximately 52.6% of the issued and outstanding common stock. In addition, Wilkerson has an option to acquire an additional 327,500 shares of the common stock. If this option were exercised the Phoenix Group would then be the owner of 3,094,487 shares of common stock or approximately 55.4% of the issued and outstanding common stock.

BCT International, Inc.                                             CONFIDENTIAL

TRANSACTION OVERVIEW
SUMMARY OF PROPOSED TRANSACTION TERMS

        Merger Consideration:           $2.00 per share.

        Transaction Structure:          The Phoenix Group will acquire the
                                        outstanding common stock of the Company
                                        that it does not own through a merger
                                        with a wholly owned subsidiary of
                                        Phoenix with the Company, which shall
                                        continue to operate under the name BCT
                                        International, Inc.

        Estimated Timetable:            The agreement is terminable by either
                                        party if not consummated on or prior to
                                        December 31, 2003.

        Shareholder Vote:               The Company shall hold a stockholders
                                        meeting to be held as promptly as
                                        practicable for the purposes of voting
                                        upon the approval of the Proposed
                                        Transaction. A majority of the
                                        outstanding shares of common stock held
                                        by the Non-Affiliated Stockholders is
                                        required to approve the Proposed
                                        Transaction.

        Dissenters Rights:              The consummation of the proposed
                                        transaction is conditioned, among other
                                        things, on holders of no more than 25%
                                        of the Company's outstanding common
                                        stock exercising their right to dissent
                                        from the Proposed Transaction, under the Delaware General Corporation Law (the
                                        "DGCL"). To the extent provided by the
                                        DGCL, Phoenix will not make any payment
                                        of merger consideration with respect to
                                        shares held by any person who elects to
                                        demand appraisal of such dissenting
                                        stockholder's shares and duly and timely complies with all the provisions of the DGCL concerning the right of holders of shares to require appraisal of their shares, but such dissenting stockholders shall have the right to receive such consideration as may be determined to be due such dissenting stockholders pursuant to the DGCL.

BCT International, Inc.                                             CONFIDENTIAL

TRANSACTION OVERVIEW
SUMMARY OF PROPOSED TRANSACTION TERMS

        Stock Options Generally:        The Company will take necessary action
                                        to cause all outstanding options to
                                        terminate and expire upon consummation
                                        of the Proposed Transaction. No
                                        consideration shall be paid with respect to Company options beneficially owned by Wilkerson.

        Phoenix Group Stock Options:    Members of the Phoenix Group shall not
                                        exercise options to purchase any
                                        additional shares of the Company's
                                        common stock, and the Company shall not
                                        exercise options to acquire any shares
                                        of its common stock from members of the
                                        Phoenix Group; provided however, that if there is a Competing Proposal or a Superior Proposal (each as defined in the Draft Agreement), Phoenix shall grant the Independent Committee a proxy to vote 454,036 shares of the Company's common stock currently held by members of the Phoenix Group (which are subject to an option held by the Company to purchase such shares).

        Competing Transactions:         The Company may enter into discussions
                                        or negotiate with a party that makes an
                                        unsolicited written, bona fide proposal
                                        to the Company, provided, among other
                                        things, that Phoenix Group is provided
                                        with reasonable notice of the existence
                                        of such discussions or negotiations.

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

BCT International, Inc.                                             CONFIDENTIAL

TRANSACTION OVERVIEW
BACKGROUND OF AND EVENTS LEADING TO PROPOSED TRANSACTION

        . In September 2001, Phoenix offered to acquire the Company's outstanding stock not owned or controlled by the Phoenix Group for $0.85 per share in cash. During the Fall of 2001, the Independent Committee negotiated with members of the Phoenix Group, which concluded in an offer accepted at $1.13 in cash.

        . Subsequently, during the Securities and Exchange Commission review period, the Company and Phoenix Group agreed to terminate the offer. Pursuant to prior agreements, the Company retained options to acquire certain shares the Phoenix Group owned at prices ranging from $0.90 to $1.75.

        . In October 2002, the Company received an unsolicited indication of interest letter from a third party considering an offer to acquire the Company at a price ranging from $1.25 to $1.75 per share.

        . The Company had a preliminary discussion with the third party regarding their intentions. About that same time, management had begun to revise and update its business plans and strategy. Management asked the third party for a period of time to finalize their new plans and budgets.

        . In January 2003, the Independent Committee retained Capitalink to serve as its financial advisor. In addition, management presented the Independent Committee and Capitalink with a revised business plan and budgets. Subsequently Capitalink reviewed with management their business plan and budgets.

        . During January through March 2003, the Independent Committee and Capitalink had numerous meetings and discussions regarding the Company's strategic alternatives and management's revised business plan and budgets.

        . In late March 2003, Capitalink provided the Independent Committee with its recommendations.

        . On April 23, 2003, the Company received a proposal from Phoenix to acquire the outstanding shares of the Company's common stock not owned by the Phoenix Group for cash consideration. The proposal indicated a belief that the fair range of per share consideration was $1.50 to $1.60, but that the Phoenix Group was willing to negotiate a price closer to $2.00 per share.

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

BCT International, Inc.                                             CONFIDENTIAL

TRANSACTION OVERVIEW
BACKGROUND OF AND EVENTS LEADING TO PROPOSED TRANSACTION

        . The Phoenix Group and the Independent Committee entered into negotiations, and on May 5, 2003, the Phoenix Group submitted a proposal of $1.85 per share.

        . The Independent Committee had additional discussions with Capitalink and subsequently entered into further negotiations with the Phoenix Group.

        . On May 8, 2003, the Independent Committee and the Phoenix Group agreed on per share consideration of $2.00.

        . The Independent Committee subsequently instructed Capitalink to undertake its analyses required to issue a fairness opinion.

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

BCT International, Inc.                                             CONFIDENTIAL

TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

        . The Independent Committee has retained Capitalink to render an opinion as to the fairness, from a financial point of view, of a proposal by Phoenix to purchase, by means of a merger, all of the Company's outstanding common stock not beneficially owned by the Phoenix Group.

        .       For purposes of rendering its opinion, Capitalink has:

                .       Reviewed documents relating to the Proposed Transaction,
                        including the Draft Agreement.
                .       Reviewed publicly available financial information and
                        other data with respect to the Company, including the
                        Annual Report on Form 10-K for the fiscal year ended
                        February 28, 2002, and the Quarterly Report on Form 10-Q
                        for the quarter ended November 30, 2002.
                .       Reviewed draft financial information provided by the
                        Company for the fiscal year ended February 28, 2003.
                .       Reviewed and analyzed the Company's projected unlevered
                        free cash flows and prepared discounted cash flows.
                .       Reviewed and analyzed certain financial characteristics
                        of companies that were deemed to have characteristics
                        comparable to those of the Company.
                .       Reviewed and analyzed the premiums paid in transactions
                        involving the acquisition of a minority ownership
                        interest in publicly-traded companies.
                .       Reviewed and analyzed the premiums implied by the per
                        share consideration in the Proposed Transaction.
                .       Reviewed and analyzed the Company's adjusted book value.
                .       Reviewed and analyzed the market value of the Notes (as
                        defined below).
                .       Reviewed and discussed with representatives of the
                        management of the Company certain financial and operating information furnished by them, including financial analyses and projections and related assumptions with respect to the business, operations and prospects of the Company.
                .       Considered the historical financial results and present
                        financial condition of the Company.
                .       Reviewed certain publicly available information
                        concerning the trading of, and the trading market for, the common stock of the Company.
                .       Inquired about and discussed the Proposed Transaction
                        and other matters related thereto with Company management, the Independent Committee and its legal counsel.

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BCT International, Inc.                                             CONFIDENTIAL

TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

                . Performed such other analyses and examinations as were deemed appropriate.

        . The Capitalink opinion is necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of May 20, 2003. Accordingly, although subsequent developments may affect its opinion, Capitalink does not assume any obligation to update, review or reaffirm its opinion.

        . Capitalink assumes that the Proposed Transaction will be consummated substantially in accordance with the terms set forth in the Draft Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or the Non-Affiliated Stockholders of the Company.

        . Capitalink has relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by it without assuming any responsibility for any independent verification of any such information and has further relied upon the assurances of Company management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections utilized, Capitalink assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such projections provide a reasonable basis upon which it could form an opinion.

        . Capitalink has not made a physical inspection of the properties and facilities of the Company and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company.

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

BCT International, Inc.                                             CONFIDENTIAL

TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

        . Capitalink assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. In addition, based upon discussions with the Company, it is assumed that the Proposed Transaction will be a taxable event to the Company's stockholders.

        . Capitalink has not been requested to opine as to, and the opinion does not in any manner address, the underlying business decision of the Company to proceed with or affect the Proposed Transaction.

        . Capitalink was not asked to consider, and its opinion does not address, the relative merits of the Proposed Transaction as compared to any alternative business strategy that might exist for the Company. Capitalink was not engaged to seek alternatives to the Proposed Transaction that might exist for the Company.

        . The opinion is for the use and benefit of the Independent Committee in connection with its consideration of the Proposed Transaction and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote in connection with the Proposed Transaction. We do not express any opinion as to the underlying valuation or future performance of the Company or the price at which the Company's common stock would trade at any time in the future.

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BCT International, Inc.                                             CONFIDENTIAL

                                COMPANY OVERVIEW

BCT International, Inc.                                             CONFIDENTIAL

OVERVIEW OF COMPANY
SUMMARY

        . BCT International, Inc. is the holding company of Business Cards Tomorrow, Inc. Business Cards Tomorrow, Inc.'s franchise system is the world's largest wholesale franchise printing chain, specializing in thermography products, labels, rubber stamps and business announcements for resale by retail printing providers.

        . As of May 2003, 82 BCT franchises were in operation in 36 states and Canada (eight franchises).

        . Thermography is a specialized printing process that gives a raised printing effect similar to engraving and requires specialized equipment and operating techniques which commercial printers, quick printers, office superstores and other retail dealers choose not to invest in.

        . The Company's franchises typically operate through the placement of business card, stationery, rubber stamp and labels catalogs with commercial and retail "quick" printers, office superstores, forms brokers, office supply companies and stationers in the franchises' trade areas.

        . Franchises specialize in the fast turnaround of their products, delivering many items, such as business cards, in one business day, with most products being delivered within two days of the date of order.

        . BCT's operations also include the Pelican Paper Products Division ("PPP") that supplies paper products, press supplies and press parts to the BCT franchises (PPP is a primary supplier of paper products for the BCT franchises). PPP purchases raw paper directly from paper mills and paper brokers and utilizes the services of converters to convert the raw material to finished paper products.

        . PPP also performs converting and handling services for third parties. PPP utilizes three public storage facilities located strategically throughout the United States to house and ship out paper products to the franchises.

        . The Company's Orderprinting.com is a web-based ordering system that allows users to special order products from a personalized Internet site. The orders are electronically transmitted to the local BCT franchise for processing.

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

BCT International, Inc.                                             CONFIDENTIAL

OVERVIEW OF COMPANY
SUMMARY

        . BCT derives its revenue from five principal sources: (i) royalties, which are based on a percentage of sales of the BCT franchises; (ii) franchise fees from newly franchised franchises and resale fees from the resale of operating franchises; (iii) sales of paper products to franchisees; (iv) catalog and miscellaneous equipment and parts sales classified as printing sales; and (v) interest income from financing franchise acquisitions (primarily resales) and receivables.

        . Capitalink noted several general factors to be considered in connection with the status of BCT as a publicly traded company:

                . The Company's common stock was delisted from NASDAQ National Market based on its failure to meet the minimum market value public float requirement of $5 million and it has traded on the OTC Bulletin Board since September 2001.

                . The Company does not have a distinct comparable peer group. For this reason, among others, the Company does not have any analyst coverage.

                . The Company's common stock historically has a limited trading volume and therefore a lack of liquidity for the Company's stockholders.

                . The Company is not part of a high-growth industry that attracts investor interest and a high trading multiple.

                . The Company has not realized the benefits of public company status (i.e., ability to raise capital, use of stock as currency in acquisitions), but incurs the increased expenses necessary to comply with reporting requirements and other public company obligations.

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BCT International, Inc.                                             CONFIDENTIAL

                          COMPANY FINANCIAL PERFORMANCE

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE

        . Capitalink reviewed the Company's historical and estimated financial data for the five years ended February 28, 2003. In addition, Capitalink reviewed the Company's preliminary projections for the fiscal years ("FY") ending February 29, 2004 through February 28, 2007.

        . Revenue for the Company remained constant over the historical and review period - with a low of $17.5 million and a high of $19.3 million. Of the total revenue, approximately 28% is derived from royalties and franchise fees and approximately 64% from paper and printing sales. For FY2003, the Company also derived revenue of approximately $1.0 million from the operation of two Company-owned plants.

        . Over the past five fiscal years, the Company's gross margin for paper and printing sales has remained constant at approximately 15%. However, the Company's earning before interest, taxes, depreciation and amortization ("EBITDA") has gradually fallen from a high of $3.0 million in FY1999 to $791,000 in FY2002, primarily as a result of rising selling, general and administrative costs. In addition, FY2002 EBITDA was negatively impacted from the downturn in the U.S. economy as a result of the events of September 11th. For FY2003, EBITDA increased slightly to approximately $1.2 million.

        . Despite little growth in the Company's underlying business, the Company's capital position has improved significantly over the past five years, with rising cash balances of approximately $1.1 million in FY1999 to $4.2 million in FY2003. This is primarily a result of the repayment of notes owed to the Company by franchisees (the "Notes"). The Notes primarily are comprised of overdue accounts receivable relating to the sale of paper products and royalty revenue that have been converted into longer-term commitments. Of the Company's approximately $10.6 million of total receivables as of February 28, 2003, approximately $6.8 million are represented by the Notes.

        . As of February 28, 2003, the Company had approximately $523,000 in interest-bearing debt, the majority of which relates to equipment leases on the Company's plant operations.

        . Given the little growth seen in the Company's core franchising business, the Company has begun several new initiatives, which include the addition of Company-owned plants and the implementation and roll-out of satellite stores. The satellite store plan will involve the franchising of smaller franchise regions to individuals who contract to provide business cards and other forms to customers within that region. The

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BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE

                supply of the cards and other forms would be provided by plants owned by the Company or other franchisees.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE
Normalized Comparative Summary Income Statements
($ in thousands except per share)

                                                                         for years ended February 28/29,
                                                            -------------------------------------------------------
                                                              1999        2000        2001        2002       2003E
                                                            -------------------------------------------------------
Revenue
     Royalties and Franchise Fees                           $  5,356    $  5,394    $  5,267    $  5,117   $  5,221
     Paper and Printing Sales                                 12,817      13,881      13,424      12,068     12,019
     Sales of Franchises                                          87          27          46          99          4
     Company Owned Plant Sales                                     -           -           -           -      1,036
     Other Fees                                                    -           -         262         315        426
                                                            -------------------------------------------------------
                                         Total Revenue        18,260      19,302      18,999      17,599     18,706
Cost of Revenue
     Cost of Paper and Printing Sales                         10,939      11,574      11,605      10,592     10,410
     Cost of Company Owned Plant Sales                             -           -           -           -        237
                                                            -------------------------------------------------------
                                      Cost of  Revenue        10,939      11,574      11,605      10,592     10,647
                                                            -------------------------------------------------------
                                          Gross Profit         7,321       7,728       7,394       7,007      8,059

     Selling, General & Admin                                  4,290       6,619       6,455       6,376      6,863
     Other                                                       186         189         232         226        241
                                                            -------------------------------------------------------
                              Total Operating Expenses         4,476       6,808       6,687       6,602      7,104
                                                            -------------------------------------------------------
                               Operating Income (Loss)         2,845         920         707         405        955

Interest Income (Expense)                                        340         336         381         408        303
Other Income (Expense)                                             6         952          49           -         18
                                                            -------------------------------------------------------
                                 Pre-tax Income (Loss)         3,191       2,208       1,137         813      1,276
Income Tax (Benefit)                                             690         837         442         321        491
                                                            -------------------------------------------------------
                                 Normalized Net Income      $  2,501    $  1,371    $    695    $    492   $    785
                                                            =======================================================

Normalized EBIT                                             $  2,851    $  1,872    $    756    $    405   $    973
     Total Depreciation & Amortization                      $    186    $    189    $    232    $    226   $    241
Normalized EBITDA                                           $  3,037    $  2,061    $    988    $    631   $  1,214
     Capital Expenditures, net of Disposals (CAPEX, net)    $     82    $    262    $    150    $    162   $    427
Normalized EBITDA - CAPEX                                   $  2,955    $  1,799    $    838    $    469   $    787

EARNINGS PER SHARE
     Basic Normalized EPS                                   $   0.47    $   0.26    $   0.13    $   0.10   $   0.15
     Basic Reported EPS                                     $   0.41    $   0.19    $   0.13    $   0.10   $   0.15
     Weighted Average Shares Outstanding (thousands)           5,323       5,257       5,214       5,123      5,121

     Diluted Normalized EPS                                 $   0.45    $   0.25    $   0.13    $   0.10   $   0.15
     Diluted Reported EPS                                   $   0.39    $   0.19    $   0.13    $   0.10   $   0.15
     Weighted Average Shares Outstanding (thousands)           5,596       5,388       5,235       5,123      5,121

NORMALIZING RECONCILIATION
     Discontinued Operations, net of Taxes                  $   (327)   $   (357)   $    (31)   $      -   $      -
     Extraordinary Items, net of Taxes                             -           -           -           -          -
                                                            -------------------------------------------------------
                 Total Reconciling Items, net of Taxes      $   (327)   $   (357)   $    (31)   $      -   $      -
                                                            =======================================================

                         Reported Income Tax (Benefit)      $    690    $    837    $    442    $    321   $    491
                            Reported Net Income (Loss)      $  2,174    $  1,014    $    664    $    492   $    785

Sources of information: Company financial statements and management.

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

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE
Normalized Common Sized Summary Income Statements

                                                                for years ended February 28/29,
                                                           -----------------------------------------
                                                           1999     2000     2001     2002     2003E
                                                           -----------------------------------------
Revenue
   Royalties and Franchise Fees                             29.3%    27.9%    27.7%    29.1%    27.9%
   Paper and Printing Sales                                 70.2%    71.9%    70.7%    68.6%    64.3%
   Sales of Franchises                                       0.5%     0.1%     0.2%     0.6%     0.0%
   Company Owned Plant Sales                                 0.0%     0.0%     0.0%     0.0%     5.5%
   Other Fees                                                0.0%     0.0%     1.4%     1.8%     2.3%
                                                           -----------------------------------------
                                       Total Revenue       100.0%   100.0%   100.0%   100.0%   100.0%

Cost of Revenue
   Cost of Paper and Printing Sales                         59.9%    60.0%    61.1%    60.2%    55.7%
   Cost of Company Owned Plant Sales                         0.0%     0.0%     0.0%     0.0%     1.3%
                                                           -----------------------------------------
                                     Cost of Revenue        59.9%    60.0%    61.1%    60.2%    56.9%
                                                           -----------------------------------------
                                        Gross Profit        40.1%    40.0%    38.9%    39.8%    43.1%

   Selling, General & Admin                                 23.5%    34.3%    34.0%    36.2%    36.7%
   Other                                                     1.0%     1.0%     1.2%     1.3%     1.3%
                                                           -----------------------------------------
                            Total Operating Expenses        24.5%    35.3%    35.2%    37.5%    38.0%
                                                           -----------------------------------------
                             Operating Income (Loss)        15.6%     4.8%     3.7%     2.3%     5.1%

Interest Income (Expense)                                    1.9%     1.7%     2.0%     2.3%     1.6%
Other Income (Expense)                                       0.0%     4.9%     0.3%     0.0%     0.1%
                                                           -----------------------------------------
                               Pre-tax Income (Loss)        17.5%    11.4%     6.0%     4.6%     6.8%
Income Tax (Benefit)                                         3.8%     4.3%     2.3%     1.8%     2.6%
                                                           -----------------------------------------
                               Normalized Net Income        13.7%     7.1%     3.7%     2.8%     4.2%
                                                           =========================================

Normalized EBIT                                             15.6%     9.7%     4.0%     2.3%     5.2%
   Total Depreciation & Amortization                         1.0%     1.0%     1.2%     1.3%     1.3%
Normalized EBITDA                                           16.6%    10.7%     5.2%     3.6%     6.5%
   Capital Expenditures, net of Disposals (CAPEX, net)       0.4%     1.4%     0.8%     0.9%     2.3%
Normalized EBITDA - CAPEX                                   16.2%     9.3%     4.4%     2.7%     4.2%

Normalizing Reconciliation
Discontinued Operations, net of Taxes                       -1.8%    -1.8%    -0.2%     0.0%     0.0%
Extraordinary Items, net of Taxes                            0.0%     0.0%     0.0%     0.0%     0.0%
                                                           -----------------------------------------
               Total Reconciling Items, net of Taxes        -1.8%    -1.8%    -0.2%     0.0%     0.0%
                                                           =========================================

                       Reported Income Tax (Benefit)         3.8%     4.3%     2.3%     1.8%     2.6%
                          Reported Net Income (Loss)        11.9%     5.3%     3.5%     2.8%     4.2%

Sources of information: Company financial statements and management.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE
Comparative Summary Balance Sheets
($ in thousands, except per share)

                                                                  as of February 28/29,
                                                     --------------------------------------------------------
                                                       1999        2000        2001        2002       2003E
                                                     --------------------------------------------------------
ASSETS
Current Assets
   Cash & Equivalents                                $  1,143    $  1,906    $  1,799    $  4,819    $  4,244
   Accounts and Notes Receivable, net                   3,252       3,293       3,568       2,889       3,076
   Inventory                                            2,122       2,359       2,352       1,887       2,668
   Deferred Income Taxes                                  476         482         321         419         369
   Prepaid & Other                                      1,281         408         134         259         513
                                                     --------------------------------------------------------
                              Total Current Assets      8,274       8,448       8,174      10,273      10,870

Property & Equipment                                    1,442       1,633       1,707       1,869       2,638
Less Accumulated Depreciation                            (982)     (1,104)     (1,234)     (1,434)     (1,649)
                                                     --------------------------------------------------------
                         Property & Equipment, net        460         529         473         435         989

Accounts and Notes Receivable, net                      6,052       7,275       6,362       5,170       4,807
Deferred Income Taxes                                     246         722         925         970         956
Intangible Assets, net                                    284         258         232         206         180
Other Assets                                               90          89          24          24          47
                                                     --------------------------------------------------------
                                                     $ 15,406    $ 17,321    $ 16,190    $ 17,078    $ 17,849
                                                     ========================================================
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable                                  $    844    $  1,111    $    597    $    432    $    875
   Accrued Expenses                                       753       1,349         403         871         519
   Interest Bearing Debt                                  113         104          86         560         255
   Other                                                  311         218         167         125          55
                                                     --------------------------------------------------------
                         Total Current Liabilities      2,021       2,782       1,253       1,988       1,704

Long Term Interest Bearing Debt                           433         330         236           -         268
Other Long Term                                             -         453         417         334         335
                                                     --------------------------------------------------------
                                 Total Liabilities      2,454       3,565       1,906       2,322       2,307

Stockholders' Equity
   Preferred Stock                                         60           -           -           -           -
   Common Stock                                           230         233         233         233         233
   Paid in Capital                                     12,506      12,597      12,597      12,605      12,605
   Accumulated Earnings (Deficit)                       1,322       2,334       2,998       3,490       4,276
   Treasury Stock & Stock Receivable                   (1,166)     (1,408)     (1,544)     (1,572)     (1,572)
                                                     --------------------------------------------------------
                        Total Stockholders' Equity     12,952      13,756      14,284      14,756      15,542
                                                     --------------------------------------------------------
                                                     $ 15,406    $ 17,321    $ 16,190    $ 17,078    $ 17,849
                                                     ========================================================
Net Working Capital                                  $  6,253    $  5,666    $  6,921    $  8,285    $  9,166
Common Shares Outstanding (thousands)                   5,257       5,231       5,136       5,121       5,121
Book Value per Share                                 $   2.46    $   2.63    $   2.78    $   2.88    $   3.03
Tangible Book Value Per Share                        $   2.41    $   2.58    $   2.74    $   2.84    $   3.00

Sources of information: Company financial statements and management.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE
Common Sized Summary Balance Sheets

                                                                    as of February 28/29,
                                                       -----------------------------------------
                                                        1999     2000     2001     2002    2003E
                                                       -----------------------------------------
ASSETS
Current Assets
   Cash & Equivalents                                    7.4%    11.0%    11.1%    28.2%    23.8%
   Accounts and Notes Receivable, net                   21.1%    19.0%    22.0%    16.9%    17.2%
   Inventory                                            13.8%    13.6%    14.5%    11.0%    14.9%
   Deferred Income Taxes                                 3.1%     2.8%     2.0%     2.5%     2.1%
   Prepaid & Other                                       8.3%     2.4%     0.8%     1.5%     2.9%
                                                       -----------------------------------------
                             Total Current Assets       53.7%    48.8%    50.5%    60.2%    60.9%

Property & Equipment                                     9.4%     9.4%    10.5%    10.9%    14.8%
Less Accumulated Depreciation                           -6.4%    -6.4%    -7.6%    -8.4%    -9.2%
                                                       -----------------------------------------
                        Property & Equipment, net        3.0%     3.1%     2.9%     2.5%     5.5%
Accounts and Notes Receivable, net                      39.3%    42.0%    39.3%    30.3%    26.9%
Deferred Income Taxes                                    1.6%     4.2%     5.7%     5.7%     5.4%
Intangible Assets, net                                   1.8%     1.5%     1.4%     1.2%     1.0%
Other Assets                                             0.6%     0.5%     0.1%     0.1%     0.3%
                                                       -----------------------------------------
                                                       100.0%   100.0%   100.0%   100.0%   100.0%
                                                       =========================================
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable                                      5.5%     6.4%     3.7%     2.5%     4.9%
   Accrued Expenses                                      4.9%     7.8%     2.5%     5.1%     2.9%
   Interest Bearing Debt                                 0.7%     0.6%     0.5%     3.3%     1.4%
   Other                                                 2.0%     1.3%     1.0%     0.7%     0.3%
                                                       -----------------------------------------
                        Total Current Liabilities       13.1%    16.1%     7.7%    11.6%     9.5%

Long Term Interest Bearing Debt                          2.8%     1.9%     1.5%     0.0%     1.5%
Other Long Term                                          0.0%     2.6%     2.6%     2.0%     1.9%
                                                       -----------------------------------------
                                Total Liabilities       15.9%    20.6%    11.8%    13.6%    12.9%

Stockholders' Equity
   Preferred Stock                                       0.4%     0.0%     0.0%     0.0%     0.0%
   Common Stock                                          1.5%     1.3%     1.4%     1.4%     1.3%
   Paid in Capital                                      81.2%    72.7%    77.8%    73.8%    70.6%
   Accumulated Earnings (Deficit)                        8.6%    13.5%    18.5%    20.4%    24.0%
   Treasury Stock & Stock Receivable                    -7.6%    -8.1%    -9.5%    -9.2%    -8.8%
                                                       -----------------------------------------
                       Total Stockholders' Equity       84.1%    79.4%    88.2%    86.4%    87.1%
                                                       -----------------------------------------
                                                       100.0%   100.0%   100.0%   100.0%   100.0%
                                                       =========================================

Net Working Capital                                     40.6%    32.7%    42.7%    48.5%    51.4%

Sources of information: Company financial statements and management.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE
Comparative Financial Analysis
($ in thousands, except per share)

                                                                    as of & for years ended February 28/29,
                                                         -------------------------------------------------------------
                                                            1999        2000          2001         2002        2003E
                                                         -------------------------------------------------------------
FINANCIAL REVIEW
   Revenue                                               $   18,260   $  19,302    $  18,999    $  17,599    $  18,706
   Gross Profit                                          $    7,321   $   7,728    $   7,394    $   7,007    $   8,059
   Total Operating Expenses                              $    4,476   $   6,808    $   6,687    $   6,602    $   7,104
   Operating Income                                      $    2,845   $     920    $     707    $     405    $     955
   Pre-tax Income (Loss)                                 $    3,191   $   2,208    $   1,137    $     813    $   1,276
   Normalized Net Income (Loss)                          $    2,501   $   1,371    $     695    $     492    $     785
   Normalized EBIT                                       $    2,851   $   1,872    $     756    $     405    $     973
   Normalized EBITDA                                     $    3,037   $   2,061    $     988    $     631    $   1,214
   Normalized Basic EPS                                  $     0.41   $    0.19    $    0.13    $    0.10    $    0.15
   Normalized Diluted EPS                                $     0.39   $    0.19    $    0.13    $    0.10    $    0.15
   Total Assets                                          $   15,406   $  17,321    $  16,190    $  17,078    $  17,849
   Net Worth                                             $   12,952   $  13,756    $  14,284    $  14,756    $  15,542
   Tangible Net Worth                                    $   12,668   $  13,498    $  14,052    $  14,550    $  15,362
   Total Interest Bearing Debt                           $      546   $     434    $     322    $     560    $     523
   Net Interest Bearing Debt                             $     (597)  $  (1,472)   $  (1,477)   $  (4,259)   $  (3,721)
   Total Capitalization                                  $   13,498   $  14,190    $  14,606    $  15,316    $  16,065

FINANCIAL STRENGTH
   Quick Ratio                                                  3.0         2.2          4.6          4.2          4.8
   Current Ratio                                                4.1         3.0          6.5          5.2          6.4
   Total Liabilities to Net Worth                              18.9%       25.9%        13.3%        15.7%        14.8%
   Total Interest Bearing Debt to Net Worth                     4.2%        3.2%         2.3%         3.8%         3.4%
   Total Interest Bearing Debt to Total Capitalization          4.0%        3.1%         2.2%         3.7%         3.3%
   Net Interest Bearing Debt to Total Capitalization           -4.4%      -10.4%       -10.1%       -27.8%       -23.2%
   Interest Expense to Interest Bearing Debt                     na          na           na           na           na
   Total Interest Bearing Debt to Normalized EBITDA             0.2         0.2          0.3          0.9          0.4
   Normalized EBITDA to Interest Expense                         na          na           na           na           na
   Normalized EBITDA-CAPEX, net to Interest Exp.                 na          na           na           na           na

EFFECTIVENESS AND EFFICIENCY
   Accounts Receivable Turnover                                  na         5.9          5.5          5.5          6.3
   Inventory Turnover                                            na         5.2          4.9          5.0          4.7
   Asset Turnover                                                na         1.2          1.1          1.1          1.1
   Days Sales Outstanding                                        na        61.9         65.9         67.0         58.2
   Days Inventory Outstanding                                    na        70.7         74.1         73.0         78.1
   Days Payable Outstanding                                      na        14.8         15.0         13.5          9.0
   Normalized EBIT to Average Assets                             na        11.4%         4.5%         2.4%         5.6%
   Normalized EBIT to Net Worth                                  na        14.0%         5.4%         2.8%         6.4%
   Normalized EBITDA to Average Assets                           na        12.6%         5.9%         3.8%         7.0%
   Normalized EBITDA to Net Worth                                na        15.4%         7.0%         4.3%         8.0%
   Normalized Net Income to Average Assets                       na         8.4%         4.1%         3.0%         4.5%
   Normalized Net Income to Net Worth                            na        10.3%         5.0%         3.4%         5.2%

Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE
Comparative Financial Analysis Continued
($ in thousands, except per share)

                                                    as of & for years ended February 28/29,
                                                   -----------------------------------------
                                                    1999     2000     2001     2002    2003E
                                                   -----------------------------------------
PROFITABILITY RATIOS (as % of Revenue)
   Gross Profit Margin                              40.1%    40.0%    38.9%    39.8%    43.1%
   SG&A                                             23.5%    34.3%    34.0%    36.2%    36.7%
   Total Operating Expenses                         24.5%    35.3%    35.2%    37.5%    38.0%
   Operating Income                                 15.6%     4.8%     3.7%     2.3%     5.1%
   Pre-tax Income (Loss)                            17.5%    11.4%     6.0%     4.6%     6.8%
   Normalized Net Income (Loss)                     13.7%     7.1%     3.7%     2.8%     4.2%
   Normalized EBIT                                  15.6%     9.7%     4.0%     2.3%     5.2%
   Normalized EBITDA                                16.6%    10.7%     5.2%     3.6%     6.5%

GROWTH RATES
   Revenue                                            na      5.7%    -1.6%    -7.4%     6.3%
   Gross Profit                                       na      5.6%    -4.3%    -5.2%    15.0%
   Operating Income                                   na    -67.7%   -23.2%   -42.7%   135.8%
   Pre-tax Income (Loss)                              na    -30.8%   -48.5%   -28.5%    56.9%
   Normalized Net Income (Loss)                       na    -45.2%   -49.3%   -29.2%    59.6%
   Normalized EBIT                                    na    -34.3%   -59.6%   -46.4%   140.2%
   Normalized EBITDA                                  na    -32.1%   -52.1%   -36.1%    92.4%
   Normalized Basic EPS                               na    -53.7%   -31.6%   -23.1%    50.0%
   Normalized Diluted EPS                             na    -51.3%   -31.6%   -23.1%    50.0%
   Total Assets                                       na     12.4%    -6.5%     5.5%     4.5%
   Net Worth                                          na      6.2%     3.8%     3.3%     5.3%
   Tangible Net Worth                                 na      6.6%     4.1%     3.5%     5.6%
   CAPEX, net                                         na    219.5%   -42.7%     8.0%   163.6%

CUMULATIVE AVERAGE GROWTH RATE (CAGR) STATISTICS
   Revenue                                            na      5.7%     2.0%    -1.2%     0.6%
   Gross Profit                                       na      5.6%     0.5%    -1.5%     2.4%
   Operating Income                                   na    -67.7%   -50.1%   -47.8%   -23.9%
   Pre-tax Income (Loss)                              na    -30.8%   -40.3%   -36.6%   -20.5%
   Normalized Net Income (Loss)                       na    -45.2%   -47.3%   -41.8%   -25.2%
   Normalized EBIT                                    na    -34.3%   -48.5%   -47.8%   -23.6%
   Normalized EBITDA                                  na    -32.1%   -43.0%   -40.8%   -20.5%
   Normalized Basic EPS                               na    -53.7%   -43.7%   -37.5%   -22.2%
   Normalized Diluted EPS                             na    -51.3%   -42.3%   -36.5%   -21.2%
   Total Assets                                       na     12.4%     2.5%     3.5%     3.7%
   Net Worth                                          na      6.2%     5.0%     4.4%     4.7%
   Tangible Net Worth                                 na      6.6%     5.3%     4.7%     4.9%
   CAPEX, net                                         na    219.5%    35.3%    25.5%    51.1%

DEPRECIATION & Capital Spending
   Depreciation to CAPEX, net                      226.8%    72.1%   154.7%   139.5%    56.4%
   CAPEX, net to Revenue                             0.4%     1.4%     0.8%     0.9%     2.3%

Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE

Selected Normalized Income Statement Graphs
($ in thousands, except per share)

                              FY 1999    FY 2000     FY 2001    FY 2002     FY 2003E
                             -------------------------------------------------------
                                                  [Bar Graph]
                     Revenue $  18,260  $  19,302   $  18,999  $  17,599   $  18,706
                                                  [Bar Graph]
                Gross Profit $   7,321  $   7,728   $   7,394  $   7,007   $   8,059
                                                  [Bar Graph]
    Total Operating Expenses $   4,476  $   6,808   $   6,687  $   6,602   $   7,104
                                                  [Bar Graph]
            Operating Income $   2,845  $     920   $     707  $     405   $     955
                                                  [Bar Graph]
   Interest Income (Expense) $     340  $     336   $     381  $     408   $     303
                                                  [Bar Graph]
             Normalized EBIT $   2,851  $   1,872   $     756  $     405   $     973
                                                  [Bar Graph]
           Normalized EBITDA $   3,037  $   2,061   $     988  $     631   $   1,214
                                                  [Bar Graph]
Normalized Net Income (Loss) $   2,501  $   1,371   $     695  $     492   $     785

Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE

Selected Normalized Profitability and Cost Ratio (as % of Revenue) Graphs

                              FY 1999    FY 2000      FY 2001    FY 2002    FY 2003E
                             -------------------------------------------------------
                                                  [Bar Graph]
         Gross Profit Margin      40.1%      40.0%       38.9%      39.8%       43.1%
                                                  [Bar Graph]
                        SG&A      23.5%      34.3%       34.0%      36.2%       36.7%
                                                  [Bar Graph]
            Operating Income      15.6%       4.8%        3.7%       2.3%        5.1%
                                                  [Bar Graph]
   Interest Income (Expense)       1.9%       1.7%        2.0%       2.3%        1.6%
                                                  [Bar Graph]
       Pre-tax Income (Loss)      17.5%      11.4%        6.0%       4.6%        6.8%
                                                  [Bar Graph]
Normalized Net Income (Loss)      13.7%       7.1%        3.7%       2.8%        4.2%
                                                  [Bar Graph]
             Normalized EBIT      15.6%       9.7%        4.0%       2.3%        5.2%
                                                  [Bar Graph]
           Normalized EBITDA      16.6%      10.7%        5.2%       3.6%        6.5%
                                                  [Bar Graph]
       CAPEX, net to Revenue       0.4%       1.4%        0.8%       0.9%        2.3%

Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE

Selected Normalized Financial Strength Graphs
($ in thousands)

                                                      FY 1999    FY 2000     FY 2001    FY 2002   FY 2003E
                                                    ------------------------------------------------------
                                                                       [Bar Graph]
                                Net Working Capital $   6,253   $   5,666  $   6,921   $  8,285  $   9,166
                                                                       [Bar Graph]
                                        Quick Ratio       3.0         2.2        4.6        4.2        4.8
                                                                       [Bar Graph]
                                      Current Ratio       4.1         3.0        6.5        5.2        6.4
                                                                       [Bar Graph]
                     Total Liabilities to Net Worth      18.9%       25.9%      13.3%      15.7%      14.8%
                                                                       [Bar Graph]
           Total Interest Bearing Debt to Net Worth       4.2%        3.2%       2.3%       3.8%       3.4%
                                                                       [Bar Graph]
Total Interest Bearing Debt to Total Capitalization       4.0%        3.1%       2.2%       3.7%       3.3%
                                                                       [Bar Graph]
          Interest Expense to Interest Bearing Debt        na          na         na         na         na
                                                                       [Bar Graph]
              Total Interest Bearing Debt to EBITDA       0.2         0.2        0.3        0.9        0.4
                                                                       [Bar Graph]
                         EBITDA to Interest Expense        na          na         na         na         na

Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL

COMPANY FINANCIAL PERFORMANCE

Selected Normalized Efficiency Graphs

                                          FY 2000     FY 2001    FY 2002    FY 2003E
                                        --------------------------------------------
                                                          [Bar Graph]
                Days Sales Outstanding       61.9        65.9       67.0        58.2
                                                          [Bar Graph]
            Days Inventory Outstanding       70.7        74.1       73.0        78.1
                                                          [Bar Graph]
              Days Payable Outstanding       14.8        15.0       13.5         9.0
                                                          [Bar Graph]
     Normalized EBIT to Average Assets       11.4%        4.5%       2.4%        5.6%
                                                          [Bar Graph]
  Normalized EBIT to Average Net Worth       14.0%        5.4%       2.8%        6.4%
                                                          [Bar Graph]
   Normalized EBITDA to Average Assets       12.6%        5.9%       3.8%        7.0%
                                                          [Bar Graph]
Normalized EBITDA to Average Net Worth       15.4%        7.0%       4.3%        8.0%
                                                          [Bar Graph]
          Net Income to Average Assets        8.4%        4.1%       3.0%        4.5%
                                                          [Bar Graph]
       Net Income to Average Net Worth       10.3%        5.0%       3.4%        5.2%

Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL

                           COMPANY MARKET PERFORMANCE

BCT International, Inc.                                             CONFIDENTIAL

COMPANY MARKET PERFORMANCE

        . Capitalink reviewed the daily closing market price and trading volume of the Company's common stock over the period commencing May 20, 2002 through May 19, 2003.

        . Capitalink compared the daily closing market price performance of the Company's common stock for such period to both the Comparable Companies (as defined below) and the Russell 3000 Index.

        . Capitalink calculated total trading volumes at various closing price ranges of the Company's common stock. In addition, the number of trading days, and the respective percentages, at certain trading volumes, was set forth.

        . Capitalink noted the following characteristics of the Company's common stock:

                . The Company's stock has experienced limited liquidity with the average and median daily number of shares traded equal to 5,379 and 200 respectively. It was further noted that there was no volume on 114 trading days or approximately 45.2% of the available trading days.

                . During the twelve months ended May 19, 2003 the Company's share price has ranged from as high as $1.05 to as low as $0.67. The Company's common stock closed at $0.95 on May 19, 2003.

        . Capitalink noted that during the twelve months ended May 19, 2003, the Company's common stock increased 15.9%, while the Comparable Companies index fell slightly by 1.0% and the Russell 3000 Index declined 15.7%.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY MARKET PERFORMANCE

                       BCTI Closing Price & Volume History

              [Bar Graph]
       DATE       VOLUME     BCTI CLOSE
     ------------------------------------
     19-May-03       6400            0.95
     16-May-03          0            1.00
     15-May-03          0            1.00
     14-May-03          0            1.00
     13-May-03      3,500            1.00
     12-May-03          0            0.95
      9-May-03          0            0.95
      8-May-03          0            0.95
      7-May-03      2,500            0.95
      6-May-03      6,000            1.04
      5-May-03      5,500            1.01
      2-May-03      2,000            1.01
      1-May-03      4,600            1.05
     30-Apr-03          0            0.98
     29-Apr-03          0            0.98
     28-Apr-03        500            0.98
     25-Apr-03     17,900            0.99
     24-Apr-03      9,100            0.99
     23-Apr-03      7,000            0.95
     22-Apr-03      7,800            0.91
     21-Apr-03      1,900            0.91
     17-Apr-03        200            0.91
     16-Apr-03          0            0.91
     15-Apr-03          0            0.91
     14-Apr-03        300            0.91
     11-Apr-03          0            0.91
     10-Apr-03          0            0.91
      9-Apr-03        100            0.91
      8-Apr-03          0            0.91
      7-Apr-03      9,500            0.91
      4-Apr-03          0            0.95
      3-Apr-03      7,500            0.95
      2-Apr-03          0            0.92
      1-Apr-03        300            0.92
     31-Mar-03          0            0.92
     28-Mar-03        200            0.92
     27-Mar-03        200            0.92
     26-Mar-03          0            0.92
     25-Mar-03      7,300            0.92
     24-Mar-03          0            0.92
     21-Mar-03      6,000            0.92
     20-Mar-03      2,500            0.92
     19-Mar-03      5,500            0.92
     18-Mar-03      3,000            0.92
     17-Mar-03          0            0.92
     14-Mar-03          0            0.92
     13-Mar-03          0            0.92
     12-Mar-03          0            0.92
     11-Mar-03          0            0.92
     10-Mar-03        100            0.92
      7-Mar-03          0            0.93
      6-Mar-03          0            0.93
      5-Mar-03      2,000            0.93
      4-Mar-03      3,600            0.92
      3-Mar-03          0            0.92
     28-Feb-03        100            0.92
     27-Feb-03     10,000            0.96
     26-Feb-03          0            0.91
     25-Feb-03          0            0.91
     24-Feb-03          0            0.91
     21-Feb-03          0            0.91
     20-Feb-03          0            0.76
     19-Feb-03          0            0.91
     18-Feb-03      29800            0.91
     14-Feb-03        800            0.97
     13-Feb-03       5800            0.96
     12-Feb-03          0            0.97
     11-Feb-03        500            0.97
     10-Feb-03       9500            0.99
      7-Feb-03          0            0.98
      6-Feb-03          0            0.98
      5-Feb-03          0            0.98
      4-Feb-03       5000            0.98
      3-Feb-03        700            0.96
     31-Jan-03       5000            0.96
     30-Jan-03          0            0.96
     29-Jan-03          0            0.96
     28-Jan-03        100            0.96
     27-Jan-03          0            0.96
     24-Jan-03       6200            0.96
     23-Jan-03       1000            1.01
     22-Jan-03        100            1.03
     21-Jan-03       2200            1.01
     17-Jan-03    181,100            1.05
     16-Jan-03     57,600            1.02
     15-Jan-03     17,000             0.9
     14-Jan-03        300             0.9
     13-Jan-03          0            0.81
     10-Jan-03          0            0.81
      9-Jan-03      1,000            0.81
      8-Jan-03        300            0.81
      7-Jan-03          0            0.81
      6-Jan-03          0            0.81
      3-Jan-03          0            0.81
      2-Jan-03          0            0.81
     31-Dec-02     13,100            0.81
     30-Dec-02     16,000             0.8
     27-Dec-02        100            0.78
     26-Dec-02      1,600            0.78
     24-Dec-02          0            0.78
     23-Dec-02          0            0.78
     20-Dec-02        400            0.78
     19-Dec-02          0            0.85
     18-Dec-02      2,300            0.85
     17-Dec-02        100            0.78
     16-Dec-02          0            0.78
     13-Dec-02          0            0.78
     12-Dec-02          0            0.78
     11-Dec-02          0            0.78
     10-Dec-02          0            0.78
      9-Dec-02        200            0.78
      6-Dec-02      6,700            0.78
      5-Dec-02          0            0.76
      4-Dec-02     16,000            0.76
      3-Dec-02          0            0.83
      2-Dec-02      7,300            0.83
     29-Nov-02          0           0.761
     27-Nov-02      4,100           0.761
     26-Nov-02      2,500            0.76
     25-Nov-02        300            0.75
     22-Nov-02        800             0.9
     21-Nov-02          0            0.75
     20-Nov-02      1,100            0.75
     19-Nov-02      4,100            0.75
     18-Nov-02      1,800            0.75
     15-Nov-02          0            0.75
     14-Nov-02          0            0.75
     13-Nov-02          0            0.75
     12-Nov-02          0            0.75
     11-Nov-02          0            0.75
      8-Nov-02      7,900            0.75
      7-Nov-02     13,000            0.76
      6-Nov-02      1,700            0.72
      5-Nov-02          0            0.72
      4-Nov-02          0            0.72
      1-Nov-02      2,500            0.72
     31-Oct-02     15,500            0.75
     30-Oct-02      3,800           0.685
     29-Oct-02          0            0.68
     28-Oct-02        200            0.68
     25-Oct-02     14,900            0.68
     24-Oct-02          0            0.74
     23-Oct-02        500            0.74
     22-Oct-02          0            0.68
     21-Oct-02          0            0.68
     18-Oct-02        500            0.68
     17-Oct-02          0            0.68
     16-Oct-02      1,000            0.68
     15-Oct-02        200            0.68
     14-Oct-02          0            0.67
     11-Oct-02     16,700            0.67
     10-Oct-02          0            0.71
      9-Oct-02      5,000            0.71
      8-Oct-02      6,500            0.72
      7-Oct-02      7,200            0.72
      4-Oct-02        100            0.71
      3-Oct-02          0            0.71
      2-Oct-02        100            0.71
      1-Oct-02          0             0.7
     30-Sep-02      9,400             0.7
     27-Sep-02          0            0.71
     26-Sep-02      2,000            0.71
     25-Sep-02      4,300            0.71
     24-Sep-02     11,100             0.7
     23-Sep-02      2,000             0.7
     20-Sep-02      5,000            0.73
     19-Sep-02     88,700            0.72
     18-Sep-02          0            0.78
     17-Sep-02      1,800            0.78
     16-Sep-02     55,900           0.765
     13-Sep-02          0            0.76
     12-Sep-02          0            0.76
     11-Sep-02        200            0.76
     10-Sep-02          0            0.82
      9-Sep-02     10,000            0.82
      6-Sep-02          0            0.81
      5-Sep-02          0            0.81
      4-Sep-02      2,500            0.81
      3-Sep-02      4,000            0.83
     30-Aug-02        100            0.81
     29-Aug-02          0             0.8
     28-Aug-02          0             0.8
     27-Aug-02          0             0.8
     26-Aug-02          0             0.8
     23-Aug-02        500             0.8
     22-Aug-02          0            0.82
     21-Aug-02     15,000            0.82
     20-Aug-02     16,000            0.85
     19-Aug-02      5,000            0.93
     16-Aug-02          0            0.85
     15-Aug-02      2,400            0.85
     14-Aug-02     17,000            0.85
     13-Aug-02      6,000           0.858
     12-Aug-02      5,500             0.8
      9-Aug-02          0            0.75
      8-Aug-02     34,300            0.75
      7-Aug-02      4,500            0.81
      6-Aug-02          0            0.81
      5-Aug-02    175,200            0.81
      2-Aug-02        200            0.81
      1-Aug-02          0            0.81
     31-Jul-02          0            0.81
     30-Jul-02      2,600            0.81
     29-Jul-02      7,200             0.8
     26-Jul-02     71,900            0.81
     25-Jul-02      5,700            0.79
     24-Jul-02        500            0.78
     23-Jul-02      3,000            0.78
     22-Jul-02      3,500            0.75
     19-Jul-02          0             0.8
     18-Jul-02      1,500             0.8
     17-Jul-02          0            0.78
     16-Jul-02      1,500            0.78
     15-Jul-02      2,500            0.82
     12-Jul-02      5,000            0.82
     11-Jul-02          0            0.77
     10-Jul-02          0            0.77
      9-Jul-02          0            0.77
      8-Jul-02      2,500            0.77
      5-Jul-02          0            0.79
      3-Jul-02     64,600            0.79
      2-Jul-02     11,000            0.79
      1-Jul-02          0            0.84
     28-Jun-02          0            0.84
     27-Jun-02          0            0.84
     26-Jun-02          0            0.84
     25-Jun-02          0            0.84
     24-Jun-02          0            0.84
     21-Jun-02          0            0.84
     20-Jun-02      5,700            0.84
     19-Jun-02        100            0.82
     18-Jun-02      2,000            0.82
     17-Jun-02          0            0.82
     14-Jun-02          0            0.82
     13-Jun-02          0            0.82
     12-Jun-02     10,000            0.82
     11-Jun-02      2,400            0.83
     10-Jun-02          0            0.83
      7-Jun-02          0            0.83
      6-Jun-02      2,000            0.83
      5-Jun-02      1,000            0.83
      4-Jun-02      9,500            0.83
      3-Jun-02        200            0.85
     31-May-02          0            0.82
     30-May-02          0            0.82
     29-May-02        200            0.82
     28-May-02          0            0.85
     24-May-02          0            0.85
     23-May-02          0            0.85
     22-May-02      26300            0.85
     21-May-02          0            0.82
     20-May-02       1500            0.82

       Start                 End                 High           Average     Median           Low          Avg. Volume  Median Volume
-------------------  -------------------  ------------------   ---------   --------  -------------------  -----------  -------------
20-May-02  $ 0.8200  19-May-03  $ 0.9500  1-May-03  $ 1.0500   $  0.8386   $ 0.8200  14-Oct-02  $ 0.6700        5,379            200

Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY MARKET PERFORMANCE

BCTI vs Comparable Company Index vs Russel 3000 Index

                          [Bar Graph]
                   -------------------------------------------
                     COMPANY        COMPARABLE       RUSSELL
       DATE           INDEX           INDEX         3000 INDEX
     ---------------------------------------------------------
     19-May-03          115.9             99.0            84.3
     16-May-03          122.0            100.2            86.3
     15-May-03          122.0             99.6            86.6
     14-May-03          122.0             99.8            86.0
     13-May-03          122.0             98.9            86.2
     12-May-03          115.9            100.1            86.4
      9-May-03          115.9             98.0            85.3
      8-May-03          115.9             96.1            84.2
      7-May-03          115.9             97.4            85.0
      6-May-03          126.8             98.2            85.4
      5-May-03          123.2             96.3            84.7
      2-May-03          123.2             96.0            84.9
      1-May-03          128.0             95.5            83.6
     30-Apr-03          119.5             96.2            83.6
     29-Apr-03          119.5             93.3            83.6
     28-Apr-03          119.5             94.3            83.3
     25-Apr-03          120.7             91.9            81.9
     24-Apr-03          120.7             91.5            83.0
     23-Apr-03          115.9             91.6            83.7
     22-Apr-03          111.0             92.7            83.0
     21-Apr-03          111.0             91.2            81.3
     17-Apr-03          111.0             90.5            81.4
     16-Apr-03          111.0             90.5            80.2
     15-Apr-03          111.0             90.1            81.1
     14-Apr-03          111.0             88.6            80.6
     11-Apr-03          111.0             88.2            79.1
     10-Apr-03          111.0             88.3            79.3
      9-Apr-03          111.0             88.7            78.9
      8-Apr-03          111.0             90.0            79.9
      7-Apr-03          111.0             88.8            80.2
      4-Apr-03          115.9             88.2            80.0
      3-Apr-03          115.9             89.8            79.9
      2-Apr-03          112.2             89.7            80.3
      1-Apr-03          112.2             89.2            78.3
     31-Mar-03          112.2             89.3            77.4
     28-Mar-03          112.2             90.6            78.7
     27-Mar-03          112.2             90.8            79.1
     26-Mar-03          112.2             92.0            79.2
     25-Mar-03          112.2             92.6            79.7
     24-Mar-03          112.2             91.1            78.7
     21-Mar-03          112.2             93.0            81.5
     20-Mar-03          112.2             91.7            79.7
     19-Mar-03          112.2             91.0            79.5
     18-Mar-03          112.2             90.7            78.9
     17-Mar-03          112.2             93.0            78.5
     14-Mar-03          112.2             93.6            75.9
     13-Mar-03          112.2             97.3            75.8
     12-Mar-03          112.2             94.7            73.4
     11-Mar-03          112.2             95.4            73.2
     10-Mar-03          112.2             95.3            73.7
      7-Mar-03          113.4             96.8            75.6
      6-Mar-03          113.4             96.7            75.0
      5-Mar-03          113.4             96.5            75.7
      4-Mar-03          112.2             96.8            75.1
      3-Mar-03          112.2             95.7            76.2
     28-Feb-03          112.2             95.8            76.7
     27-Feb-03          117.1             94.9            76.4
     26-Feb-03          111.0             94.3            75.5
     25-Feb-03          111.0             95.6            76.5
     24-Feb-03          111.0             95.4            75.9
     21-Feb-03          111.0             95.8            77.3
     20-Feb-03           92.7             95.4            76.3
     19-Feb-03          111.0             96.5            76.9
     18-Feb-03          111.0             96.7            77.5
     14-Feb-03          118.3             97.6            76.0
     13-Feb-03          117.1             97.7            74.6
     12-Feb-03          118.3             95.3            74.7
     11-Feb-03          118.3             96.6            75.7
     10-Feb-03          120.7             97.8            76.3
      7-Feb-03          119.5             97.0            75.7
      6-Feb-03          119.5             98.2            76.5
      5-Feb-03          119.5             98.1            77.0
      4-Feb-03          119.5             99.4            77.4
      3-Feb-03          117.1            100.9            78.5
     31-Jan-03          117.1            101.1            78.2
     30-Jan-03          117.1             99.6            77.1
     29-Jan-03          117.1             99.0            78.8
     28-Jan-03          117.1             98.0            78.3
     27-Jan-03          117.1             95.5            77.3
     24-Jan-03          117.1             96.2            78.6
     23-Jan-03          123.2             96.7            80.9
     22-Jan-03          125.6             92.0            80.1
     21-Jan-03          123.2             91.5            80.9
     17-Jan-03          128.0             93.5            82.1
     16-Jan-03          124.4             86.2            83.3
     15-Jan-03          109.8             85.8            83.6
     14-Jan-03          109.8             85.8            84.7
     13-Jan-03           98.8             85.7            84.3
     10-Jan-03           98.8             86.0            84.4
      9-Jan-03           98.8             86.4            84.4
      8-Jan-03           98.8             84.1            82.8
      7-Jan-03           98.8             84.1            84.0
      6-Jan-03           98.8             84.5            84.6
      3-Jan-03           98.8             81.6            82.7
      2-Jan-03           98.8             82.8            82.8
     31-Dec-02           98.8             80.9            80.2
     30-Dec-02           97.6             81.4            80.1
     27-Dec-02           95.1             81.3            79.9
     26-Dec-02           95.1             81.5            81.1
     24-Dec-02           95.1             80.3            81.3
     23-Dec-02           95.1             80.2            81.8
     20-Dec-02           95.1             80.0            81.6
     19-Dec-02          103.7             79.0            80.5
     18-Dec-02          103.7             77.6            81.1
     17-Dec-02           95.1             78.9            82.2
     16-Dec-02           95.1             78.9            82.9
     13-Dec-02           95.1             77.5            81.1
     12-Dec-02           95.1             77.9            82.2
     11-Dec-02           95.1             77.3            82.4
     10-Dec-02           95.1             77.4            82.3
      9-Dec-02           95.1             74.9            81.2
      6-Dec-02           95.1             78.9            83.0
      5-Dec-02           92.7             77.5            82.5
      4-Dec-02           92.7             78.0            83.4
      3-Dec-02          101.2             78.6            83.8
      2-Dec-02          101.2             79.0            85.1
     29-Nov-02           92.8             80.6            85.2
     27-Nov-02           92.8             80.1            85.4
     26-Nov-02           92.7             79.1            83.1
     25-Nov-02           91.5             81.6            84.9
     22-Nov-02          109.8             81.5            84.6
     21-Nov-02           91.5             82.5            84.8
     20-Nov-02           91.5             81.9            83.0
     19-Nov-02           91.5             80.2            81.4
     18-Nov-02           91.5             81.0            81.8
     15-Nov-02           91.5             82.8            82.6
     14-Nov-02           91.5             81.6            82.1
     13-Nov-02           91.5             80.2            80.1
     12-Nov-02           91.5             79.3            80.2
     11-Nov-02           91.5             78.6            79.5
      8-Nov-02           91.5             80.9            81.2
      7-Nov-02           92.7             80.7            82.0
      6-Nov-02           87.8             82.5            83.9
      5-Nov-02           87.8             81.8            83.1
      4-Nov-02           87.8             81.9            82.5
      1-Nov-02           87.8             82.6            81.9
     31-Oct-02           91.5             79.1            80.5
     30-Oct-02           83.5             78.7            80.8
     29-Oct-02           82.9             77.9            80.0
     28-Oct-02           82.9             77.1            80.7
     25-Oct-02           82.9             76.8            81.4
     24-Oct-02           90.2             76.0            80.0
     23-Oct-02           90.2             78.5            81.2
     22-Oct-02           82.9             76.9            80.6
     21-Oct-02           82.9             76.8            81.5
     18-Oct-02           82.9             73.6            80.1
     17-Oct-02           82.9             73.9            79.8
     16-Oct-02           82.9             71.4            77.9
     15-Oct-02           82.9             72.8            79.8
     14-Oct-02           81.7             69.4            76.3
     11-Oct-02           81.7             69.6            75.7
     10-Oct-02           86.6             67.9            73.0
      9-Oct-02           86.6             67.0            70.5
      8-Oct-02           87.8             68.8            72.5
      7-Oct-02           87.8             70.6            71.5
      4-Oct-02           86.6             73.4            72.9
      3-Oct-02           86.6             74.8            74.7
      2-Oct-02           86.6             76.6            75.5
      1-Oct-02           85.4             77.3            77.4
     30-Sep-02           85.4             73.5            74.6
     27-Sep-02           86.6             74.2            75.6
     26-Sep-02           86.6             76.4            78.0
     25-Sep-02           86.6             75.2            76.6
     24-Sep-02           85.4             73.6            74.8
     23-Sep-02           85.4             76.2            76.0
     20-Sep-02           89.0             78.1            77.1
     19-Sep-02           87.8             76.7            77.0
     18-Sep-02           95.1             78.0            79.3
     17-Sep-02           95.1             78.3            79.7
     16-Sep-02           93.3             79.6            81.3
     13-Sep-02           92.7             79.6            81.3
     12-Sep-02           92.7             80.6            81.0
     11-Sep-02           92.7             82.3            83.0
     10-Sep-02          100.0             81.4            83.0
      9-Sep-02          100.0             82.0            82.5
      6-Sep-02           98.8             82.8            81.7
      5-Sep-02           98.8             80.0            80.3
      4-Sep-02           98.8             83.2            81.6
      3-Sep-02          101.2             80.0            80.2
     30-Aug-02           98.8             83.0            83.5
     29-Aug-02           97.6             81.4            83.7
     28-Aug-02           97.6             82.7            83.6
     27-Aug-02           97.6             84.8            85.1
     26-Aug-02           97.6             84.9            86.4
     23-Aug-02           97.6             84.0            85.7
     22-Aug-02          100.0             83.1            87.7
     21-Aug-02          100.0             81.0            86.6
     20-Aug-02          103.7             79.7            85.4
     19-Aug-02          113.4             80.3            86.6
     16-Aug-02          103.7             78.7            84.7
     15-Aug-02          103.7             78.2            83.7
     14-Aug-02          103.7             78.3            83.7
     13-Aug-02          104.6             77.0            80.7
     12-Aug-02           97.6             76.3            82.5
      9-Aug-02           91.5             77.7            82.9
      8-Aug-02           91.5             76.4            82.7
      7-Aug-02           98.8             75.3            80.2
      6-Aug-02           98.8             76.1            78.7
      5-Aug-02           98.8             72.3            76.4
      2-Aug-02           98.8             73.4            79.0
      1-Aug-02           98.8             75.9            81.0
     31-Jul-02           98.8             75.4            83.3
     30-Jul-02           98.8             75.4            82.7
     29-Jul-02           97.6             76.1            82.3
     26-Jul-02           98.8             71.1            78.1
     25-Jul-02           96.3             69.5            76.9
     24-Jul-02           95.1             70.4            77.2
     23-Jul-02           95.1             67.9            73.2
     22-Jul-02           91.5             71.5            75.3
     19-Jul-02           97.6             73.3            77.8
     18-Jul-02           97.6             75.2            80.6
     17-Jul-02           95.1             77.1            82.9
     16-Jul-02           95.1             77.1            82.4
     15-Jul-02          100.0             77.0            83.6
     12-Jul-02          100.0             80.8            83.9
     11-Jul-02           93.9             81.0            84.4
     10-Jul-02           93.9             83.2            83.9
      9-Jul-02           93.9             83.9            86.6
      8-Jul-02           93.9             85.6            88.8
      5-Jul-02           96.3             84.8            89.9
      3-Jul-02           96.3             82.8            86.8
      2-Jul-02           96.3             82.8            86.4
      1-Jul-02          102.4             87.3            88.4
     28-Jun-02          102.4             89.6            90.6
     27-Jun-02          102.4             89.1            90.5
     26-Jun-02          102.4             89.6            89.0
     25-Jun-02          102.4             88.5            89.2
     24-Jun-02          102.4             88.7            90.7
     21-Jun-02          102.4             87.4            90.5
     20-Jun-02          102.4             88.5            92.0
     19-Jun-02          100.0             86.0            93.3
     18-Jun-02          100.0             86.9            94.8
     17-Jun-02          100.0             86.9            94.8
     14-Jun-02          100.0             85.1            92.2
     13-Jun-02          100.0             86.0            92.3
     12-Jun-02          100.0             89.3            93.3
     11-Jun-02          101.2             86.6            92.8
     10-Jun-02          101.2             89.4            94.4
      7-Jun-02          101.2             91.8            94.2
      6-Jun-02          101.2             91.4            94.1
      5-Jun-02          101.2             97.1            96.0
      4-Jun-02          101.2             98.5            95.3
      3-Jun-02          103.7             99.1            95.4
     31-May-02          100.0             99.6            97.7
     30-May-02          100.0             99.5            97.5
     29-May-02          100.0             99.1            97.8
     28-May-02          103.7            100.3            98.4
     24-May-02          103.7            101.0            99.2
     23-May-02          103.7            102.2           100.4
     22-May-02          103.7          101.104        99.29366
     21-May-02          100.0         100.2193        98.86757
     20-May-02          100.0              100             100

     % Change                  BCTI       Comparables      Russell 3000
     First Half of Period      -8.5%         -19.8%              -18.6%
     Second Half of Period     26.7%          23.6%                3.6%
     Full Period               15.9%          -1.0%              -15.7%
--------------------------------------------------------------------------------

(1) Reflects the market cap weighted prices of the comparable companies utilized in the Comparable Company Analysis.

Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY MARKET PERFORMANCE

          BCTI Closing Price Ranges as Percentage of Total Trading Days
                           May 20, 2002 - May 19, 2003

[CHART APPEARS HERE]

Price Range   $0.000 - $0.675   $0.676 - $0.725   $0.726 - $0.775  $0.776 - $0.825   $0.826 - $0.875  $0.876 - $0.925
---------------------------------------------------------------------------------------------------------------------
Days in Range        2                 29               33               71                 29               41
Percentage          0.8%              11.5%            13.1%            28.2%              11.5%            16.3%

Price Range   $0.926 - $0.975   $0.976 - $1.025   $1.026 +
------------------------------------------------------------
Days in Range       24                19               4
Percentage         9.5%              7.5%             1.6%

Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY MARKET PERFORMANCE

        BCTI Trading Volume per Price Range as Percentage of Total Volume
                           May 20, 2002 - May 19, 2003

[CHART APPEARS HERE]

Price Range   $0.000 - $0.675   $0.676 - $0.725   $0.726 - $0.775  $0.776 - $0.825   $0.826 - $0.875  $0.876 - $0.925
---------------------------------------------------------------------------------------------------------------------
Volume             16,700           161,200           168,200          445,600           102,100           96,500
Percentage          1.2%             11.9%             12.4%            32.9%              7.5%              7.1%

Price Range   $0.926 - $0.975   $0.976 - $1.025   $1.026 +
------------------------------------------------------------
Volume             59,500           113,800          191,800
Percentage          4.4%             8.4%             14.2%

Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL

COMPANY MARKET PERFORMANCE

            BCTI Trading Volume Ranges as Percentage of Total Volume
                           May 20, 2002 - May 19, 2003

[CHART APPEARS HERE]

                No volume   **0*0,250   **0,251*1,000   **1,001*2,500   **2,501*5,000  **5,001*10,000   **10,001*25,000   **25,001
              --------------------------------------------------------------------------------------------------------------------
Days in Range     114          21            19               26             19              29                14             10
Percentage       45.2%        8.3%          7.5%            10.3%           7.5%           11.5%              5.6%           4.0%

Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL

                               VALUATION ANALYSIS

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
METHODOLOGIES

        . Based upon a review of the Company's historical financial data, projections, and certain other qualitative data, Capitalink utilized several valuation methodologies to determine a range of values for the Company.

        . Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Proposed Transaction.

        . Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that the analyses, taken as a whole, supported its determination. Accordingly, the analyses must be considered as a whole and selecting portions of analyses or the factors considered, without considering all analyses and factors collectively, could create an incomplete and incorrect view of the process underlying the analyses in connection with the preparation of the opinion.

        . The financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink's financial review and analyses, the tables must be read together with the text of the presentation. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Capitalink's financial review and analyses.

        .       The methodologies utilized by Capitalink included:

                . A review of the historical and projected financial information of the Company as prepared by management.

                . A review and comparison of the trading of, and the trading market for, the common stock of the Company, the Comparable Companies and a general market index.

                . A review of a discounted cash flow analysis of the Company, with sensitivity analyses based on a range of assumptions.

                . A review and comparison of trading multiples for deemed comparable publicly-traded companies for the Company.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
METHODOLOGIES

                . A review and comparison of the premiums paid in transactions involving the acquisition of a minority ownership interest in publicly-traded companies.

                . A review of the premiums implied by the per share consideration in the Proposed Transaction.

                . A review and determination of the Company's adjusted book value analysis.

                . A review and determination of the market value of the Notes.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS

                 ILLUSTRATIVE INDICATED REFERENCE RANGE SUMMARY

                                 [Bar Graph]
                                                  RANGE
                                            ----------------
    Discounted Cash Flow Analysis           $ 1.89 -- $ 2.06

      Comparable Company Analysis           $ 1.57 -- $ 2.20

  Minority Interest Acquisitions/
          Premiums Paid Analysis            $ 1.29 -- $ 1.51

 Adjusted Net Book Value Analysis           $ 2.02 -- $ 2.02

     One Year Stock Trading Range           $ 0.67 -- $ 1.05

             Merger Consideration           $ 2.00 -- $ 2.00

(1) Please reference the appropriate Analysis for further discussion and sources of information.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
Indicated Reference Range Summary
($ in thousands, except per share)

Methodology (1)                                 Statistic    Selected Multiple Range   TIC/Enterprise Value   Indicated Share Price
--------------------------------------------   -----------   -----------------------   --------------------   ---------------------
DISCOUNTED CASH FLOW ANALYSIS
  Revenue Terminal Multiple                                                            $   3,381 - $  4,638   $    1.88 - $    2.11
  EBITDA Terminal Multiple                                                             $   3,972 - $  4,808   $    1.99 - $    2.14
  Perpetual Growth Terminal Value                                                      $   2,809 - $  3,645   $    1.78 - $    1.93
       Indicated Reference Range                                                                              $    1.89 - $    2.06

COMPARABLE COMPANY ANALYSIS
  Total Invested Capital as Multiple of:
    LTM Revenue                                $    18,381              0.32x - 0.59x  $   5,853 - $ 10,890   $    0.88 - $    1.77
    LTM EBITDA                                 $       988               5.4x -  7.7x  $   5,327 - $  7,628   $    0.79 - $    1.20
  Enterprise Value as Multiple of:
    LTM Revenue                                $    18,381              0.32x - 0.58x  $   5,835 - $ 10,707   $    2.36 - $    3.22
    LTM EBITDA                                 $       988               5.3x -  7.4x  $   5,238 - $  7,295   $    2.26 - $    2.62
       Indicated Reference Range                                                                              $    1.57 - $    2.20

MINORITY INTEREST ACQUISITIONS PREMIUMS PAID
 ANALYSIS
  Prior One Day                                $      0.95              33.3% - 54.8%                         $    1.27 - $    1.47
  Prior Five Day                               $      0.95              40.5% - 64.0%                         $    1.33 - $    1.56
  Prior 30 Day                                 $      0.91              40.8% - 63.9%                         $    1.28 - $    1.49
       Indicated Reference Range                                                                              $    1.29 - $    1.51

PREMIUMS PAID ANALYSIS
  Closing Price as of May 19, 2003                   110.5%
  Prior Day Closing Price                            100.0%
  Prior 5 Trading Day Average Closing Price          104.1%
  Prior 10 Trading Day Average Closing Price         104.1%
  Prior 20 Trading Day Average Closing Price         104.6%
  Prior 30 Trading Day Average Closing Price         109.1%
  Prior 60 Trading Day Average Closing Price         113.0%
  Prior 90 Trading Day Average Closing Price         112.8%
  Prior Six Month Average Closing Price              122.1%
  Prior Year Average Closing Price                   138.5%

ADJUSTED NET BOOK VALUE ANALYSIS
  As of February 28, 2003                                                                                                 $    2.02

(1) Please reference the appropriate Analysis for further discussion and sources of information.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

        . The discounted cash flow analysis estimates value based upon a company's projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

        . While the discounted cash flow analysis is the most scientific of the methodologies, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

        . Capitalink performed discounted cash flow analyses based on the preliminary projected cash flows for the Company's (i) base case franchising operations, (ii) Company-owned plants, and (iii) satellite stores concept. A set of projected cash flows was derived for each operation, as differing sets of assumptions were applied to each given the specific risks of each operation.

        . The range of terminal values represents the residual value of the operation at the end of the forecast period. Capitalink presented a range of terminal values by applying a range of multiples to each of the operations FY2007 projected revenue and EBITDA.

        . In addition, Capitalink presented a perpetual growth scenario whereby ranges of growth rates were applied to the operation's FY2007 free cash flows in order to determine a terminal value, rather than multiples.

        . In each of the scenarios noted in (i) to (iii) above, ranges of enterprise values were derived. These operation value ranges were added together to derive the total estimated enterprise value of the Company. The total enterprise value range was reduced by the Company's net debt to arrive at an equity value range. The Company's estimated net debt as of February 28, 2003 was approximately ($7.3) million, which includes approximately $523,000 in interest bearing debt, $4.2 million in cash, an estimated $1.0 million from the exercise of in the money ("ITM") options and an assumed $2.5 million fair market value of the Notes (see Notes analysis).

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

        . Taking into account the enterprise value ranges for all three operations, and the Company's net debt and common stock share equivalents of 5.68 million, Capitalink calculated a range of indicated shares prices of between $1.89 and $2.06.

        . Capitalink noted that the offer price of the Proposed Transaction was within this indicated valuation range.

BASE CASE OPERATIONS

        . The Company's base case operations include the Company's core franchising revenues and expenses and the Company's general and administration expenses. Capitalink utilized the forecasts provided by Company management, which show little growth in revenues, constant margins, and a gradual increase in salaries and other general and administration expenses. For the forecast period, the Company projects a gradual decrease in EBITDA from approximately $1.4 million for FY2004, to approximately $615,000 for FY2007.

        . In order to arrive at a present value, Capitalink utilized discount rates ranging from 16.0% to 18.5%. This was based on an estimated weighted average cost of capital ("WACC") of 17.3% (based on the Company's existing debt and an 18.8% estimated cost of equity).

        . The results of the base case discounted cash flow analysis under the three terminal value scenarios were as follows:

                . Utilizing the revenue terminal scenario (range of 0.15 times to 0.2 times), Capitalink calculated a range of indicated enterprise value of $3.4 million to $4.1 million.
                . Utilizing the EBITDA terminal scenario (range of 3.5 times to 4.0 times), Capitalink calculated a range of indicated enterprise values of $3.1 million to $3.5 million.
                . Utilizing a perpetual growth scenario (growth rates of 2.75% to 3.00%), Capitalink calculated a range of indicated enterprise values of $2.9 million to $3.3 million.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

COMPANY-OWNED PLANT OPERATIONS

        . The Company's plant operations include the associated revenues and expenses related to the operation of the Company-owned plants. The Company currently owns a plant in San Francisco and Tampa and expects to purchase an additional three plants over the next three years. Capitalink utilized the forecasts provided by Company management, which show an increase in revenue from $3.7 million for FY2004 to $7.8 million for FY2007, and EBITDA from $180,000 in FY2004 to $1.1 million in FY2007.

        . In order to arrive at a present value, Capitalink utilized discount rates ranging from 23.0% to 25.5%. This was based on an estimated WACC of 24.5% (based on the Company's existing debt and a 26.8% estimated cost of equity).

        . The results of the Company plant discounted cash flow analysis under the three terminal value scenarios were as follows:

                . Utilizing the revenue terminal scenario (range of 0.4 times to 0.5 times), Capitalink calculated a range of indicated enterprise value of $(290,000) to $195,000.
                . Utilizing the EBITDA terminal scenario (range of 4.5 times to 5.0 times), Capitalink calculated a range of indicated enterprise values of $490,000 to $913,000.
                . Utilizing a perpetual growth scenario (growth rates of 4.50% to 4.75%), Capitalink calculated a range of indicated enterprise values of $(357,000) to $(35,000).

SATELLITE STORE OPERATIONS

        . The Company's satellite store operations include the associated revenues and expenses related to the franchising of satellite stores in regions that are currently underserved by BCT or are not profitable enough to justify the existence of a full plant. The Company is currently testing the concept in Tampa. The Company expects to roll out these new line of stores across the country gradually over the next five years and projects a total of 14 satellite stores in operation by FY2007.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

        . In order to arrive at a present value, Capitalink utilized discount rates ranging from 20.5% to 23.0%. This was based on an estimated WACC of 21.8% (based on the Company's existing debt and a 23.8% estimated cost of equity).

        . The results of the satellite store discounted cash flow analysis under the three terminal value scenarios were as follows:

                . Utilizing the revenue terminal scenario (range of 0.9 times to 1.0 times), Capitalink calculated a range of indicated enterprise value of $234,000 and $315,000.
                . Utilizing the EBITDA terminal scenario (range of 6.0 times to 6.5 times), Capitalink calculated a range of indicated enterprise values of $308,000 to $389,000.
                . Utilizing a perpetual growth scenario (with growth rates of 10.50% to 10.75%), Capitalink calculated a range of indicated enterprise values of $257,000 to $428,000.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS - INDICATED REFERENCE RANGE
($ in thousands, except per share)

                                               Selected                                    Indicated Equity        Indicated Share
                                            Multiple Range      Indicated EV Value            Value (1)               Price (2)
                                           ----------------    ---------------------    ---------------------    -----------------
REVENUE TERMINAL VALUE ANALYSIS
  Base Case                                   0.15x -  0.20x   $  3,437  -  $  4,129
  Company Owned Plants                        0.40x -  0.50x       (290) -       195
  Satellite Store Initiative                  0.90x -  1.00x        234  -       315
                                                                --------     -------
                                                                $  3,381 -  $  4,638    $ 10,713  -  $ 11,970    $ 1.88  -  $ 2.11
                                                                ========     =======

EBITDA TERMINAL VALUE ANALYSIS
  Base Case                                     3.5x  - 4.0x   $  3,173  -  $  3,505
  Company Owned Plants                          4.5x  - 5.0x        490  -       913
  Satellite Store Initiative                    6.0x  - 6.5x        308  -       389
                                                                --------     -------
                                                                $  3,972 -  $  4,808    $ 11,304  -  $ 12,140    $ 1.99  -  $ 2.14
                                                                ========     =======

PERPETUAL GROWTH TERMINAL VALUE ANALYSIS
  Base Case                                   2.75% -  3.00%   $  2,909  -  $  3,252
  Company Owned Plants                        4.50% -  4.75%       (357) -       (35)
  Satellite Store Initiative                 10.50% - 10.75%        257  -       428
                                                               --------     --------
                                                               $  2,809  -  $  3,645   $ 10,141  -  $ 10,977    $ 1.78  -  $ 1.93
                                                               ========     ========

Indicated Reference Range                                                                                       $ 1.89  -  $ 2.06

(1) Adjusted for ($7,332) net debt, which includes assumed cash from in the money options/warrants and the net present value of notes receivable.
(2)     Based upon and assumes 5,686 common stock share equivalents outstanding.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

FINANCIAL PROJECTIONS - BASE CASE PROJECTIONS
($ in thousands)

                                              ACTUAL/ESTIMATED                           PROJECTED
                                           -----------------------   -------------------------------------------------
                                                FYE FEB 28/29                          FYE FEB 28/29
                                           -----------------------   -------------------------------------------------
                                              2002         2003         2004         2005         2006         2007
                                           -----------------------   -------------------------------------------------
REVENUE
  Royalty Income                           $    5,117   $    5,221   $    5,209   $    5,209   $    5,209   $    5,209
  Pelican Paper Sales                          12,068       12,019       12,000       12,000       12,000       12,000
  Franchise Sales                                  99            4            -            -            -            -
  OPC Fees                                        306          426          360          330          330          330
  Company Plant Sales                               -            -            -            -            -            -
                                           -----------------------   -------------------------------------------------
                                               17,590       17,670       17,569       17,539       17,539       17,539

Cost of Goods Sold                             10,726       10,410       10,468       10,480       10,492       10,492
                                           -----------------------   -------------------------------------------------
Gross Margin                                    6,864        7,260        7,101        7,059        7,047        7,047

OPERATING EXPENSES
  Salaries & Employee Benefits                   3219        2,763        3,074        3,258        3,454        3,661
  Consultancy Costs                               602          519          400          400          400          400
  Occupancy Costs                                 200          216          220          234          249          249
  Travel and Entertainment                        147          188          238          246          254          262
  Bad Debt                                       1300        1,400          900          900          900          900
  Other G&A                                       739          765          848          882          921          960
                                           -----------------------   -------------------------------------------------
                                                6,207        5,851        5,680        5,920        6,178        6,432
                                           -----------------------   -------------------------------------------------

EBITDA                                            657        1,409        1,421        1,139          869          615

  Deprec. & Amort                                 226          218          200          200          200          200
                                           -----------------------   -------------------------------------------------

EBIT                                              431        1,191        1,221          939          669          415

  Income Taxes                                    168          464          476          366          261          162
                                           -----------------------   -------------------------------------------------

Unlevered After-tax Income                        263          727          745          573          408          253

  Add: Deprec. & Amort                            226          218          200          200          200          200
  Add: Change in Net WC                             -       (1,151)         311           12            8            9
  Less: Capital Expenditures                      162          520          150          150          150          150
                                           -----------------------   -------------------------------------------------

Unlevered Free Cash Flows                  $      327   $     (726)  $    1,106   $      635   $      466   $      312
                                           =======================   =================================================

INCOME TAX EXPENSE AND ASSUMPTIONS
  Statutory Tax Rate                             39.0%        39.0%        39.0%        39.0%        39.0%        39.0%
  Effective Tax Rate                             39.0%        39.0%        39.0%        39.0%        39.0%        39.0%

  Current Period Tax                       $      168   $      464   $      476   $      366   $      261   $      162
  NOL Usage                                         -            -            -            -            -            -
                                           -----------------------   -------------------------------------------------
  Income Tax Expense                       $      168   $      464   $      476   $      366   $      261   $      162
                                           =======================   =================================================

  Ending NOL Balance                                    $        -   $        -   $        -   $        -   $        -
                                                        ==========   =================================================

                                              ACTUAL/ESTIMATED                             PROJECTED
                                           -----------------------    ----------------------------------------------------
                                               FYE FEB 28/29                             FYE FEB 28/29
                                           -----------------------    ----------------------------------------------------
                                              2002         2003          2004          2005          2006          2007
                                           -----------------------    ----------------------------------------------------
GROWTH ASSUMPTIONS
  Royalty Income                                   na          2.0%         -0.2%          0.0%          0.0%          0.0%
  Pelican Paper Sales                              na         -0.4%         -0.2%          0.0%          0.0%          0.0%
  Franchise Sales                                  na        -96.0%       -100.0%           na            na            na
  OPC Fees                                         na         39.2%        -15.5%         -8.3%          0.0%          0.0%
  Company Plant Sales                              na           na            na            na            na            na
  Total Revenue                                    na          0.5%         -0.6%         -0.2%          0.0%          0.0%

  Cost of Goods Sold                               na         -2.9%          0.6%          0.1%          0.1%          0.0%
  Gross Margin                                     na          5.8%         -2.2%         -0.6%         -0.2%          0.0%

  Salaries & Employee Benefits                     na        -14.2%         11.3%          6.0%          6.0%          6.0%
  Consultancy Costs                                na        -13.8%        -22.9%          0.0%          0.0%          0.0%
  Occupancy Costs                                  na          8.0%          1.9%          6.4%          6.4%          0.0%
  Travel and Entertainment                         na         27.9%         26.6%          3.4%          3.3%          3.1%
  Bad Debt                                         na          7.7%        -35.7%          0.0%          0.0%          0.0%
  Other G&A                                        na          3.5%         10.8%          4.0%          4.4%          4.2%
  Total Operating Expenses                         na         -5.7%         -2.9%          4.2%          4.4%          4.1%
  EBITDA                                           na        114.5%          0.9%        -19.8%        -23.7%        -29.2%
  Unlevered After-tax Income                       na        176.3%          2.5%        -23.1%        -28.8%        -38.0%

MARGIN REVIEW
  Cost of Paper Sales Margin                     11.1%        13.4%         12.8%         12.7%         12.6%         12.6%
  Gross Margin                                   39.0%        41.1%         40.4%         40.2%         40.2%         40.2%
  EBITDA Margin                                   3.7%         8.0%          8.1%          6.5%          5.0%          3.5%

NON-CASH WORKING CAPITAL ASSUMPTIONS
  AR Days Outstanding                                           64            60            60            60            60
  A/R - % of Sales                                            17.5%         16.4%         16.4%         16.4%         16.4%
  Days Inventory Outs.                                          91            90            90            90            90
  Inv - % Cost of Sales                                       24.9%         24.7%         24.7%         24.7%         24.7%
  Prepay - % of Direct and Op Costs                            5.4%          4.0%          4.0%          4.0%          4.0%
  AP Days Outstanding                                           20            10            10            10            10
  A/P - % of Direct and Op Costs                               5.4%          2.7%          2.7%          2.7%          2.7%
  Acc Exp - % of Direct and Op Costs                           3.5%          5.0%          5.0%          5.0%          5.0%

NON-CASH NET WORKING CAPITAL
  Accounts Receivable                      $    2,889   $    3,076    $    2,888    $    2,883    $    2,883    $    2,883
  Inventory                                     1,887        2,668         2,581         2,584         2,587         2,587
  Prepayments                                     678          882           646           656           667           677
  Accounts Payable                                432          875           442           449           457           464
  Acc Exp & Deferred Rev                          996          574           807           820           834           846
                                           -----------------------    ----------------------------------------------------
  Non-Cash Net WC                          $    4,026   $    5,177    $    4,866    $    4,854    $    4,846    $    4,837
                                           =======================    ====================================================
  Change in Non-Cash Net WC                             $   (1,151)   $      311    $       12    $        8    $        9
                                                        ==========    ====================================================

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS - BASE CASE PROJECTIONS
($ in thousands)

REVENUE TERMINAL VALUE ANALYSIS

                          ESTIMATED RANGE OF ENTERPRISE VALUES
-----------------------------------------------------------------------------------------
                                        TERMINAL REVENUE MULTIPLES
   Discount      ------------------------------------------------------------------------
     Rate          0.05x        0.10x        0.15x       0.20x       0.25x        0.30x
-----------------------------------------------------------------------------------------
       11.0%     $   2,777    $   3,385    $   3,994   $   4,602   $   5,211   $    5,820
       13.5%     $   2,666    $   3,229    $   3,792   $   4,355   $   4,918   $    5,481
       16.0%     $   2,564    $   3,085    $   3,607   $   4,129   $   4,650   $    5,172
       18.5%     $   2,469    $   2,953    $   3,437   $   3,922   $   4,406   $    4,890
       21.0%     $   2,382    $   2,832    $   3,282   $   3,732   $   4,182   $    4,632
       23.5%     $   2,301    $   2,719    $   3,138   $   3,557   $   3,976   $    4,395

                               Average of Box          $   3,774

              DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
-----------------------------------------------------------------------------------------
                                        TERMINAL REVENUE MULTIPLES
   Discount      ------------------------------------------------------------------------
     Rate          0.05x        0.10x        0.15x       0.20x       0.25x        0.30x
-----------------------------------------------------------------------------------------
       11.0%          21.9%        36.0%        45.7%       52.9%       58.4%        62.7%
       13.5%          21.1%        34.9%        44.5%       51.7%       57.2%        61.6%
       16.0%          20.3%        33.8%        43.4%       50.5%       56.1%        60.5%
       18.5%          19.6%        32.8%        42.3%       49.4%       54.9%        59.4%
       21.0%          18.9%        31.8%        41.1%       48.2%       53.8%        58.3%
       23.5%          18.2%        30.8%        40.0%       47.1%       52.7%        57.2%

                               Average of Box               46.4%

EBITDA TERMINAL VALUE ANALYSIS

                      ESTIMATED RANGE OF ENTERPRISE VALUES
-----------------------------------------------------------------------------------------
                                        TERMINAL EBITDA MULTIPLES
   Discount      ------------------------------------------------------------------------
     Rate          2.50x        3.00x         3.50x      4.00x       4.50x        5.00x
-----------------------------------------------------------------------------------------
       11.0%     $   3,235    $   3,448    $   3,662   $   3,875   $   4,089   $    4,302
       13.5%     $   3,090    $   3,287    $   3,485   $   3,682   $   3,879   $    4,077
       16.0%     $   2,957    $   3,139    $   3,322   $   3,505   $   3,688   $    3,871
       18.5%     $   2,834    $   3,004    $   3,173   $   3,343   $   3,513   $    3,683
       21.0%     $   2,721    $   2,878    $   3,036   $   3,194   $   3,352   $    3,510
       23.5%     $   2,616    $   2,763    $   2,910   $   3,057   $   3,204   $    3,351

                               Average of Box          $   3,336

              DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
-----------------------------------------------------------------------------------------
                                        TERMINAL EBITDA MULTIPLES
   Discount      ------------------------------------------------------------------------
     Rate          2.50x        3.00x        3.50x       4.00x       4.50x        5.00x
-----------------------------------------------------------------------------------------
       11.0%          33.0%        37.1%        40.8%       44.1%       47.0%        49.6%
       13.5%          31.9%        36.0%        39.7%       42.9%       45.8%        48.4%
       16.0%          30.9%        35.0%        38.5%       41.7%       44.6%        47.3%
       18.5%          30.0%        33.9%        37.4%       40.6%       43.5%        46.1%
       21.0%          29.0%        32.9%        36.4%       39.5%       42.4%        45.0%
       23.5%          28.1%        31.9%        35.3%       38.4%       41.3%        43.8%

                               Average of Box               39.6%

PERPETUAL GROWTH TERMINAL VALUE ANALYSIS

                           ESTIMATED RANGE OF ENTERPRISE VALUES
-----------------------------------------------------------------------------------------
                                 TERMINAL PERPETUAL GROWTH RATES
   Discount      ------------------------------------------------------------------------
     Rate          2.25%        2.50%         2.75%      3.00%       3.25%        3.50%
-----------------------------------------------------------------------------------------
       11.0%     $   4,243    $   4,311    $   4,384   $   4,462   $   4,544   $   4,632
       13.5%     $   3,596    $   3,635    $   3,676   $   3,719   $   3,765   $   3,812
       16.0%     $   3,174    $   3,199    $   3,225   $   3,252   $   3,280   $   3,309
       18.5%     $   2,874    $   2,891    $   2,909   $   2,927   $   2,946   $   2,965
       21.0%     $   2,648    $   2,660    $   2,673   $   2,685   $   2,699   $   2,713
       23.5%     $   2,470    $   2,479    $   2,488   $   2,498   $   2,508   $   2,518

                               Average of Box          $   3,078

              DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
-----------------------------------------------------------------------------------------
                                 TERMINAL PERPETUAL GROWTH RATES
   Discount      ------------------------------------------------------------------------
     Rate          2.25%        2.50%         2.75%      3.00%       3.25%        3.50%
-----------------------------------------------------------------------------------------
       11.0%          48.9%        49.7%        50.6%       51.4%       52.3%        53.2%
       13.5%          41.5%        42.2%        42.8%       43.5%       44.1%        44.8%
       16.0%          35.7%        36.2%        36.7%       37.2%       37.7%        38.3%
       18.5%          30.9%        31.3%        31.8%       32.2%       32.6%        33.1%
       21.0%          27.0%        27.4%        27.7%       28.1%       28.4%        28.8%
       23.5%          23.8%        24.1%        24.4%       24.7%       25.0%        25.3%

                               Average of Box               34.5%

All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
FINANCIAL PROJECTIONS - COMPANY OWNED PLANT PROJECTIONS
($ in thousands)

                                          ACTUAL/ESTIMATED                     PROJECTED
                                         ------------------   -----------------------------------------------
                                            FYE FEB 28/29                    FYE FEB 28/29
                                         ------------------   -----------------------------------------------
                                          2002       2003       2004         2005         2006          2007
                                         ------------------   -----------------------------------------------
REVENUE
     San Francisco                       $    -    $    286   $    688     $    791     $    869     $    913
     Tampa                                    -         750      1,620        1,782        1,960        2,156
     Mid-South                                -           -        700        1,470        1,544        1,621
     Mid-West                                 -           -        700        1,470        1,544        1,621
     Northeast                                -           -          -        1,050        1,470        1,543
                                         ------------------   -----------------------------------------------
                                              -       1,036      3,708        6,563        7,387        7,854

Cost of Goods Sold                            -         237        846        1,502        1,690        1,797
                                         ------------------   -----------------------------------------------
Gross Margin                                  -         799      2,862        5,061        5,697        6,057

OPERATING EXPENSES
     Salaries & Employee Benefits             -           -      1,746        2,870        3,155        3,354
     Occupancy Costs                          -           -        177          318          352          368
     Equipment Leases                         -           -         81           89           76           76
     Advertising                              -           -         72          114          120          120
     Delivery Expense                         -           -        348          525          591          628
     Training Costs                                                100          150          238          250
     Other                                    -         995        158          248          181          179
                                         ------------------   -----------------------------------------------
                                              -         995      2,682        4,314        4,713        4,975
                                         ------------------   -----------------------------------------------
EBITDA                                        -        (196)       180          747          984        1,082

     Deprec. & Amort                          -          23        100          100          100          100
                                         ------------------   -----------------------------------------------
EBIT                                          -        (219)        80          647          884          982

     Income Taxes                             -         (85         31          252          345          383
                                         ------------------   -----------------------------------------------
Unlevered After-tax Income                    -        (134)        49          395          539          599

     Add: Deprec. & Amort                     -          23        100          100          100          100
     Add: Change in Net WC                    -           -       (305)        (235)         (68)         (38)
     Less: Capital Expenditures               -           -      1,800          975           75           75
                                         ------------------   -----------------------------------------------
Unlevered Free Cash Flows                $    -    $   (111)  $ (1,956)    $   (715)    $    496     $    586
                                         ==================   ===============================================
INCOME TAX EXPENSE AND ASSUMPTIONS
     Statutory Tax Rate                     0.0%       39.0       39.0%        39.0%        39.0%        39.0%
     Effective Tax Rate                     0.0%       39.0       39.0%        39.0%        39.0%        39.0%

     Current Period Tax                  $    -    $    (85)  $     31     $    252     $    345     $    383
     NOL Usage                                -           -          -            -            -            -
                                         ------------------   -----------------------------------------------
     Income Tax Expense                  $    -    $    (85)  $     31     $    252     $    345     $    383
                                         ==================   ===============================================
     Ending NOL Balance                            $      -   $      -     $      -     $      -     $      -
                                                   ========   ===============================================

                                          ACTUAL/ESTIMATED                        PROJECTED
                                         ------------------   -----------------------------------------------
                                            FYE FEB 28/29                       FYE FEB 28/29
                                         ------------------   -----------------------------------------------
                                            2002     2003       2004         2005         2006         2007
                                         ------------------   -----------------------------------------------
GROWTH ASSUMPTIONS
     San Francisco                            na        na      140.4%         15.0%         9.9%         5.1%
     Tampa                                    na        na      116.0%         10.0%        10.0%        10.0%
     Mid-South                                na        na          na        110.0%         5.0%         5.0%
     Mid-West                                 na        na          na        110.0%         5.0%         5.0%
     Northeast                                na        na          na           na         40.0%         5.0%
     Total Revenue                            na        na       257.9%        77.0%        12.6%         6.3%

     Cost of Goods Sold                       na        na       256.9%        77.5%        12.6%         6.3%
     Gross Margin                             na        na       258.2%        76.9%        12.6%         6.3%

     Salaries & Employee Benefits             na        na          na         64.3%         9.9%         6.3%
     Occupancy Costs                          na        na          na         79.8%        10.7%         4.5%
     Equipment Leases                         na        na          na          9.5%       -14.6%         0.0%
     Advertising                              na        na          na         58.3%         5.3%         0.0%
     Delivery Expense                         na        na          na         51.1%        12.6%         6.3%
     Training Costs                           na        na          na         50.0%        58.7%         5.0%
     Other                                    na        na       -84.1%        57.1%       -27.0%        -1.1%
     Total Operating Expenses                 na        na       169.5%        60.9%         9.2%         5.6%
     EBITDA                                   na        na          na        315.9%        31.7%        10.0%
     Unlevered After-tax Income               na        na          na        712.4%        36.6%        11.1%

MARGIN REVIEW
     Cost of Paper Sales Margin               na        na        47.8%        15.7%        13.8%        16.7%
     Gross Margin                             na        na        77.2%        77.1%        77.1%        77.1%
     EBITDA Margin                            na        na         4.8%        11.4%        13.3%        13.8%

NON-CASH WORKING CAPITAL ASSUMPTIONS
     AR Days Outstanding                                na          30           30           30           30
     A/R - % of Sales                                   na         8.2%         8.2%         8.2%         8.2%
     Days Inventory Outs.                               na           -            -            -            -
     Inv - % Cost of Sales                              na         0.0%         0.0%         0.0%         0.0%
     Prepay - % of Direct and Op Costs                  na         0.0%         0.0%         0.0%         0.0%
     AP Days Outstanding                                na           -            -            -            -
     A/P - % of Direct and Op Costs                     na         0.0%         0.0%         0.0%         0.0%
     Acc Exp - % of Direct and Op Costs                 na         0.0%         0.0%         0.0%         0.0%

NON-CASH NET WORKING CAPITAL
     Accounts Receivable                 $     -    $    -    $    305     $    539     $    607       $  646
     Inventory                                 -         -           -            -            -            -
     Prepayments                               -         -           -            -            -            -
     Accounts Payable                          -         -           -            -            -            -
     Accrued Expenses                          -         -           -            -            -            -
                                         ------------------   -----------------------------------------------
     Non-Cash Net WC                     $     -    $    -    $    305     $    539     $    607       $  646
                                         ==================   ===============================================
     Change in Non-Cash Net WC                      $    -    $   (305)    $   (235)    $    (68)      $  (38)
                                                    =======   ===============================================

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS - COMPANY OWNED PLANT PROJECTIONS
($ in thousands)

REVENUE TERMINAL VALUE ANALYSIS

                                           ESTIMATED RANGE OF ENTERPRISE VALUES
------------------------------------------------------------------------------------------------------------
                                                      TERMINAL REVENUE MULTIPLES
    Discount     -------------------------------------------------------------------------------------------
      Rate          0.20x             0.30x           0.40x             0.50x          0.60x         0.70x
------------------------------------------------------------------------------------------------------------
       18.0%     $     (822)       $    (382)       $      58         $    498        $   938      $   1,378
       20.5%     $     (888)       $    (479)       $     (70)        $    339        $   747      $   1,156
       23.0%     $     (947)       $    (567)       $    (186)        $    195        $   575      $     956
       25.5%     $     (999)       $    (645)       $    (290)        $     65        $   419      $     774
       28.0%     $   (1,046)       $    (715)       $    (384)        $    (53)       $   278      $     609
       30.5%     $   (1,087)       $    (778)       $    (469)        $   (159)       $   150      $     459

                                              Average of Box          $    (54)

                                  DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
------------------------------------------------------------------------------------------------------------
                                                      TERMINAL REVENUE MULTIPLES
    Discount     -------------------------------------------------------------------------------------------
      Rate          0.20x             0.30x           0.40x             0.50x          0.60x         0.70x
------------------------------------------------------------------------------------------------------------
       18.0%         -107.1%          -345.6%          3032.2%           441.7%         281.4%         223.5%
       20.5%          -92.1%          -255.9%         -2322.9%           604.0%         328.3%         247.5%
       23.0%          -80.4%          -201.5%          -818.5%           977.9%         397.0%         278.7%
       25.5%          -71.0%          -165.0%          -489.1%          2744.9%         507.5%         320.8%
       28.0%          -63.3%          -138.9%          -344.9%         -3128.1%         714.2%         380.4%
       30.5%          -56.9%          -119.3%          -264.0%          -971.0%        1236.9%         471.4%

                                              Average of Box             603.8%

EBITDA TERMINAL VALUE ANALYSIS

                                      ESTIMATED RANGE OF ENTERPRISE VALUES
------------------------------------------------------------------------------------------------------------
                                                      TERMINAL EBITDA MULTIPLES
    Discount     -------------------------------------------------------------------------------------------
      Rate          3.50x            4.00x            4.50x             5.00x          5.50x         6.00x
------------------------------------------------------------------------------------------------------------
       18.0%     $      420        $     723        $   1,026         $  1,329        $ 1,632      $   1,935
       20.5%     $      266        $     547        $     829         $  1,111        $ 1,392      $   1,674
       23.0%     $      127        $     389        $     651         $    913        $ 1,175      $   1,437
       25.5%     $        1        $     246        $     490         $    734        $   979      $   1,223
       28.0%     $     (112)       $     116        $     344         $    572        $   800      $   1,028
       30.5%     $     (214)       $      (1)       $     212         $    425        $   638      $     851

                                              Average of Box          $    697

                                  DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
------------------------------------------------------------------------------------------------------------
                                                      TERMINAL EBITDA MULTIPLES
    Discount     -------------------------------------------------------------------------------------------
      Rate          3.50x            4.00x            4.50x             5.00x          5.50x         6.00x
------------------------------------------------------------------------------------------------------------
       18.0%          505.6%           335.5%          265.9%            228.1%         204.3%         188.0%
       20.5%          742.3%           411.7%          305.8%            253.6%         222.5%         201.9%
       23.0%         1447.8%           539.3%          362.4%            287.1%         245.3%         218.8%
       25.5%       123579.0%           795.5%          448.7%            332.7%         274.6%         239.7%
       28.0%        -1426.2%          1571.2%          596.4%            398.5%         313.5%         266.1%
       30.5%         -695.6%       -126359.9%          905.7%            501.6%         367.4%         300.5%

                                              Average of Box             357.7%

PERPETUAL GROWTH TERMINAL VALUE ANALYSIS

                                         ESTIMATED RANGE OF ENTERPRISE VALUES
------------------------------------------------------------------------------------------------------------
                                                   TERMINAL PERPETUAL GROWTH RATES
    Discount     -------------------------------------------------------------------------------------------
      Rate          4.00%            4.25%            4.50%             4.75%          5.00%         5.25%
------------------------------------------------------------------------------------------------------------
       18.0%     $      801        $     853        $     907         $    963        $ 1,022      $   1,082
       20.5%     $      267        $     303        $     340         $    378        $   417      $     457
       23.0%     $     (113)       $     (88)       $     (62)        $    (35)       $    (7)     $      22
       25.5%     $     (395)       $    (376)       $    (357)        $   (337)       $  (317)     $    (296)
       28.0%     $     (610)       $    (595)       $    (580)        $   (565)       $  (550)     $    (534)
       30.5%     $     (776)       $    (765)       $    (754)        $   (742)       $  (730)     $    (718)

                                              Average of Box          $   (197)

                                  DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
------------------------------------------------------------------------------------------------------------
                                                   TERMINAL PERPETUAL GROWTH RATES
    Discount     -------------------------------------------------------------------------------------------
      Rate          4.00%            4.25%            4.50%             4.75%          5.00%         5.25%
------------------------------------------------------------------------------------------------------------
       18.0%          312.6%           299.5%           287.6%           276.7%         266.6%         257.2%
       20.5%          738.0%           663.0%           602.1%           551.7%         509.2%         473.1%
       23.0%        -1408.2%         -1847.2%         -2677.2%         -4841.4%      -24719.4%        8014.2%
       25.5%         -332.4%          -354.2%          -379.0%          -407.2%        -439.9%        -478.0%
       28.0%         -180.1%          -187.0%          -194.3%          -202.1%        -210.6%        -219.8%
       30.5%         -119.7%          -123.0%          -126.4%          -130.0%        -133.8%        -137.8%

                                              Average of Box           -2076.2%

All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

FINANCIAL PROJECTIONS - SATELLITE STORE PROJECTIONS
($ in thousands)

                                      ACTUAL/ESTIMATED                          PROJECTED
                                    ---------------------    -----------------------------------------------
                                        FYE FEB 28/29                         FYE FEB 28/29
                                    ---------------------    -----------------------------------------------
                                      2002         2003         2004         2005         2006        2007
                                    ---------------------    -----------------------------------------------
REVENUE
    Royalty Income                  $       -    $      -    $       -    $      23     $    123    $    293
    Pelican Paper Sales                     -           -            -           42          231         548
    Franchise Sales                         -           -           35          140          140         140
    OPC Fees                                -           -            -            -            -           -
    Company Plant Sales                     -           -            -            -            -           -
                                    ---------------------    -----------------------------------------------
                                            -           -           35          205          494         981

Cost of Goods Sold                          -           -            -           37          201         477
                                    ---------------------    -----------------------------------------------
Gross Margin                                -           -           35          168          293         504

OPERATING EXPENSES
    Salaries & Employee Benefits            -           -           39          142          146         149
    Advertising                             -           -           25           25           25          25
    Admin                                   -           -            8            6            6           6
    Other                                   -           -           92          141          146         151
                                    ---------------------    -----------------------------------------------
                                            -           -          164          314          323         331
                                    ---------------------    -----------------------------------------------

EBITDA                                      -           -         (129)        (146)         (29)        173

    Deprec. & Amort.                        -           -            -            -            -           -
                                    ---------------------    -----------------------------------------------

EBIT                                        -           -         (129)        (146)         (29)        173

    Income Taxes                            -           -            -            -            -           -
                                    ---------------------    -----------------------------------------------

Unlevered After-tax Income                  -           -         (129)        (146)         (29)        173

    Add: Deprec. & Amort.                   -           -            -            -            -           -
    Add: Change in Net WC                   -           -            -           (5)         (24)        (40)
    Less: Capital Expenditures              -           -            -            -            -           -
                                    ---------------------    -----------------------------------------------

Unlevered Free Cash Flows           $       -    $      -    $    (129)   $    (151)    $    (53)   $    133
                                    =====================    ===============================================

INCOME TAX EXPENSE AND ASSUMPTIONS
    Statutory Tax Rate                                            39.0%        39.0%        39.0%       39.0%
    Effective Tax Rate                     na          na          0.0%         0.0%         0.0%        0.0%

    Current Period Tax              $       -    $      -    $     (50)   $     (57)    $    (11)   $     67
    NOL Usage                               -           -           50           57           11         (67)
                                    ---------------------    -----------------------------------------------
    Income Tax Expense              $       -    $      -    $       -    $       -     $      -    $      -
                                    =====================    ===============================================

    Ending NOL Balance                           $      -    $      50    $     107     $    118    $     40
                                                 ========    ===============================================

                                               ACTUAL/ESTIMATED                          PROJECTED
                                            ----------------------    ------------------------------------------------
                                                 FYE FEB 28/29                         FYE FEB 28/29
                                            ----------------------    ------------------------------------------------
                                              2002          2003         2004        2005          2006         2007
                                            ----------------------    ------------------------------------------------
GROWTH ASSUMPTIONS
    Royalty Income                                 na           na           na           na        448.0%       137.2%
    Pelican Paper Sales                            na           na           na           na        448.0%       137.2%
    Franchise Sales                                na           na           na        300.0%         0.0%         0.0%
    OPC Fees                                       na           na           na           na           na           na
    Company Plant Sales                            na           na           na           na           na           na
    Total Revenue                                  na           na           na        484.8%       141.6%        98.4%

    Cost of Goods Sold                             na           na           na           na        448.0%       137.2%
    Gross Margin                                   na           na           na        380.0%        74.6%        71.7%

    Salaries & Employee Benefits                   na           na           na        268.8%         2.5%         2.4%
    Advertising                                    na           na           na          0.0%         0.0%         0.0%
    Admin                                          na           na           na        -25.0%         0.0%         0.0%
    Other                                          na           na           na         53.3%         3.5%         3.4%
    Total Operating Expenses                       na           na           na         92.0%         2.7%         2.6%
    EBITDA                                         na           na           na           na           na           na
    Unlevered After-tax Income                     na           na           na           na           na           na

MARGIN REVIEW
    Cost of Paper Sales Margin                     na           na           na         13.0%        13.0%        13.0%
    Gross Margin                                   na           na        100.0%        82.1%        59.3%        51.4%
    EBITDA Margin                                  na           na       -367.1%       -71.3%        -5.9%        17.6%

NON-CASH WORKING CAPITAL ASSUMPTIONS
    AR Days Outstanding                                         na           30           30           30           30
    A/R - % of Sales                                            na          8.2%         8.2%         8.2%         8.2%
    Days Inventory Outs.                                        na            -            -            -            -
    Inv - % Cost of Sales                                       na          0.0%         0.0%         0.0%         0.0%
    Prepay - % of Direct and Op Costs                           na          0.0%         0.0%         0.0%         0.0%
    AP Days Outstanding                                         na            -            -            -            -
    A/P - % of Direct and Op Costs                              na          0.0%         0.0%         0.0%         0.0%
    Acc Exp - % of Direct and Op Costs                          na          0.0%         0.0%         0.0%         0.0%

NON-CASH NET WORKING CAPITAL
    Accounts Receivable                     $       -    $       -    $       -    $       5    $      29    $      69
    Inventory                                       -            -            -            -            -            -
    Prepayments                                     -            -            -            -            -            -
    Accounts Payable                                -            -            -            -            -            -
    Accrued Expenses                                -            -            -            -            -            -
                                            ----------------------    ------------------------------------------------
    Non-Cash Net WC                         $       -    $       -    $       -    $       5    $      29    $      69
                                            ======================    ================================================
    Change in Non-Cash Net WC                            $       -    $       -    $      (5)   $     (24)   $     (40)
                                                         =========    ================================================

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS - SATELLITE STORE PROJECTIONS
($ in thousands)

REVENUE TERMINAL VALUE ANALYSIS
-----------------------------------------------------------------------
                    ESTIMATED RANGE OF ENTERPRISE VALUES
   --------------------------------------------------------------------
                             TERMINAL REVENUE MULTIPLES
   Discount   ---------------------------------------------------------
     Rate      0.70x     0.80x     0.90x     1.00x     1.10x     1.20x
   --------------------------------------------------------------------
       15.5%  $   216   $   276   $   335   $   394   $   453   $   513
       18.0%  $   188   $   243   $   298   $   353   $   408   $   463
       20.5%  $   162   $   213   $   264   $   315   $   366   $   417
       23.0%  $   139   $   186   $   234   $   281   $   329   $   376
       25.5%  $   118   $   162   $   206   $   251   $   295   $   339
       28.0%  $    99   $   140   $   181   $   223   $   264   $   305

                      Average of Box        $   274

           DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
   --------------------------------------------------------------------
                             TERMINAL REVENUE MULTIPLES
   Discount   ---------------------------------------------------------
     Rate      0.70x     0.80x     0.90x     1.00x     1.10x     1.20x
   --------------------------------------------------------------------
       15.5%    191.6%    171.9%    159.2%    150.3%    143.7%    138.7%
       18.0%    204.9%    181.1%    166.2%    155.8%    148.3%    142.6%
       20.5%    220.7%    191.8%    174.0%    162.0%    153.4%    146.9%
       23.0%    239.9%    204.2%    183.0%    169.0%    159.0%    151.5%
       25.5%    263.4%    218.7%    193.2%    176.8%    165.2%    156.7%
       28.0%    293.1%    236.1%    205.1%    185.6%    172.2%    162.4%

                       Average of Box         172.0%

EBITDA TERMINAL VALUE ANALYSIS
-----------------------------------------------------------------------
                    ESTIMATED RANGE OF ENTERPRISE VALUES
   --------------------------------------------------------------------
                             TERMINAL EBITDA MULTIPLES
   Discount   ---------------------------------------------------------
     Rate      5.00x     5.50x     6.00x     6.50x     7.00x     7.50x
   --------------------------------------------------------------------
       15.5%  $   324   $   376   $   428   $   480   $   532   $   584
       18.0%  $   287   $   336   $   384   $   432   $   481   $   529
       20.5%  $   254   $   299   $   344   $   389   $   434   $   479
       23.0%  $   225   $   267   $   308   $   350   $   392   $   434
       25.5%  $   198   $   237   $   276   $   315   $   354   $   393
       28.0%  $   173   $   210   $   246   $   283   $   319   $   356

                      Average of Box        $   348

           DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
   --------------------------------------------------------------------
                              TERMINAL EBITDA MULTIPLES
   Discount   ---------------------------------------------------------
     Rate      5.00x     5.50x     6.00x     6.50x     7.00x     7.50x
   --------------------------------------------------------------------
       15.5%    161.3%    152.8%    146.3%    141.3%    137.2%    133.9%
       18.0%    168.6%    158.7%    151.3%    145.6%    141.0%    137.2%
       20.5%    176.9%    165.3%    156.8%    150.2%    145.0%    140.8%
       23.0%    186.4%    172.8%    162.9%    155.4%    149.5%    144.7%
       25.5%    197.3%    181.2%    169.7%    161.1%    154.4%    149.0%
       28.0%    209.9%    190.8%    177.4%    167.4%    159.7%    153.6%

                       Average of Box         156.3%

PERPETUAL GROWTH TERMINAL VALUE ANALYSIS
-----------------------------------------------------------------------
                    ESTIMATED RANGE OF ENTERPRISE VALUES
   --------------------------------------------------------------------
                           TERMINAL PERPETUAL GROWTH RATES
   Discount   ---------------------------------------------------------
     Rate     10.00%    10.25%    10.50%    10.75%    11.00%    11.25%
   --------------------------------------------------------------------
       15.5%  $ 1,075   $ 1,139   $ 1,209   $ 1,286   $ 1,372   $ 1,468
       18.0%  $   615   $   643   $   673   $   705   $   740   $   776
       20.5%  $   379   $   395   $   411   $   428   $   446   $   465
       23.0%  $   238   $   248   $   257   $   268   $   278   $   290
       25.5%  $   145   $   152   $   158   $   165   $   172   $   179
       28.0%  $   81    $    85   $    90   $    95   $    99   $   104

                      Average of Box        $   341

               DISCOUNTED TERMINAL VALUES AS % OF ENTERPRISE VALUES
   --------------------------------------------------------------------
                           TERMINAL PERPETUAL GROWTH RATES
   Discount   ---------------------------------------------------------
     Rate     10.00%    10.25%    10.50%    10.75%    11.00%    11.25%
   --------------------------------------------------------------------
       15.5%    118.4%    117.4%    116.4%    115.4%    114.4%    113.5%
       18.0%    132.0%    130.6%    129.3%    127.9%    126.6%    125.4%
       20.5%    151.5%    149.5%    147.6%    145.7%    143.9%    142.1%
       23.0%    181.5%    178.3%    175.3%    172.5%    169.7%    167.0%
       25.5%    232.3%    226.8%    221.5%    216.6%    211.8%    207.3%
       28.0%    335.9%    323.6%    312.2%    301.6%    291.8%    282.6%

                       Average of Box         160.3%

All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

Cost of Capital Calculation & Net Debt
($ and shares in thousands, except per share)

COST OF EQUITY+A33                             Company Owned
                                   Base Case       Plants      Satellite Stores
                                   ---------   -------------   ----------------
 Riskless (1)
    20 year treasury yield (Rf)          4.7%            4.7%               4.7%
 Risk (2)
    Equity risk premium (EP)             7.8%            7.8%               7.8%
    Industry risk premium (IP)          -2.9%           -2.9%              -2.9%
    Size Premium (SP)                    9.2%            9.2%               9.2%
 Company Specific
    Operational Risk                     0.0%            3.0%               0.0%
    New Strategy Risk                    0.0%            5.0%               5.0%
                                   ---------   -------------   ----------------
 Cost of Equity                         18.8%           26.8%              23.8%
                                   =========   =============   ================

WEIGHTED AVERAGE COST OF CAPITAL

 After Tax Cost of Debt                 3.4%             3.4%               3.4%
                                   =========   =============   ================
 Weighted Average Cost of Capital      17.3%            24.5%              21.8%
                                   =========   =============   ================

EQUITY VALUE NET DEBT ASSUMPTIONS

                                                  As of Feb 28, 2003
                                     ------------------------------------------
                                                Company Owned
                                     Base Case      Plants     Satellite Stores
                                     ---------  -------------  ----------------
 Debt & Other Obligations
    Interest Bearing Debt            $     523  $         523  $            523
    Minority Interests                       -              -                 -
    Preferred Stock                          -              -                 -
                                     ---------  -------------  ----------------
                                           523            523               523
                                     ---------  -------------  ----------------

 Less Cash
    Cash on Hand                         4,244          4,244             4,244
    Assumed $ - exercise of options      1,017          1,017             1,017
    Assumed $ - Notes (3)                2,594          2,594             2,594
                                     ---------  -------------  ----------------
                                         7,855          7,855             7,855
                                     ---------  -------------  ----------------
 Net Debt                            $  (7,332) $      (7,332) $        (7,332)
                                     =========  =============  ================

COST OF DEBT

                          Nominal               % of        Weighted
 Type of Debt              Rate      Amount    of Debt    Cost of Debt
 ----------------------------------------------------------------------
 Note 1                      9.00%   $  193       36.9%             3.3%
 Note 2                      6.50%      182       34.8%             2.3%
 Note 3                      0.00%      148       28.3%             0.0%

                                     ------    -------    -------------
                                     $  523      100.0%             5.6%
                                     ======    =======    =============

CAPITALIZATION

                                    Stock Price     Market          % of
 Type                Shares Outs.    19-May-03       Value      Total Capital
 ----------------------------------------------------------------------------
 Debt                                              $    523               9.7%
 Common Stock               5,121   $    0.9500       4,865              90.3%
                                                   --------    --------------
                                                   $  5,388             100.0%
                                                   ========    ==============

COMMON STOCK EQUIVALENTS

                                                        As of Feb 28, 2003
                                           ------------------------------------------
                                                      Company Owned
                                           Base Case      Plants     Satellite Stores
                                           ---------  -------------  ----------------
 Common Stock Outstanding                      5,121          5,121             5,121
 Stock issued re Other                             -              -                 -
                                           ---------  -------------  ----------------
                                               5,121          5,121             5,121
                                           ---------  -------------  ----------------
 Options in the money:    Avg Exercise $
 Options * $2.00          $         1.80         565            565               565
                                                   -              -                 -
                                           ---------  -------------  ----------------
                                                 565            565               565
                                           ---------  -------------  ----------------
 Total Common Stock Equivalents                5,686          5,686             5,686
                                           =========  =============  ================

* denotes less than or equal to

----------
(1) As reported by the Federal Reserve Board on a weekly-average basis for the week ended March 9, 2003.
(2) Sourced from the Ibbotson SBBI Valuation Edition 2003 Yearbook. Industry risk premium is based on SIC 27 (Printing, Publishing, And Allied Industries) and SIC 511 (Paper & Paper Products).
(3) See Notes Analysis for details.

Sources of information: Company financials, projections & management, Ibbotson 2003 SBBI and Federal Reserve Board.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

     . The selected comparable company analysis compares the trading multiples of the Company with those of other publicly traded companies that are similar with respect to business and revenue model, operating sector, size and target customer base.

     . Capitalink located five companies that it deemed comparable to the Company with respect to their industry sector and market served (the "Comparable Companies"). However, none of the Comparable Companies are involved in franchising. All provide commercial printing services including business forms and labels, and the supply of paper and related products as their primary business and are classified either under the SIC code 27 (Printing, Publishing and Allied Services) and/or 511 (Paper and Paper Products).

     . Based on size (in terms of enterprise value and revenues), BCT is in the lower range of the Comparable Companies. As of May 19, 2003, the enterprise values for the Comparable Companies ranged from approximately $43.7 million to approximately $2.3 billion and revenue ranged from approximately $134.8 million to approximately $2.0 billion. In comparison, BCT had an enterprise value and latest twelve months ("LTM") revenue of approximately $888,000 and $18.4 million, respectively.

     . Multiples utilizing market value, total invested capital ("TIC") and enterprise value were used in the analyses. The differences among the three are as follows:

               .    Market value equals price per share times number of shares outstanding,
               .    TIC equals market value plus interest bearing debt,
                    preferred stock and minority interest, and
               .    Enterprise value equals TIC, less cash and equivalents.

     . Multiples based on TIC were calculated given the significant level of cash held by the Company (approximately $4.8 million, as of November 30, 2002). The significant difference between the multiples based on TIC and enterprise value suggests that the market is not fully valuing the cash and assets of the business.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

     . Market values were used to calculate multiples of earnings per share ("EPS"), common equity, and net tangible common equity, while TIC and enterprise values were used to calculate multiples of LTM revenue, LTM EBITDA, and total assets. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extra-ordinary expenses or income.

     .    The comparable company analysis generated a wide range of multiples:

               .    Based on TIC, the mean LTM revenue and EBITDA multiple was
                    0.71 times and 8.6 times respectively, compared with 0.31 times and 5.8 times, respectively for the Company.
               . Based on enterprise value, the mean LTM revenue and EBITDA multiple was 0.69 times and 8.3 times respectively, compared with 0.05 times and 0.9 times, respectively for the Company.

     . Capitalink noted that the EBITDA margin for the Company of 5.4% was lower than all of the Comparable Companies (the median of which was 9.4%) with the exception of Impresso (3.1%). This might account for the lower valuation of the Company relative to the Comparable Companies, despite the fact that most of the Company's profits come from its franchising operations.

     . Capitalink also noted that the Company's debt ratio (5.1%) is much lower than any of the Comparable Companies (the mean of which was 60.7%). This explains the significant difference between multiples based on TIC and enterprise value for the Comparable Companies relative to the Company.

     . Capitalink also calculated and compared the implied multiples for the Company based on the Merger Consideration in the Proposed Transaction. Based on TIC, this would represent an LTM revenue and LTM EBITDA multiple of 0.66 times and 12.3 times, respectively, which is significantly greater than the average of the Comparable Companies. However, based on enterprise value, this would represent a LTM revenue and LTM EBITDA multiple of 0.21 times and 3.8 times, respectively. These multiples lie just below the low end of the range of the Comparable Companies. In determining the enterprise value for this calculation, Capitalink included both cash balances and an estimation of the fair market value of the Notes (see Notes analysis).

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

     . Capitalink expects the Company's valuation multiples to be below the Comparable Companies due to the smaller size of the Company, lower historical growth and limited future growth.

     . Capitalink selected an appropriate multiple range for the Company as follows:

               . 0.32 times to 0.59 times LTM revenue based on TIC, and 0.32 times to 0.58 times LTM revenue based on enterprise value.
               . 5.4 times to 7.7 times LTM EBITDA based on TIC, and 5.3 times to 7.4 times LTM EBITDA based on enterprise value.

     . Based on the selected multiple ranges, Capitalink calculated a range of indicated share prices of $1.57 to $2.20.

     . Capitalink noted that the offer price of the Proposed Transaction was within this indicated valuation range.

     . An analysis of publicly-traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading of the Comparable Companies.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

COMPARABLE COMPANY ANALYSIS - INDICATED REFERENCE RANGE
($ in thousands, except per share)

                                             Statistic   Selected Multiple Range   Indicated TIC/EV Value
                                             ---------   -----------------------   ----------------------
     TOTAL INVESTED CAPITAL (TIC) MULTIPLE
        LTM Revenue                          $  18,381              0.32x - 0.59x  $  5,853  -  $  10,890
        LTM EBITDA                           $     988               5.4x  - 7.7x  $  5,327  -  $   7,628

     TOTAL ENTERPRISE VALUE (EV) MULTIPLE
        LTM Revenue                          $  18,381              0.32x - 0.58x  $  5,835  -  $  10,707
        LTM EBITDA                           $     988               5.3x  - 7.4x  $  5,238  -  $   7,295

     Indicated Reference Range

                                             Indicated Equity Value(1)  Indicated Share Price (2)
                                             -------------------------  -------------------------
     TOTAL INVESTED CAPITAL (TIC) MULTIPLE
        LTM Revenue                          $     5,025  -  $  10,062  $     0.88  -  $     1.77
        LTM EBITDA                           $     4,499  -  $   6,800  $     0.79  -  $     1.20

     TOTAL ENTERPRISE VALUE (EV) MULTIPLE
        LTM Revenue                          $    13,423  -  $  18,295  $     2.36  -  $     3.22
        LTM EBITDA                           $    12,826  -  $  14,883  $     2.26  -  $     2.62

     INDICATED REFERENCE RANGE                                          $     1.57  -  $     2.20

----------
(1) Adjusted for $828 and ($7,588) debt and net debt, respectively for TIC and EV. Net debt includes assumed cash from in the money options/warrants and the net present value of notes receivable.
(2)  Based upon and assumes 5,686 common stock share equivalents outstanding.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

COMPARABLE COMPANY ANALYSIS - VALUATION MULTIPLES
($ in thousands, except per share data)

                                                                          Total
                                           % Below/Above     Market     Invested     Enterprise
                              Stock Price     52-week        Value       Capital       Value
           Company             19-May-03      High-Low         MV        TIC (1)       EV (2)
----------------------------  -----------  -------------  -----------  -----------  -----------
Consolidated Graphics, Inc.   $    18.320   27.3% - 27.7% $   244,169  $   420,503  $   413,453

Mail-Well, Inc.                     2.310  65.2% - 143.2%     111,672      888,923      888,579

Impreso, Inc.                       2.030   42.7% - 18.0%      10,716       42,919       42,787

Moore Corporation(4)               12.050   16.6% - 53.5%   1,365,542    2,461,655    2,341,674

Wallace Computer Services(4)       26.860    0.3% - 70.0%   1,134,674    1,343,581    1,284,804

     High                                                 $ 1,365,542  $ 2,461,655  $ 2,341,674
     Mean                                                     573,355    1,031,516      994,260
     Median                                                   244,169      888,923      888,579
     Low                                                       10,716       42,919       42,787

BCT International             $     0.950   11.2% - 41.8% $     4,865  $     5,693  $       888

BCT International - Merger
 Consideration(5)                                         $    11,372  $    12,200  $     3,784

                                MV as a Multiple of      TIC as a Multiple of     EV as a Multiple of
                              -----------------------  -----------------------  -----------------------  5 Yr EPS
                               LTM  Common  Net Tang.    LTM     LTM     Total    LTM     LTM     Total   Growth
           Company             EPS  Equity    Equity   Revenue  EBITDA  Assets  Revenue  EBITDA  Assets  Proj. (3)
----------------------------  ----  ------  ---------  -------  ------  ------  -------  ------  ------  ---------
Consolidated Graphics, Inc.   15.3x    1.0x       1.8x    0.59x    5.4x    0.7x    0.58x    5.3x    0.7x      10.0%

Mail-Well, Inc.                1.8     2.1         na     0.52     6.7     0.8     0.52     6.7     0.8        5.0%

Impreso, Inc.                 16.9     0.6        0.6     0.32    10.1     0.7     0.32    10.1     0.7         na

Moore Corporation(4)          15.1     3.2        4.4     1.22    12.9     1.0     1.16    12.3     1.0         na

Wallace Computer Services(4)  14.0     2.4        4.0     0.89     7.7     1.4     0.85     7.4     1.4         na

     High                     16.9x    3.2x       4.4x    1.22x   12.9x    1.4x    1.16x   12.3x    1.4x      10.0%
     Mean                     12.6     1.9        2.7     0.71     8.6     0.9     0.69     8.3     0.9        7.5%
     Median                   15.1     2.1        2.9     0.59     7.7     0.8     0.58     7.4     0.8        7.5%
     Low                       1.8     0.6        0.6     0.32     5.4     0.7     0.32     5.3     0.7        5.0%

BCT International             10.6x    0.3x       0.3x    0.31x    5.8x    0.3x    0.05x    0.9x    0.0x        na

BCT International - Merger
 Consideration(5)             24.7x    0.7x       0.8x    0.66x   12.3x    0.7x    0.21x    3.8x    0.2x        na

(1) Total Invested Capital equals Market Value plus total debt, preferred stock, and minority interests.
(2) Enterprise Value equals Market Value plus total debt, preferred stock, and minority interests, less cash.
(3) Sources of estimates: Multex Estimates and other various securities analysts' estimates and reports.
(4)  Merger of Moore and Wallace in final stages.
(5) Reflects Merger Consideration, the effect of in-the-money options/warrants and the net present value of notes receivable.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

COMPARABLE COMPANY ANALYSIS - MARGIN AND OTHER ANALYSES

($ in thousands)

                                                                                   LTM (1)
                                                   -----------------------------------------------------------------
                                                              as Percentage of Revenue                  Return on
                                                   ------------------------------------------------  ----------------
                                                    Gross           Operating                  Net   Average  Average
           Company            Ticker    Revenue    Margin  S G & A    Margin   EBITDA  EBIT  Income   Assets   Equity
----------------------------  ------  -----------  ------  -------  ---------  ------  ----  ------  -------  -------
Consolidated Graphics, Inc.   CGX     $   709,780    24.5%    19.0%       5.5%   11.0%  5.5%   2.2%      2.6%     5.7%

Mail-Well, Inc.               MWL       1,712,542    19.8%    15.1%       4.7%    7.8%  4.6%   3.7%      5.7%   130.5%

Impreso, Inc.                 ZCOM        134,781    10.1%     7.3%       2.7%    3.1%  2.2%   0.5%      1.0%     3.9%

Moore Corporation             MCL       2,019,683    31.9%    26.2%       5.7%    9.4%  5.2%   4.4%      4.7%    22.0%

Wallace Computer Services     WCS       1,505,704    27.3%    19.9%       7.4%   11.6%  7.4%   5.3%      8.6%    17.4%

     High                             $ 2,019,683    31.9%    26.2%       7.4%   11.6%  7.4%   5.3%      8.6%   130.5%
     Mean                               1,216,498    22.7%    17.5%       5.2%    8.6%  5.0%   3.2%      4.5%    35.9%
     Median                             1,505,704    24.5%    19.0%       5.5%    9.4%  5.2%   3.7%      4.7%    17.4%
     Low                                  134,781    10.1%     7.3%       2.7%    3.1%  2.2%   0.5%      1.0%     3.9%

BCT International             BCTI    $    18,381    43.1%    39.0%       4.1%    5.4%  4.1%   2.5%      2.6%     3.1%

                                               LTM (1)                      as of Latest Available Filing
                                      -------------------------  --------------------------------------------------
                                                           Days            Total Debt     Total   Total   Latest FY
                                        A/R       Inv.    Sales  Current    to Total      Debt   Debt to     Rev
           Company            Ticker  Turnover  Turnover  Outs.   Ratio   Capitaliztion  to TIC  EBITDA    Growth
----------------------------  ------  --------  --------  -----  -------  -------------  ------  -------  ---------
Consolidated Graphics, Inc.   CGX          6.0x    16.55x  60.4      1.7           41.4%   41.6%     2.3x      -5.8%

Mail-Well, Inc.               MWL          7.7      13.2   47.6      1.5           93.6%   87.4%     5.8x      -7.5%

Impreso, Inc.                 ZCOM         9.2       3.5   39.8      1.3           65.5%   74.3%     7.6x      27.9%

Moore Corporation             MCL          5.9      10.3   62.0      1.3           72.0%   43.9%     5.7x      -5.4%

Wallace Computer Services     WCS          6.3      12.5   57.6      2.7           30.8%   15.5%     1.2x      -8.5%

     High                                  9.2x     16.5x  62.0      2.7           93.6%   87.4%     7.6x      27.9%
     Mean                                  7.0      11.2   53.5      1.7           60.7%   52.6%     4.5        0.1%
     Median                                6.3      12.5   57.6      1.5           65.5%   43.9%     5.7       -5.8%
     Low                                   5.9       3.5   39.8      1.3           30.8%   15.5%     1.2       -8.5%

BCT International             BCTI         7.0x     4.56x  52.4      5.0            5.1%   13.9%     0.8x      -7.3%

(1) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

COMPARABLE COMPANY ANALYSIS - INCOME STATEMENT OVERVIEW
($ in thousands, except per share data)

                                       Revenue                    EBITDA (1)              EBIT (1)               Net Income (1)
                              -------------------------   ----------------------   ----------------------   ----------------------
                                              Latest                     Latest                  Latest                    Latest
      Company                     LTM          10-K          LTM          10-K        LTM         10-K         LTM          10-K
---------------------------   -----------   -----------   ----------   ---------   ---------   ----------   ----------   ---------
Consolidated Graphics, Inc.   $   709,780   $   643,948   $   77,984   $  84,256   $  39,343   $   42,944   $   15,887   $  16,680

Mail-Well, Inc.                 1,712,542     1,728,705      133,127     133,309      78,546       77,856       62,777      70,169

Impreso, Inc.                     134,781       123,065        4,234       4,730       2,972        3,468          655       1,063

Moore Corporation               2,019,683     2,038,039      190,747     175,393     104,981       88,647       89,073      72,408

Wallace Computer Services       1,505,704     1,545,629      174,014     176,292     111,510      109,885       80,056      89,588

     High                     $  2,019,68   $ 2,038,039   $  190,747   $ 176,292   $ 111,510   $  109,885   $   89,073   $  89,588
     Mean                       1,216,498     1,215,877      116,021     114,796      67,470       64,560       49,690      49,982
     Median                     1,505,704     1,545,629      133,127     133,309      78,546       77,856       62,777      70,169
     Low                          134,781       123,065        4,234       4,730       2,972        3,468          655       1,063

BCT International             $    18,381   $    18,007   $      988   $   1,039   $     755   $      813   $      460   $     492

                                       EPS (1)
                              -------------------------     Latest       Latest
                                              Latest       Available    Available
     Company                      LTM          10-K          10-Q         10-K
---------------------------   -----------   -----------   ----------   ----------
Consolidated Graphics, Inc.   $      1.20   $      1.27    31-Dec-02   31-Mar-02

Mail-Well, Inc.                      1.32          1.47    31-Mar-03   31-Dec-02

Impreso, Inc.                        0.12          0.20    28-Feb-03   31-Aug-02

Moore Corporation                    0.80          0.65    31-Mar-03   31-Dec-02

Wallace Computer Services            1.92          2.17    31-Jan-03   31-Jul-02

     High                     $      1.92   $      2.17
     Mean                            1.07          1.15
     Median                          1.20          1.27
     Low                             0.12          0.20

BCT International             $      0.09   $      0.10    30-Nov-02    28-Feb-02

(1) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

COMPARABLE COMPANY ANALYSIS - BALANCE SHEET OVERVIEW
($ in thousands)

                                                             As of Latest Available Filing
                              ---------------------------------------------------------------------------------------------
                                 Cash,                                   Total
                              Equivalents     Accounts                  Current                  Intangibles,      Total
        Company               & Mrkt Sec    Receivables   Inventory      Assets      PPE, net        net           Assets
---------------------------   -----------   -----------   ----------   ----------   ----------   ------------   -----------
Consolidated Graphics, Inc.   $     7,050   $   113,018   $   31,991   $  162,276   $  281,661   $    110,556   $   562,466

Mail-Well, Inc.                       344       227,049      104,546      380,164      379,677        311,578     1,110,270

Impreso, Inc.                         132        13,562       34,318       48,816       15,411              -        64,327

Moore Corporation                 119,981       344,567      137,372      673,487      252,549        113,927     2,352,830

Wallace Computer Services          58,777       229,882       89,799      419,524      307,745        184,624       931,247

     High                     $   119,981   $   344,567   $  137,372   $  673,487   $  379,677   $    311,578   $ 2,352,830
     Mean                          37,257       185,616       79,605      336,853      247,409        144,137     1,004,228
     Median                         7,050       227,049       89,799      380,164      281,661        113,927       931,247
     Low                              132        13,562       31,991       48,816       15,411              -        64,327

BCT International             $     4,805   $     2,386   $    2,697   $   10,806   $      963   $        186   $    18,185

                                         As of Latest Available  Filing
                              -------------------------------------------------------
                                 Total                                                     Latest
                                Current        Total        Total       Net Tangible      Available
      Company                 Liabilities      Debt        Common Eq     Common Eq         Filing
---------------------------   -----------   -----------   ----------   --------------   ------------
Consolidated Graphics, Inc.   $    97,442   $   176,334   $  249,809   $      139,253      31-Dec-02

Mail-Well, Inc.                   255,547       777,251       53,449         (258,129)     31-Mar-03

Impreso, Inc.                      36,194        32,203       16,944           16,944      28-Feb-03

Moore Corporation                 538,210     1,096,113      425,819          311,892      31-Mar-03

Wallace Computer Services         155,862       208,907      468,983          284,359      31-Jan-03

     High                     $   538,210   $ 1,096,113   $  468,983   $      311,892
     Mean                         216,651       458,162      243,001           98,864
     Median                       155,862       208,907      249,809          139,253
     Low                           36,194        32,203       16,944         (258,129)

BCT International             $     2,146   $       828   $   15,291   $       15,105      30-Nov-02

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                      CONSOLIDATED GRAPHICS, INC. OVERVIEW

            Name            Consolidated Graphic
          Symbol            CGX
Latest Fiscal YE            31-Mar-02
 Latest Rprt Per            31-Dec-02

                            Address 5858 Westheimer
                       City, State Zip Houston, TX 77057
                             Telephone 713-787-0977
                        Website consolidatedgraphics.com

                         Officers Joe Davis, Chmn & CEO

A national provider of commercial printing services. Sales are mainly derived from commercial printing services, which include electronic prepress, printing, finishing, storage and delivery of high quality, custom-designed products. Examples of such products include multicolor product and capability brochures, shareholder communications, catalogs, training manuals, point-of-purchase marketing materials and direct mail pieces.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)
                                                                   Nine Months Ended        Fiscal Years Ended
                                                       LTM       ----------------------   ----------------------
                                                      Dec-02     Dec-02         Dec-01      Mar-02       Mar-01
                                                     ---------   ----------   ---------   ----------   ---------
Revenue                                              $ 709,780   $  544,174   $ 478,342   $  643,948   $ 683,396
COGS                                                   535,750      411,860     353,257      477,147     494,158
                                                     ---------   ----------   ---------   ----------   ---------
                                      Gross Profit     174,030      132,314     125,085      166,801     189,238
Selling, General & Administrative                      134,687       98,188      87,358      123,857     124,665
Research & Development                                       -            -           -            -           -
Other Operating                                              -            -           -            -           -
                                                     ---------   ----------   ---------   ----------   ---------
                                  Operating Income      39,343       34,126      37,727       42,944      64,573
Interest Income / (Expense), net                       (11,053)      (8,020)    (12,111)     (15,144)    (20,858)
Other Income / (Expense), net                                -            -           -            -           -
                                                     ---------   ----------   ---------   ----------   ---------
                                    Pre-tax Income      28,290       26,106      25,616       27,800      43,715
Taxes                                                   12,403        9,920       8,637       11,120      15,164
                                                     ---------   ----------   ---------   ----------   ---------
                                  After-tax Income      15,887       16,186      16,979       16,680      28,551
Minority Interest                                            -            -           -            -           -
Equity in Affiliates                                         -            -           -            -           -
                                                     ---------   ----------   ---------   ----------   ---------
                             Normalized Net Income      15,887       16,186      16,979       16,680      28,551
Preferred Dividends                                          -            -           -            -           -
                                                     ---------   ----------   ---------   ----------   ---------
                   Normalized Net Income to Common   $  15,887   $   16,186   $  16,979   $   16,680   $  28,551
                                                     =========   ==========   =========   ==========   =========
                                              EBIT   $  39,343   $   34,126   $  37,727   $   42,944   $  64,573
                       Depreciation & Amortization   $  38,641   $   27,658   $  30,329   $   41,312   $  38,783
                                            EBITDA   $  77,984   $   61,784   $  68,056   $   84,256   $ 103,356
                                             CAPEX   $  14,838   $    9,507   $  10,939   $   16,270   $  26,434
                                    EBITDA - CAPEX   $  63,146   $   52,277   $  57,117   $   67,986   $  76,922
                          GAAP Operating Cash Flow   $  86,415   $   72,566   $  55,907   $   69,756   $  68,118

Basic Reported Weighted Avg Shares Out (000's)                       13,212      13,054       13,107      13,142
                              Basic Normalized EPS   $    1.20   $     1.23   $    1.30   $     1.27   $    2.17
                                Basic Reported EPS   $   (4.12)  $    (4.40)  $    0.99   $     1.27   $    1.68
Diluted Reported Weighted Avg Shares Out (000's)                     13,528      13,334       13,380      13,186
                            Diluted Normalized EPS   $    1.18   $     1.20   $    1.27   $     1.25   $    2.17
                              Diluted Reported EPS   $   (4.02)  $    (4.30)  $    0.97   $     1.25   $    1.68

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                    $ (70,351)  $  (74,376)  $  (4,025)  $        -   $  (6,440)
Other Unusual (Expense) Gain Items                           -            -           -            -           -
Tax Shelter (Charge) on Unusual Items                        -            -           -            -           -
                                                     ---------   ----------   ---------   ----------   ---------
Unusual (Exp) Gain Items, net of Taxes                 (70,351)     (74,376)     (4,025)           -      (6,440)
Accounting Changes, net of Taxes                             -            -           -            -           -
Discontinued Operations, net of Taxes                        -            -           -            -           -
Extraordinary Items, net of Taxes                            -            -           -            -           -
                                                     ---------   ----------   ---------   ----------   ---------
Total Reconciling Items, net of Taxes                $ (70,351)  $  (74,376)  $  (4,025)  $        -   $  (6,440)
                                                     =========   ==========   =========   ==========   =========

         Reported Income Tax (Benefit)               $  12,403   $    9,920   $   8,637   $   11,120   $  15,164
            Reported Net Income (Loss)               $ (54,464)  $  (58,190)  $  12,954   $   16,680   $  22,111

                  PROFITABILITY & COST RATIOS (AS % OF REVENUE)

Gross Profit                                              24.5%        24.3%       26.1%        25.9%       27.7%
S,G & A                                                   19.0%        18.0%       18.3%        19.2%       18.2%
Operating Income                                           5.5%         6.3%        7.9%         6.7%        9.4%
Pre-Tax                                                    4.0%         4.8%        5.4%         4.3%        6.4%
EBIT                                                       5.5%         6.3%        7.9%         6.7%        9.4%
EBITDA                                                    11.0%        11.4%       14.2%        13.1%       15.1%
Normalized Net Income to Common                            2.2%         3.0%        3.5%         2.6%        4.2%
Reported Net Income                                       -7.7%       -10.7%        2.7%         2.6%        3.2%
CAPEX                                                      2.1%         1.7%        2.3%         2.5%        3.9%

                               BALANCE SHEET DATA

($ in thousands, except per share)                                        As of
                                                       As of     ----------------------
                                                     31-Dec-02     Mar-02       Mar-01
                                                     ---------   ----------   ---------
Cash & Equivalents                                   $   7,050   $    8,955   $   8,667
Marketable Securities                                        -            -           -
                                                     ---------   ----------   ---------
Total Cash & Mkt Securities                              7,050        8,955       8,667
Accounts Receivable                                    113,018      121,981     116,095
Inventory                                               31,991       32,771      31,536
Other Current Assets                                    10,217       11,267       8,628
                                                     ---------   ----------   ---------
                              Total Current Assets     162,276      174,974     164,926
PPE, net                                               281,661      293,831     299,871
Intangibles, net                                       110,556      199,331     203,030
Investments                                                  -            -           -
Other Assets                                             7,973        8,597       6,840
                                                     ---------   ----------   ---------
                                      Total Assets   $ 562,466   $  676,733   $ 674,667
                                                     =========   ==========   =========

Accounts Payable                                     $  32,759   $   32,068   $  33,865
Accrued Expenses                                        43,435       37,382      32,609
Short Term Debt                                         21,198       19,877      18,711
Short Term Capital Leases                                    -            -           -
Other Current Liabilities                                   50          611         253
                                                     ---------   ----------   ---------
                         Total Current Liabilities      97,442       89,938      85,438
Other LT Liabilities                                    60,079       66,337      54,966
Long Term Debt                                         155,136      213,860     246,729
Long Term Capital Leases                                     -            -           -
Minority Interests                                           -            -           -
Pref Stock (Liq Value)                                       -            -           -
                                                     ---------   ----------   ---------
                    Total Liabilities & Pref Stock     312,657      370,135     387,133
                                                     ---------   ----------   ---------
Common Equity                                          249,809      306,598     287,534
                                                     ---------   ----------   ---------
                        Total Liabilities & Equity   $ 562,466   $  676,733   $ 674,667
                                                     =========   ==========   =========

Common Shares Outstanding (000's)                       13,314       13,206      13,019
                              Cash Value per share   $    0.53   $     0.68   $    0.67
                              Book Value per share   $   18.76   $    23.22   $   22.09
                     Tangible Book Value per share   $   10.46   $     8.12   $    6.49

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                              6.04x        5.41x       5.89x
Inventory Turnover                                       16.55x       14.84x      15.67x
Asset Turnover                                            1.15x        0.95x       1.01x
Days Sales Outstanding                                    60.4         67.5        62.0
Days Inventory Outstanding                                22.1         24.6        23.3
Days Payable Outstanding                                  17.6         20.0        20.0
Return on Avg Assets                                       2.6%         2.5%         na
Return on Avg Common Equity                                5.7%         5.6%         na

                               FINANCIAL STRENGTH

Current Ratio                                             1.67         1.95        1.93
Quick Ratio                                               1.34         1.58        1.56
Total Debt                                           $ 176,334   $  233,737   $ 265,440
Net Debt                                             $ 169,284   $  224,782   $ 256,773
Total Capitalization                                 $ 426,143   $  540,335   $ 552,974
Total Debt/Total Capitalization                           41.4%        43.3%       48.0%
Net Debt/Total Capitalization                             39.7%        41.6%       46.4%
Total Debt/TIC                                            41.9%        55.6%       63.1%
Total Debt/EBITDA                                         2.26x        2.77x       2.57x
Total Debt/EBITDA-CAPEX                                   2.79x        3.44x       3.45x
EBITDA/Interest Expense                                   7.06x        5.56x       4.96x
EBITDA-CAPEX/Interest Expense                             5.71x        4.49x       3.69x

                               MARKET INFORMATION

As of Date                                                       19-May-03
Exchange                                                               NYSE
Stock Price                                                      $    18.32
52 Week High                                                     $    25.20
52 Week Low                                                      $    14.35
Avg. Daily Volume (000's)                                                56
Beta                                                                   0.53
Shares Outstanding (000's)                                           13,328
Total Outstanding Warrants & Options (000's)                              -
Float (000's)                                                        11,100

Market Cap                                                       $  244,169
Total Invested Capital (TIC)                                     $  420,503
Enterprise Value (EV)                                            $  413,453
Ownership
   Insiders% Owned                                                    17.00%
   Institutional % Owned                                              59.00%
      Number of Institutions                                            235

                                VALUATION RATIOS

                                                        Multiple of
                                             ----------------------------------
                                             Market Cap     TIC          EV
                                             ----------------------------------
Latest Twelve Months
   Revenue                                         0.34x       0.59x       0.58x
   EBIT                                            6.21x      10.69x      10.51x
   EBITDA                                          3.13x       5.39x       5.30x
   Normalized Net Income                          15.37x      26.47x      26.02x
   Basic Normalized EPS                           15.27x         na          na
Projected
   Mar-04 Mean Revenue                             0.34x       0.59x       0.58x
   Mar-05 Mean Revenue                             0.33x       0.57x       0.56x
   Mar-04 Mean EPS                                18.69x         na          na
   Mar-05 Mean EPS                                  na           na          na
Most Recent Filing
   Assets                                          0.43x       0.75x       0.74x
   Common Equity                                   0.98x         na          na
   Tangible Common Equity                          1.75x         na          na

                            MEAN CONSENSUS ESTIMATES

Year Ending                           # Ests       Revenue       EPS
-----------------------------------------------------------------------
March-04                                     1   $  712,300   $    0.98
March-05                                     1   $  733,700          na
LT Growth                                    1                    10.00%

                               PERIOD GROWTH RATES

                                 Nine Months Ended   Fiscal Years Ended
                                      Dec-02               Mar-02
                                 -----------------   ------------------
Revenue                                       13.8%                -5.8%
EBIT                                          -9.5%               -33.5%
EBITDA                                        -9.2%               -18.5%

NOTES
   Add backs include restructuring expenses and asset impairment charges.

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                            MAIL-WELL, INC. OVERVIEW

            Name            Mail-Well, Inc.
          Symbol            MWL
Latest Fiscal YE            31-Dec-02
 Latest Rprt Per            31-Mar-03

                      Address 8310 S. Valley Highway #400
                      City, State Zip Englewood, CO 80112
                            Telephone (303) 790-8023
                               Website imagex.com

                        Officers Paul Reilly, Pres & CEO

Operates 103 printing and manufacturing facilities throughout North America and three in the United Kingdom. The Company provides high-impact color printing, and general commercial printing. The Company also has an envelope business that provides customized envelopes and packaging products, including Tyvek mailers used by the United States Postal Service, sold directly to end users or to independent distributors who sell to end users, and envelopes and other products sold to wholesalers, paper merchants, printers, brokerage firms, office product establishments and superstores.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)
                                                                       Three Months Ended        Fiscal Years Ended
                                                         LTM        -----------------------   -------------------------
                                                        Mar-03        Mar-03       Mar-02        Dec-02        Dec-01
                                                      -----------   ----------   ----------   -----------   -----------
Revenue                                               $ 1,712,542   $  427,319   $  443,482   $ 1,728,705   $ 1,868,768
COGS                                                    1,373,380      343,472      355,453     1,385,361     1,481,135
                                                      -----------   ----------   ----------   -----------   -----------
                                        Gross Profit      339,162       83,847       88,029       343,344       387,633
Selling, General & Administrative                         259,023       63,480       68,191       263,734       277,004
Research & Development                                          -            -            -             -             -
Other Operating                                                 -            -            -             -             -
                                                      -----------   ----------   ----------   -----------   -----------
                                    Operating Income       80,139       20,367       19,838        79,610       110,629
Interest Income / (Expense), net                          (73,535)     (17,979)     (14,905)      (70,461)      (63,314)
Other Income / (Expense), net                              (1,593)        (131)        (292)       (1,754)       (1,923)
                                                      -----------   ----------   ----------   -----------   -----------
                                      Pre-tax Income        5,011        2,257        4,641         7,395        45,392
Taxes                                                     (57,766)         484       (4,524)      (62,774)       (5,200)
                                                      -----------   ----------   ----------   -----------   -----------
                                    After-tax Income       62,777        1,773        9,165        70,169        50,592
Minority Interest                                               -            -            -             -             -
Equity in Affiliates                                            -            -            -             -             -
                                                      -----------   ----------   ----------   -----------   -----------
                               Normalized Net Income       62,777        1,773        9,165        70,169        50,592
Preferred Dividends                                             -            -            -             -             -
                                                      -----------   ----------   ----------   -----------   -----------
                     Normalized Net Income to Common  $    62,777   $    1,773   $    9,165   $    70,169   $    50,592
                                                      ===========   ==========   ==========   ===========   ===========

                                                EBIT  $    78,546   $   20,236   $   19,546   $    77,856   $   108,706
                         Depreciation & Amortization  $    54,581   $   12,573   $   13,445   $    55,453   $    69,402
                                              EBITDA  $   133,127   $   32,809   $   32,991   $   133,309   $   178,108
                                               CAPEX  $    25,972   $    6,416   $   11,340   $    30,896   $    32,742
                                      EBITDA - CAPEX  $   107,155   $   26,393   $   21,651   $   102,413   $   145,366
                            GAAP Operating Cash Flow  $     1,845   $  (13,440)  $    7,686   $    22,971   $   170,935

Basic Reported Weighted Avg Shares Out (000's)                          47,668       47,358        47,665        47,562
                                Basic Normalized EPS  $      1.32   $     0.04   $     0.19   $      1.47   $      1.06
                                  Basic Reported EPS  $     (1.35)  $     0.07   $    (2.82)  $     (4.24)  $     (2.86)
Diluted Reported Weighted Avg Shares Out (000's)                        48,376       47,358        47,665        47,562
                              Diluted Normalized EPS  $      1.32   $     0.04   $     0.19   $      1.47   $      1.06
                                Diluted Reported EPS  $     (1.36)  $     0.06   $    (2.82)  $     (4.24)  $     (2.86)

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                     $   (74,422)  $   (1,130)  $  (22,774)  $   (96,066)  $   (95,805)
Other Unusual (Expense) Gain Items                              -            -            -             -             -
Tax Shelter (Charge) on Unusual Items                     (37,466)           -            -       (37,466)            -
                                                      -----------   ----------   ----------   -----------   -----------
Unusual (Exp) Gain Items, net of Taxes                   (111,888)      (1,130)     (22,774)     (133,532)      (95,805)
Accounting Changes, net of Taxes                                -            -            -             -             -
Discontinued Operations, net of Taxes                      (6,369)       2,500       (7,999)      (16,868)      (91,004)
Extraordinary Items, net of Taxes                         (10,125)           -            -       (10,125)            -
                                                      -----------   ----------   ----------   -----------   -----------
Total Reconciling Items, net of Taxes                 $  (128,382)  $    1,370   $ (142,521)  $  (272,273)  $  (186,809)
                                                      ===========   ==========   ==========   ===========   ===========

                       Reported Income Tax (Benefit)  $   (20,300)  $      484   $   (4,524)  $   (25,308)  $    (5,200)
                          Reported Net Income (Loss)  $   (65,605)  $    3,143   $ (133,356)  $  (202,104)  $  (136,217)

                  PROFITABILITY & COST RATIOS (AS % OF REVENUE)

Gross Profit                                                 19.8%        19.6%        19.8%         19.9%         20.7%
S,G & A                                                      15.1%        14.9%        15.4%         15.3%         14.8%
Operating Income                                              4.7%         4.8%         4.5%          4.6%          5.9%
Pre-Tax                                                       0.3%         0.5%         1.0%          0.4%          2.4%
EBIT                                                          4.6%         4.7%         4.4%          4.5%          5.8%
EBITDA                                                        7.8%         7.7%         7.4%          7.7%          9.5%
Normalized Net Income to Common                               3.7%         0.4%         2.1%          4.1%          2.7%
Reported Net Income                                          -3.8%         0.7%       -30.1%        -11.7%         -7.3%
CAPEX                                                         1.5%         1.5%         2.6%          1.8%          1.8%

                               BALANCE SHEET DATA

($ in thousands, except per share)                                  As of
                                               As of      --------------------------
                                             31-Mar-03       Dec-02        Dec-01
                                            -----------   -----------   ------------
Cash & Equivalents                          $       344   $     2,650   $        894
Marketable Securities                                 -             -              -
                                            -----------   -----------   ------------
Total Cash & Mkt Securities                         344         2,650            894
Accounts Receivable                             227,049       219,924        233,045
Inventory                                       104,546       103,533        111,648
Other Current Assets                             48,225        50,254        233,462
                                            -----------   -----------   ------------
                     Total Current Assets       380,164       376,361        579,049
PPE, net                                        379,677       379,624        428,564
Intangibles, net                                311,578       308,947        420,723
Investments                                           -             -              -
Other Assets                                     38,851        42,435         48,531
                                            -----------   -----------   ------------
                             Total Assets   $ 1,110,270   $ 1,107,367   $  1,476,867
                                            ===========   ===========   ============

Accounts Payable                            $   143,715   $   151,930   $    160,659
Accrued Expenses                                 49,660        53,292         51,407
Short Term Debt                                   2,193         2,961        303,170
Short Term Capital Leases                             -             -              -
Other Current Liabilities                        59,979        67,848         62,520
                                            -----------   -----------   ------------
                Total Current Liabilities       255,547       276,031        577,756
Other LT Liabilities                             26,216        27,630        105,183
Long Term Debt                                  775,058       760,938        552,051
Long Term Capital Leases                              -             -              -
Minority Interests                                    -             -              -
Pref Stock (Liq Value)                                -             -              -
                                            -----------   -----------   ------------
           Total Liabilities & Pref Stock     1,056,821     1,064,599      1,234,990
                                            -----------   -----------   ------------
Common Equity                                    53,449        42,768        241,877
                                            -----------   -----------   ------------
               Total Liabilities & Equity   $ 1,110,270   $ 1,107,367   $  1,476,867
                                            ===========   ===========   ============

Common Shares Outstanding (000's)                48,343        48,337         48,326
                     Cash Value per share   $      0.01   $      0.05   $       0.02
                     Book Value per share   $      1.11   $      0.88   $       5.01
            Tangible Book Value per share   $     (5.34)  $     (5.51)  $      (3.70)

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                       7.66x         7.63x          8.02x
Inventory Turnover                                13.20x        12.88x         13.27x
Asset Turnover                                     1.54x         1.34x          1.27x
Days Sales Outstanding                             47.6          47.8           45.5
Days Inventory Outstanding                         27.7          28.3           27.5
Days Payable Outstanding                           33.1          34.6           33.4
Return on Avg Assets                                5.7%          5.4%            na
Return on Avg Common Equity                       130.5%         49.3%            na

                               FINANCIAL STRENGTH

Current Ratio                                      1.49          1.36           1.00
Quick Ratio                                        1.08          0.99           0.81
Total Debt                                  $   777,251   $   763,899   $    855,221
Net Debt                                    $   776,907   $   761,249   $    854,327
Total Capitalization                        $   830,700   $   806,667   $  1,097,098
Total Debt/Total Capitalization                    93.6%         94.7%          78.0%
Net Debt/Total Capitalization                      93.5%         94.4%          77.9%
Total Debt/TIC                                     87.4%         85.9%          96.2%
Total Debt/EBITDA                                  5.84x         5.73x          4.80x
Total Debt/EBITDA-CAPEX                            7.25x         7.46x          5.88x
EBITDA/Interest Expense                            1.81x         1.89x          2.81x
EBITDA-CAPEX/Interest Expense                      1.46x         1.45x          2.30x

                               MARKET INFORMATION

As of Date                                                            19-May-03
Exchange                                                                   NYSE
Stock Price                                                        $       2.31
52 Week High                                                       $       6.63
52 Week Low                                                        $       0.95
Avg. Daily Volume (000's)                                                    92
Beta                                                                       1.53
Shares Outstanding (000's)                                               48,343
Total Outstanding Warrants & Options (000's)                                  -
Float (000's)                                                            26,300

Market Cap                                                         $    111,672
Total Invested Capital (TIC)                                       $    888,923
Enterprise Value (EV)                                              $    888,579
Ownership
   Insiders% Owned                                                        46.00%
   Institutional % Owned                                                  54.00%
      Number of Institutions                                                117

                                VALUATION RATIOS

                                                         Multiple of
                                            ------------------------------------
                                             Market Cap       TIC           EV
                                            ------------------------------------
Latest Twelve Months
   Revenue                                         0.07x         0.52x     0.52x
   EBIT                                            1.42x        11.32x    11.31x
   EBITDA                                          0.84x         6.68x     6.67x
   Normalized Net Income                           1.78x        14.16x    14.15x
   Basic Normalized EPS                            1.75x           na        na
Projected
   Dec-03 Mean Revenue                             0.07x         0.52x     0.52x
   Dec-04 Mean Revenue                             0.06x         0.52x     0.51x
   Dec-03 Mean EPS                                 9.24x           na        na
   Dec-04 Mean EPS                                 5.50x           na        na
Most Recent Filing
   Assets                                          0.10x         0.80x     0.80x
   Common Equity                                   2.09x           na        na
   Tangible Common Equity                            na            na        na

                            MEAN CONSENSUS ESTIMATES

Year Ending                                   # Ests        Revenue       EPS
--------------------------------------------------------------------------------
December-03                                           1   $ 1,696,000   $  0.25
December-04                                           1   $ 1,726,000   $  0.42
LT Growth                                             -                    5.00%

                               PERIOD GROWTH RATES

                                     Three Months Ended      Fiscal Years Ended
                                           Mar-03                 Dec-02
                                     ------------------      ------------------
Revenue                                            -3.6%                   -7.5%
EBIT                                                3.5%                  -28.4%
EBITDA                                             -0.6%                  -25.2%

NOTES
   Add backs include restructuring expenses and asset impairment charges. Discontinued operations represent sale of label & printed office product segments.
   Extraordinary items include gain from settlement of debt.

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                             IMPRESO, INC. OVERVIEW

            Name          Impreso, Inc.
          Symbol          ZCOM
Latest Fiscal YE          31-Aug-02
 Latest Rprt Per          28-Feb-03

                         Address 652 Southwestern Blvd.
                        City, State Zip Coppell, TX 75019
                             Telephone 972-462-0100
                             Website tstimpreso.com

                        Officers Marshall Sorokwasz, CEO

Impreso, Inc. is the holding company of TST/Impreso, Inc. (TST), a manufacturer and distributor to dealers and other resellers of various paper and film products for commercial and home use in domestic and international markets, and Hotsheet.com, Inc., the owner of Hotsheet.com, an online Web reference directory. TST manufactures and distributes its products under its own IMPRESO label, generic labels and private labels. Hotsheet is an Internet Website directory, or portal, specializing in listing popular and useful Web destinations utilized by a wide general audience.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)
                                                                        Six Months Ended          Fiscal Years Ended
                                                          LTM       -----------------------   -------------------------
                                                         Feb-03       Feb-03       Feb-02       Aug-02         Aug-01
                                                      -----------   ----------   ----------   -----------   -----------
Revenue                                               $   134,781   $   63,512   $   51,796   $   123,065   $    96,208
COGS                                                      121,187       57,062       46,323       110,448        84,752
                                                      -----------   ----------   ----------   -----------   -----------
                                        Gross Profit       13,594        6,450        5,473        12,617        11,456
Selling, General & Administrative                           9,896        4,785        4,221         9,332         7,872
Research & Development                                          -            -            -             -             -
Other Operating                                                 -            -            -             -             -
                                                      -----------   ----------   ----------   -----------   -----------
                                    Operating Income        3,698        1,665        1,252         3,285         3,584
Interest Income / (Expense), net                           (1,871)        (958)        (831)       (1,744)       (1,633)
Other Income / (Expense), net                                (726)         157        1,066           183            72
                                                      -----------   ----------   ----------   -----------   -----------
                                      Pre-tax Income        1,101          864        1,487         1,724         2,023
Taxes                                                         446          343          558           661           776
                                                      -----------   ----------   ----------   -----------   -----------
                                    After-tax Income          655          521          929         1,063         1,247
Minority Interest                                               -            -            -             -             -
Equity in Affiliates                                            -            -            -             -             -
                                                      -----------   ----------   ----------   -----------   -----------
                               Normalized Net Income          655          521          929         1,063         1,247
Preferred Dividends                                             -            -            -             -             -
                                                      -----------   ----------   ----------   -----------   -----------
                     Normalized Net Income to Common  $       655   $      521   $      929   $     1,063   $     1,247
                                                      ===========   ==========   ==========   ===========   ===========

                                                EBIT  $     2,972   $    1,822   $    2,318   $     3,468   $     3,656
                         Depreciation & Amortization  $     1,262   $        -   $        -   $     1,262   $       874
                                              EBITDA  $     4,234   $    1,822   $    2,318   $     4,730   $     4,530
                                               CAPEX  $     1,540   $        -   $        -   $     1,540   $     1,200
                                      EBITDA - CAPEX  $     2,694   $    1,822   $    2,318   $     3,190   $     3,330
                            GAAP Operating Cash Flow  $     5,441   $        -   $        -   $     5,441   $     4,946

Basic Reported Weighted Avg Shares Out (000's)                           5,279        5,279         5,279         5,281
                                Basic Normalized EPS  $      0.12   $     0.10   $     0.18   $      0.20   $      0.24
                                  Basic Reported EPS  $      0.24   $     0.10   $     0.18   $      0.32   $      0.24
Diluted Reported Weighted Avg Shares Out (000's)                         5,279        5,279         5,279         5,281
                              Diluted Normalized EPS  $      0.12   $     0.10   $     0.18   $      0.20   $      0.24
                                Diluted Reported EPS  $      0.24   $     0.10   $     0.18   $      0.32   $      0.24

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                     $         -   $        -   $        -   $         -   $         -
Other Unusual (Expense) Gain Items                          1,005            -            -         1,005             -
Tax Shelter (Charge) on Unusual Items                        (392)           -            -          (392)            -
                                                      -----------   ----------   ----------   -----------   -----------
Unusual (Exp) Gain Items, net of Taxes                        613            -            -           613             -
Accounting Changes, net of Taxes                                -            -            -             -             -
Discontinued Operations, net of Taxes                           -            -            -             -             -
Extraordinary Items, net of Taxes                               -            -            -             -             -
                                                      -----------   ----------   ----------   -----------   -----------
Total Reconciling Items, net of Taxes                 $       613   $        -   $        -   $       613   $         -
                                                      ===========   ==========   ==========   ===========   ===========

                       Reported Income Tax (Benefit)  $       838   $      343   $      558   $     1,053   $       776
                          Reported Net Income (Loss)  $     1,268   $      521   $      929   $     1,676   $     1,247

                  PROFITABILITY & COST RATIOS (as % of Revenue)

Gross Profit                                                 10.1%        10.2%        10.6%         10.3%         11.9%
S,G & A                                                       7.3%         7.5%         8.1%          7.6%          8.2%
Operating Income                                              2.7%         2.6%         2.4%          2.7%          3.7%
Pre-Tax                                                       0.8%         1.4%         2.9%          1.4%          2.1%
EBIT                                                          2.2%         2.9%         4.5%          2.8%          3.8%
EBITDA                                                        3.1%         2.9%         4.5%          3.8%          4.7%
Normalized Net Income to Common                               0.5%         0.8%         1.8%          0.9%          1.3%
Reported Net Income                                           0.9%         0.8%         1.8%          1.4%          1.3%
CAPEX                                                         1.1%         0.0%         0.0%          1.3%          1.2%

                               BALANCE SHEET DATA

($ in thousands, except per share)                           As of
                                          As of     ----------------------
                                        28-Feb-03     Aug-02       Aug-01
                                       ----------   ----------   ---------
Cash & Equivalents                     $      132   $      203   $     211
Marketable Securities                           -            -           -
                                       ----------   ----------   ---------
Total Cash & Mkt Securities                   132          203         211
Accounts Receivable                        13,562       15,864      11,748
Inventory                                  34,318       34,111      38,460
Other Current Assets                          804          740         351
                                       ----------   ----------   ---------
               Total Current Assets        48,816       50,918      50,770
PPE, net                                   15,411       15,939      11,213
Intangibles, net                                -            -           -
Investments                                     -            -           -
Other Assets                                  100          115         219
                                       ----------   ----------   ---------
                       Total Assets    $   64,327   $   66,972   $  62,202
                                       ==========   ==========   =========

Accounts Payable                       $   11,606   $   16,302   $  18,572
Accrued Expenses                            2,596        3,703       1,942
Short Term Debt                            21,992       18,992      19,720
Short Term Capital Leases                       -            -           -
Other Current Liabilities                       -            -           -
                                       ----------   ----------   ---------
          Total Current Liabilities        36,194       38,997      40,234
Other LT Liabilities                          978          949         927
Long Term Debt                             10,211       10,609       6,328
Long Term Capital Leases                        -            -           -
Minority Interests                              -            -           -
Pref Stock (Liq Value)                          -            -           -
                                       ----------   ----------   ---------
     Total Liabilities & Pref Stock        47,383       50,555      47,489
                                       ----------   ----------   ---------
Common Equity                              16,944       16,417      14,713
                                       ----------   ----------   ---------
         Total Liabilities & Equity    $   64,327   $   66,972   $  62,202
                                       ==========   ==========   =========

Common Shares Outstanding (000's)           5,279        5,279       5,265
               Cash Value per share    $     0.03   $     0.04   $    0.04
               Book Value per share    $     3.21   $     3.11   $    2.79
      Tangible Book Value per share    $     3.21   $     3.11   $    2.79

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                 9.16x        8.91x       8.19x
Inventory Turnover                           3.54x        3.04x       2.20x
Asset Turnover                               2.05x        1.91x       1.55x
Days Sales Outstanding                       39.8         40.9        44.6
Days Inventory Outstanding                  103.0        119.9       165.6
Days Payable Outstanding                     38.9         53.1        73.2
Return on Avg Assets                          1.0%         1.6%         na
Return on Avg Common Equity                   3.9%         6.8%         na

                               FINANCIAL STRENGTH

Current Ratio                                1.35         1.31        1.26
Quick Ratio                                  0.40         0.43        0.31
Total Debt                             $   32,203   $   29,601   $  26,048
Net Debt                               $   32,071   $   29,398   $  25,837
Total Capitalization                   $   49,147   $   46,018   $  40,761
Total Debt/Total Capitalization              65.5%        64.3%       63.9%
Net Debt/Total Capitalization                65.3%        63.9%       63.4%
Total Debt/TIC                               75.0%        69.0%       60.7%
Total Debt/EBITDA                            7.61x        6.26x       5.75x
Total Debt/EBITDA-CAPEX                     11.95x        9.28x       7.82x
EBITDA/Interest Expense                      2.26x        2.71x       2.77x
EBITDA-CAPEX/Interest Expense                1.44x        1.83x       2.04x

                               MARKET INFORMATION

As of Date                                                             19-May-03
Exchange                                                                 NASDAQ
Stock Price                                                       $        2.03
52 Week High                                                      $        3.54
52 Week Low                                                       $        1.72
Avg. Daily Volume (000's)                                                     2
Beta                                                                       0.94
Shares Outstanding (000's)                                                5,279
Total Outstanding Warrants & Options (000's)                                  -
Float (000's)                                                             1,700

Market Cap                                                        $      10,716
Total Invested Capital (TIC)                                      $      42,919
Enterprise Value (EV)                                             $      42,787

Ownership
   Insiders % Owned                                                       68.00%
   Institutional % Owned                                                   3.00%
      Number of Institutions                                                  9

                                VALUATION RATIOS

                                                    Multiple of
                                       -----------------------------------
                                       Market Cap      TIC          EV
                                       -----------------------------------
Latest Twelve Months
   Revenue                                   0.08x        0.32x       0.32x
   EBIT                                      3.61x       14.44x      14.40x
   EBITDA                                    2.53x       10.14x      10.11x
   Normalized Net Income                    16.36x       65.53x      65.33x
   Basic Normalized EPS                     16.92x          na          na
Projected
   Dec-02 Mean Revenue                         na           na          na
   Dec-03 Mean Revenue                         na           na          na
   Dec-02 Mean EPS                             na           na          na
   Dec-03 Mean EPS                             na           na          na
Most Recent Filing
   Assets                                    0.17x        0.67x       0.67x
   Common Equity                             0.63x          na          na
   Tangible Common Equity                    0.63x          na          na

                            MEAN CONSENSUS ESTIMATES

Year Ending                              # Ests       Revenue       EPS
--------------------------------------------------------------------------
December-02                                    na           na          na
December-03                                    na           na          na
LT Growth                                      na           na          na

                               PERIOD GROWTH RATES

                                       Six Months Ended    Fiscal Years Ended
                                            Feb-03               Aug-02
                                       ----------------    ------------------
Revenue                                            22.6%                 27.9%
EBIT                                              -21.4%                 -5.1%
EBITDA                                            -21.4%                  4.4%

NOTES
   Unusual expense relates to litigation settlement

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                           MOORE CORPORATION OVERVIEW

            Name     Moore Corporation
          Symbol     MCL
Latest Fiscal YE     31-Dec-02
 Latest Rprt Per     31-Mar-03

                            Address 6100 Vipond Drive
                  City, State Zip Mississauga, ON L5T 2, Canada
                            Telephone (905) 362-3100
                          Website http://www.moore.com/

                       Officers Alfred Eckert, III, Chair

Moore operates in three complementary business segments: Forms and Labels, Outsourcing and Commercial. The Forms and Labels business designs, manufactures and sells paper based and electronic business forms and labels, and provides electronic print management solutions. The Outsourcing business provides high-quality, high-volume variably imaged print and mail, electronic statement and database management services. The Commercial business produces high-quality, multi-color personalized business communications and provides direct marketing services.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)
                                                                             Three Months Ended             Fiscal Years Ended
                                                           LTM         ----------------------------    ----------------------------
                                                          Mar-03          Mar-03          Mar-02          Dec-02         Dec-01
                                                       ------------    ----------------------------    ----------------------------
Revenue                                                $  2,019,683    $    511,145    $    529,501    $  2,038,039    $   2,154,57
COGS                                                      1,374,451         345,452         361,008       1,390,007       1,552,561
                                                       ------------    ----------------------------    ----------------------------
                          Gross Profit                      645,232         165,693         168,493         648,032         602,013
Selling, General & Administrative                           529,559         129,833         146,633         546,359         814,658
Research & Development                                            -               -               -               -               -
Other Operating                                                   -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
                      Operating Income                      115,673          35,860          21,860         101,673        (212,645)
Interest Income / (Expense), net                            (16,033)         (6,499)         (2,611)        (12,145)        (23,758)
Other Income / (Expense), net                               (10,692)            839          (1,495)        (13,026)        (22,338)
                                                       ------------    ----------------------------    ----------------------------
                        Pre-tax Income                       88,948          30,200          17,754          76,502        (258,741)
Taxes                                                        (1,482)            840           4,794           2,472         (32,192)
                                                       ------------    ----------------------------    ----------------------------
                      After-tax Income                       90,430          29,360          12,960          74,030        (226,549)
Minority Interest                                            (1,357)           (202)           (467)         (1,622)         (1,810)
Equity in Affiliates                                              -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
                 Normalized Net Income                       89,073          29,158          12,493          72,408        (228,359)
Preferred Dividends                                               -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
       Normalized Net Income to Common                 $     89,073    $     29,158    $     12,493    $     72,408    $   (228,359)
                                                       ============    ============================    ============================

                                  EBIT                 $    104,981    $     36,699    $     20,365    $     88,647    $   (234,983)
           Depreciation & Amortization                 $     85,766    $     21,175    $     22,155    $     86,746    $    239,072
                                EBITDA                 $    190,747    $     57,874    $     42,520    $    175,393    $      4,089
                                 CAPEX                 $     14,441    $      7,583    $      2,083    $      8,941    $     37,072
                        EBITDA - CAPEX                 $    176,306    $     50,291    $     40,437    $    166,452    $    (32,983)
              GAAP Operating Cash Flow                 $    134,865    $    (22,395)   $      1,135    $    158,395    $    137,121

Basic Reported Weighted Avg Shares Out (000's)                              112,276         111,848         111,556        88,648
                  Basic Normalized EPS                 $       0.80    $       0.26    $       0.11    $       0.65    $    (2.58)
                    Basic Reported EPS                 $       0.81    $       0.26    $       0.11    $       0.66    $    (4.21)
Diluted Reported Weighted Avg Shares Out (000's)                            113,229         114,269         114,022        88,648
                Diluted Normalized EPS                 $       0.79    $       0.26    $       0.11    $       0.64    $    (2.58)
                  Diluted Reported EPS                 $       0.79    $       0.26    $       0.11    $       0.64    $    (4.21)

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                      $        850    $          -    $          -    $        850    $   (129,679)
Other Unusual (Expense) Gain Items                                -               -               -               -         (15,345)
Tax Shelter (Charge) on Unusual Items                             -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
Unusual (Exp) Gain Items, net of Taxes                          850               -               -             850        (145,024)
Accounting Changes, net of Taxes                                  -               -               -               -               -
Discontinued Operations, net of Taxes                             -               -               -               -               -
Extraordinary Items, net of Taxes                                 -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
Total Reconciling Items, net of Taxes                  $        850    $          -    $          -    $        850    $   (145,024)
                                                       ============    ============================    ============================

         Reported Income Tax (Benefit)                 $     (1,482)   $        840    $      4,794    $      2,472    $    (32,192)
            Reported Net Income (Loss)                 $     89,923    $     29,158    $     12,493    $     73,258    $   (373,383)

                  PROFITABILITY & COST RATIOS (AS % OF REVENUE)

Gross Profit                                                   31.9%           32.4%           31.8%           31.8%           27.9%
S,G & A                                                        26.2%           25.4%           27.7%           26.8%           37.8%
Operating Income                                                5.7%            7.0%            4.1%            5.0%           -9.9%
Pre-Tax                                                         4.4%            5.9%            3.4%            3.8%          -12.0%
EBIT                                                            5.2%            7.2%            3.8%            4.3%          -10.9%
EBITDA                                                          9.4%           11.3%            8.0%            8.6%            0.2%
Normalized Net Income to Common                                 4.4%            5.7%            2.4%            3.6%          -10.6%
Reported Net Income                                             4.5%            5.7%            2.4%            3.6%          -17.3%
CAPEX                                                           0.7%            1.5%            0.4%            0.4%            1.7%

                               BALANCE SHEET DATA

($ in thousands, except per share)                              As of
                                           As of      -------------------------
                                         31-Mar-03      Dec-02         Dec-01
                                        -----------   -------------------------
Cash & Equivalents                      $   119,981   $   139,630   $    84,855
Marketable Securities                             -             -             -
                                        -----------   -------------------------
Total Cash & Mkt Securities                 119,981       139,630        84,855
Accounts Receivable                         344,567       341,383       336,153
Inventory                                   137,372       129,889       128,421
Other Current Assets                         71,567        49,229        27,110
                                        -----------   -------------------------
                 Total Current Assets       673,487       660,131       576,539
PPE, net                                    252,549       255,722       307,640
Intangibles, net                            113,927       112,688        42,294
Investments                                 928,151        32,256        32,204
Other Assets                                384,716       378,962       378,309
                                        -----------   -------------------------
                         Total Assets   $ 2,352,830   $ 1,439,759   $ 1,336,986
                                        ===========   =========================
Accounts Payable                        $   450,779   $   486,507   $   486,626
Accrued Expenses                                  -             -             -
Short Term Debt                               2,642         2,135        18,034
Short Term Capital Leases                         -             -             -
Other Current Liabilities                    84,789        79,904        84,182
                                        -----------   -------------------------
            Total Current Liabilities       538,210       568,546       588,842
Other LT Liabilities                        295,330       294,602       304,632
Long Term Debt                            1,087,106       187,463       111,062
Long Term Capital Leases                          -             -             -
Minority Interests                            6,365         6,652        11,200
Pref Stock (Liq Value)                            -             -             -
                                        -----------   -------------------------
       Total Liabilities & Pref Stock     1,927,011     1,057,263     1,015,736
                                        -----------   -------------------------
Common Equity                               425,819       382,496       321,250
                                        -----------   -------------------------
           Total Liabilities & Equity   $ 2,352,830   $ 1,439,759   $ 1,336,986
                                        ===========   =========================

Common Shares Outstanding (000's)           113,398       111,842       111,804
                 Cash Value per share   $      1.06   $      1.25   $      0.76
                 Book Value per share   $      3.76   $      3.42   $      2.87
        Tangible Book Value per share   $      2.75   $      2.41   $      2.50

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                   5.89x         6.02x         6.41x
Inventory Turnover                            10.29x        10.76x        12.09x
Asset Turnover                                 1.07x         1.47x         1.61x
Days Sales Outstanding                         62.0          60.7          56.9
Days Inventory Outstanding                     35.5          33.9          30.2
Days Payable Outstanding                       89.8          91.7          75.0
Return on Avg Assets                            4.7%          5.2%           na
Return on Avg Common Equity                    22.0%         20.6%           na

                               FINANCIAL STRENGTH

Current Ratio                                  1.25          1.16          0.98
Quick Ratio                                    1.00          0.93          0.76
Total Debt                              $ 1,096,113   $   196,250   $   140,296
Net Debt                                $   976,132   $    56,620   $    55,441
Total Capitalization                    $ 1,521,932   $   578,746   $   461,546
Total Debt/Total Capitalization                72.0%         33.9%         30.4%
Net Debt/Total Capitalization                  64.1%          9.8%         12.0%
Total Debt/TIC                                 44.5%          8.0%          5.7%
Total Debt/EBITDA                              5.75x         1.12x        34.31x
Total Debt/EBITDA-CAPEX                        6.22x         1.18x           na
EBITDA/Interest Expense                       11.90x        14.44x         0.17x
EBITDA-CAPEX/Interest Expense                 11.00x        13.71x           na

                               MARKET INFORMATION

As of Date                                              19-May-03
Exchange                                                     NYSE
Stock Price                                          $      12.05
52 Week High                                         $      14.45
52 Week Low                                          $       7.85
Avg. Daily Volume (000's)                                       1
Beta                                                         0.69
Shares Outstanding (000's)                                113,323
Total Outstanding Warrants & Options (000's)                    -
Float (000's)                                             111,100

Market Cap                                           $  1,365,542
Total Invested Capital (TIC)                         $  2,461,655
Enterprise Value (EV)                                $  2,341,674
OWNERSHIP
  Insiders % Owned                                           2.00%
  Institutional % Owned                                     70.00%
    Number of Institutions                                    226

                                VALUATION RATIOS

                                    Multiple of
                            ---------------------------
                            Market Cap    TIC      EV
                            ---------------------------
Latest Twelve Months
  Revenue                        0.68x    1.22x    1.16x
  EBIT                          13.01x   23.45x   22.31x
  EBITDA                         7.16x   12.91x   12.28x
  Normalized Net Income         15.33x   27.64x   26.29x
  Basic Normalized EPS          15.06x      na       na
Projected
  Dec-03 Mean Revenue            0.54x    0.97x    0.93x
  Dec-04 Mean Revenue            0.48x    0.87x    0.82x
  Dec-03 Mean EPS               14.01x      na       na
  Dec-04 Mean EPS               10.86x      na       na
Most Recent Filing
  Assets                         0.58x    1.05x    1.00x
  Common Equity                  3.21x      na       na
  Tangible Common Equity         4.38x      na       na

                            MEAN CONSENSUS ESTIMATES

Year Ending      # Ests     Revenue       EPS
----------------------------------------------
December-03           2   $ 2,529,010   $ 0.86
December-04           2   $ 2,845,600   $ 1.11
LT Growth            na            na       na

                               PERIOD GROWTH RATES

                 Three Months Ended   Fiscal Years Ended
                       Mar-03               Dec-02
                 ---------------------------------------
Revenue                        -3.5%                -5.4%
EBIT                           80.2%              -137.7%
EBITDA                         36.1%              4189.4%

NOTES
     Add backs include restructuring cost provisioning, and debt settlement expenses.

     Note - Merger with Wallace in final stages.

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                       WALLACE COMPUTER SERVICES OVERVIEW

            Name     Wallace Computer Se
          Symbol     WCS
Latest Fiscal YE     31-Jul-02
 Latest Rprt Per     31-Jan-03

                            Address 2275 Cabot Drive
                         City, State Zip Lisle, IL 60532
                            Telephone (630) 588-5000
                         Website http://www.wallace.com/

                          Officers M. David Jones, CEO

A provider of printed products and print management services to Fortune 1000 customers. The Company operates in two business segments: the forms and labels segment and the integrated graphics segment. The principal products and services supplied by the forms and labels segment include the design and manufacture of paper-based forms, the manufacture of both electronic data processing (EDP) labels and packaging labels, as well as the manufacture and distribution of a standard line of office products.

                       INCOME AND CASHFLOW STATEMENT DATA


($ in thousands, except per share)
                                                                            Six Months Ended                 Fiscal Years Ended
                                                            LTM        ----------------------------    ----------------------------
                                                          Jan-03          Jan-03          Jan-02          Jul-02          Jul-01
                                                       ------------    ----------------------------    ----------------------------
Revenue                                                $  1,505,704    $    764,888    $    804,813    $  1,545,629    $  1,689,534
COGS                                                      1,094,087         555,959         596,266       1,134,394       1,236,589
                                                       ------------    ----------------------------    ----------------------------
                          Gross Profit                      411,617         208,929         208,547         411,235         452,945
Selling, General & Administrative                           300,107         155,599         156,842         301,350         334,452
Research & Development                                            -               -               -               -               -
Other Operating                                                   -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
                      Operating Income                      111,510          53,330          51,705         109,885         118,493
Interest Income / (Expense), net                            (18,231)         (8,917)        (11,529)        (20,843)        (28,273)
Other Income / (Expense), net                                     -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
                        Pre-tax Income                       93,279          44,413          40,176          89,042          90,220
Taxes                                                        13,223          16,633           2,864            (546)         36,311
                                                       ------------    ----------------------------    ----------------------------
                      After-tax Income                       80,056          27,780          37,312          89,588          53,909
Minority Interest                                                 -               -               -               -               -
Equity in Affiliates                                              -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
                 Normalized Net Income                       80,056          27,780          37,312          89,588          53,909
Preferred Dividends                                               -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
       Normalized Net Income to Common                 $     80,056    $     27,780    $     37,312    $     89,588    $     53,909
                                                       ============    ============================    ============================

                                  EBIT                 $    111,510    $     53,330    $     51,705    $    109,885    $    118,493
           Depreciation & Amortization                 $     62,504    $     30,848    $     34,751    $     66,407    $     78,848
                                EBITDA                 $    174,014    $     84,178    $     86,456    $    176,292    $    197,341
                                 CAPEX                 $     26,715    $     15,067    $     11,603    $     23,251    $     41,310
                        EBITDA - CAPEX                 $    147,299    $     69,111    $     74,853    $    153,041    $    156,031
              GAAP Operating Cash Flow                 $    133,352    $     53,099    $     61,300    $    141,553    $    175,703

Basic Reported Weighted Avg Shares Out (000's)                               41,917          41,098          41,326          40,699
                  Basic Normalized EPS                 $       1.92    $       0.66    $       0.91    $       2.17    $       1.32
                    Basic Reported EPS                 $       1.28    $       0.65    $      (3.40)   $      (2.77)   $       1.31
Diluted Reported Weighted Avg Shares Out (000's)                             42,483          41,098          41,699          40,951
                Diluted Normalized EPS                 $       1.89    $       0.65    $       0.91    $       2.15    $       1.32
                  Diluted Reported EPS                 $       1.29    $       0.64    $      (3.40)   $      (2.75)   $       1.30

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                      $    (11,096)   $       (643)   $    (32,832)   $    (43,285)   $       (513)
Other Unusual (Expense) Gain Items                                -               -               -               -               -
Tax Shelter (Charge) on Unusual Items                       (16,881)              -               -         (16,881)           (200)
                                                       ------------    ----------------------------    ----------------------------
Unusual (Exp) Gain Items, net of Taxes                      (27,977)           (643)        (32,832)        (60,166)           (713)
Accounting Changes, net of Taxes                                  -               -        (144,078)       (144,078)              -
Discontinued Operations, net of Taxes                             -               -               -               -               -
Extraordinary Items, net of Taxes                                 -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
Total Reconciling Items, net of Taxes                  $    (27,977)   $       (643)   $   (176,910)   $   (204,244)   $       (713)
                                                       ============    ============================    ============================

         Reported Income Tax (Benefit)                 $     30,104    $     16,633    $      2,864    $     16,335    $     36,511
            Reported Net Income (Loss)                 $     52,079    $     27,137    $   (139,598)   $   (114,656)   $     53,196

                  PROFITABILITY & COST RATIOS (as % of Revenue)

Gross Profit                                                   27.3%           27.3%           25.9%           26.6%           26.8%
S,G & A                                                        19.9%           20.3%           19.5%           19.5%           19.8%
Operating Income                                                7.4%            7.0%            6.4%            7.1%            7.0%
Pre-Tax                                                         6.2%            5.8%            5.0%            5.8%            5.3%
EBIT                                                            7.4%            7.0%            6.4%            7.1%            7.0%
EBITDA                                                         11.6%           11.0%           10.7%           11.4%           11.7%
Normalized Net Income to Common                                 5.3%            3.6%            4.6%            5.8%            3.2%
Reported Net Income                                             3.5%            3.5%          -17.3%           -7.4%            3.1%
CAPEX                                                           1.8%            2.0%            1.4%            1.5%            2.4%

                               BALANCE SHEET DATA

($ in thousands, except per share)                              As of
                                           As of      -------------------------
                                         31-Jan-03       Jul-02        Jul-01
                                        -----------   -------------------------
Cash & Equivalents                      $    58,777   $    25,178   $         -
Marketable Securities                             -             -             -
                                        -----------   -------------------------
Total Cash & Mkt Securities                  58,777        25,178             -
Accounts Receivable                         229,882       245,141       280,456
Inventory                                    89,799        85,437       100,922
Other Current Assets                         41,066        49,159        33,661
                                        -----------   -------------------------
                 Total Current Assets       419,524       404,915       415,039
PPE, net                                    307,745       318,338       391,166
Intangibles, net                            184,624       188,101       340,180
Investments                                       -             -             -
Other Assets                                 19,354        18,640        18,037
                                        -----------   -------------------------
                         Total Assets   $   931,247   $   929,994   $ 1,164,422
                                        ===========   =========================

Accounts Payable                        $    68,942   $    78,403   $    74,087
Accrued Expenses                             86,241        76,467        91,284
Short Term Debt                                 679         1,233         4,000
Short Term Capital Leases                         -             -             -
Other Current Liabilities                         -        13,373        20,231
                                        -----------   -------------------------
            Total Current Liabilities       155,862       169,476       189,602
Other LT Liabilities                         98,174       102,086       110,116
Long Term Debt                              208,228       209,303       284,087
Long Term Capital Leases                          -             -             -
Minority Interests                                -             -             -
Pref Stock (Liq Value)                            -             -             -
                                        -----------   -------------------------
       Total Liabilities & Pref Stock       462,264       480,865       583,805
                                        -----------   -------------------------
Common Equity                               468,983       449,129       580,617
                                        -----------   -------------------------
           Total Liabilities & Equity   $   931,247   $   929,994   $ 1,164,422
                                        ===========   =========================

Common Shares Outstanding (000's)            42,244        41,556        40,889
                 Cash Value per share   $      1.39   $      0.61   $         -
                 Book Value per share   $     11.10   $     10.81   $     14.20
        Tangible Book Value per share   $      6.73   $      6.28   $      5.88

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                   6.34x         5.88x         6.02x
Inventory Turnover                            12.49x        12.17x        12.25x
Asset Turnover                                 1.62x         1.48x         1.45x
Days Sales Outstanding                         57.6          62.1          60.6
Days Inventory Outstanding                     29.2          30.0          29.8
Days Payable Outstanding                       19.3          19.4          17.2
Return on Avg Assets                           8.6%          8.6%           na
Return on Avg Common Equity                    17.4%         17.4%           na

                               FINANCIAL STRENGTH

Current Ratio                                  2.69           2.39         2.19
Quick Ratio                                    2.12           1.89         1.66
Total Debt                              $   208,907    $   210,536   $  288,087
Net Debt                                $   150,130    $   185,358   $  288,087
Total Capitalization                    $   677,890    $   659,665   $  868,704
Total Debt/Total Capitalization                30.8%          31.9%        33.2%
Net Debt/Total Capitalization                  22.1%          28.1%        33.2%
Total Debt/TIC                                 15.5%          15.7%        21.4%
Total Debt/EBITDA                              1.20x          1.19x        1.46x
Total Debt/EBITDA-CAPEX                        1.42x          1.38x        1.85x
EBITDA/Interest Expense                        9.54x          8.46x        6.98x
EBITDA-CAPEX/Interest Expense                  8.08x          7.34x        5.52x

                         MARKET INFORMATION

As of Date                                              19-May-03
Exchange                                                     NYSE
Stock Price                                          $      26.86
52 Week High                                         $      26.94
52 Week Low                                          $      15.80
Avg. Daily Volume (000's)                                     340
Beta                                                         0.82
Shares Outstanding (000's)                                 42,244
Total Outstanding Warrants & Options (000's)                    -
Float (000's)                                              41,000

Market Cap                                           $  1,134,674
Total Invested Capital (TIC)                         $  1,343,581
Enterprise Value (EV)                                $  1,284,804
OWNERSHIP
  Insiders % Owned                                           3.00%
  Institutional % Owned                                     83.00%
    Number of Institutions                                    329

                                VALUATION RATIOS

                                    Multiple of
                            ---------------------------
                            Market Cap    TIC       EV
                            ---------------------------
Latest Twelve Months
  Revenue                         0.75x   0.89x    0.85x
  EBIT                           10.18x  12.05x   11.52x
  EBITDA                          6.52x   7.72x    7.38x
  Normalized Net Income          14.17x  16.78x   16.05x
  Basic Normalized EPS           13.99x     na       na
Projected
  Dec-02 Mean Revenue               na      na       na
  Dec-03 Mean Revenue               na      na       na
  Dec-02 Mean EPS                   na      na       na
  Dec-03 Mean EPS                   na      na       na
Most Recent Filing
  Assets                          1.22x   1.44x    1.38x
  Common Equity                   2.42x     na       na
  Tangible Common Equity          3.99x     na       na

                            MEAN CONSENSUS ESTIMATES

Year Ending        # Ests     Revenue    EPS
----------------------------------------------
December-02             na         na       na
December-03             na         na       na
LT Growth               na         na       na

                               PERIOD GROWTH RATES

                  Six Months Ended    Fiscal Years Ended
                        Jan-03              Jul-02
--------------------------------------------------------
Revenue                        -5.0%                -8.5%
EBIT                            3.1%                -7.3%
EBITDA                         -2.6%               -10.7%

NOTES
     Add backs reflect restructuring charges and change in accounting principle in accordance with SFAS No.142 (Goodwill impairment).

     Note - Merger with Moore in final stages.

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                           BCT INTERNATIONAL OVERVIEW

            Name     BCT International
          Symbol     BCTI
Latest Fiscal YE     28-Feb-02
 Latest Rprt Per     30-Nov-02

                           Address 3000 NE 30th Place
                    City, State Zip Ft. Lauderdale, FL 33306
                             Telephone 954-563-1224
                                     Website

                          Officers Bill Wilkerson, CEO

BCT International, Inc. operates the Business Cards Tomorrow franchise system. Founded in 1975, the system has grown to include 82 Business Cards Tomorrow Franchises specializing in thermography products, labels, rubber stamps and business announcements for resale by retail printing providers in 36 states and Canada. BCT's operations also include the Pelican Paper Products Division (PPP), which supplies paper products, press supplies and press parts to the BCT Franchises.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)
                                                                             Nine Months Ended             Fiscal Years Ended
                                                            LTM        ----------------------------    ----------------------------
                                                           Nov-02         Nov-02          Nov-01          Feb-02          Feb-01
                                                       ------------    ----------------------------    ----------------------------
Revenue                                                $     18,381    $     14,097    $     13,723    $     18,007    $     19,429
COGS                                                         10,460           7,941           8,073          10,592          11,605
                                                       ------------    ----------------------------    ----------------------------
                          Gross Profit                        7,921           6,156           5,650           7,415           7,824
Selling, General & Administrative                             7,166           5,279           4,715           6,602           6,687
Research & Development                                            -               -               -               -               -
Other Operating                                                   -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
                      Operating Income                          755             877             935             813           1,137
Interest Income / (Expense), net                                  -               -               -               -               -
Other Income / (Expense), net                                     -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
                        Pre-tax Income                          755             877             935             813           1,137
Taxes                                                           295             342             368             321             442
                                                       ------------    ----------------------------    ----------------------------
                      After-tax Income                          460             535             567             492             695
Minority Interest                                                 -               -               -               -               -
Equity in Affiliates                                              -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
                 Normalized Net Income                          460             535             567             492             695
Preferred Dividends                                               -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
       Normalized Net Income to Common                 $        460    $        535    $        567    $        492    $        695
                                                       ============    ============================    ============================

                                  EBIT                 $        755    $        877    $        935    $        813    $      1,137
           Depreciation & Amortization                 $        233    $        177    $        170    $        226    $        232
                                EBITDA                 $        988    $      1,054    $      1,105    $      1,039    $      1,369
                                 CAPEX                 $        142    $        124    $        144    $        162    $        150
                        EBITDA - CAPEX                 $        846    $        930    $        961    $        877    $      1,219
              GAAP Operating Cash Flow                 $        981    $        450    $      2,729    $      3,260    $        316

Basic Reported Weighted Avg Shares Out (000's)                                5,121           5,121           5,123           5,214
                  Basic Normalized EPS                 $       0.09    $       0.10    $       0.11    $       0.10    $       0.13
                    Basic Reported EPS                 $       0.09    $       0.10    $       0.11    $       0.10    $       0.13
Diluted Reported Weighted Avg Shares Out (000's)                              5,121           5,121           5,123           5,235
                Diluted Normalized EPS                 $       0.09    $       0.10    $       0.11    $       0.10    $       0.13
                  Diluted Reported EPS                 $       0.09    $       0.10    $       0.11    $       0.10    $       0.13

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                      $          -    $          -    $          -    $          -    $          -
Other Unusual (Expense) Gain Items                                -               -               -               -               -
Tax Shelter (Charge) on Unusual Items                             -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
Unusual (Exp) Gain Items, net of Taxes                            -               -               -               -               -
Accounting Changes, net of Taxes                                  -               -               -               -               -
Discontinued Operations, net of Taxes                             -               -               -               -             (31)
Extraordinary Items, net of Taxes                                 -               -               -               -               -
                                                       ------------    ----------------------------    ----------------------------
Total Reconciling Items, net of Taxes                  $          -    $          -    $          -    $          -    $        (31)
                                                       ============    ============================    ============================

         Reported Income Tax (Benefit)                 $        295   $         342    $        368    $        321    $        442
            Reported Net Income (Loss)                 $        460   $         535    $        567    $        492    $        664

                  PROFITABILITY & COST RATIOS (AS % OF REVENUE)

Gross Profit                                                   43.1%           43.7%           41.2%           41.2%           40.3%
S,G & A                                                        39.0%           37.4%           34.4%           36.7%           34.4%
Operating Income                                                4.1%            6.2%            6.8%            4.5%            5.9%
Pre-Tax                                                         4.1%            6.2%            6.8%            4.5%            5.9%
EBIT                                                            4.1%            6.2%            6.8%            4.5%            5.9%
EBITDA                                                          5.4%            7.5%            8.1%            5.8%            7.0%
Normalized Net Income to Common                                 2.5%            3.8%            4.1%            2.7%            3.6%
Reported Net Income                                             2.5%            3.8%            4.1%            2.7%            3.4%
CAPEX                                                           0.8%            0.9%            1.0%            0.9%            0.8%

                               BALANCE SHEET DATA

($ in thousands, except per share)                              As of
                                           As of      -------------------------
                                         30-Nov-02       Feb-02        Feb-01
                                        -----------   -------------------------
Cash & Equivalents                      $     4,805   $     4,819   $     1,799
Marketable Securities                             -             -             -
                                        -----------   -------------------------
Total Cash & Mkt Securities                   4,805         4,819         1,799
Accounts Receivable                           2,386         2,889         3,568
Inventory                                     2,697         1,887         2,352
Other Current Assets                            918           678           455
                                        -----------   -------------------------
                 Total Current Assets        10,806        10,273         8,174
PPE, net                                        963           435           473
Intangibles, net                                186           206           232
Investments                                      43            24            24
Other Assets                                  6,187         6,140         7,287
                                        -----------   -------------------------
                         Total Assets   $    18,185   $    17,078   $    16,190
                                        ===========   =========================

Accounts Payable                        $       789   $       432   $       597
Accrued Expenses                                938           791           403
Short Term Debt                                 294           640            86
Short Term Capital Leases                         -             -             -
Other Current Liabilities                       125           125           167
                                        -----------   -------------------------
            Total Current Liabilities         2,146         1,988         1,253
Other LT Liabilities                            214           334           417
Long Term Debt                                  534             -           236
Long Term Capital Leases                          -             -             -
Minority Interests                                -             -             -
Pref Stock (Liq Value)                            -             -             -
                                        -----------   -------------------------
       Total Liabilities & Pref Stock         2,894         2,322         1,906
                                        -----------   -------------------------
Common Equity                                15,291        14,756        14,284
                                        -----------   -------------------------
           Total Liabilities & Equity   $    18,185   $    17,078   $    16,190
                                        ===========   =========================

Common Shares Outstanding (000's)             5,121         5,121         5,136
                 Cash Value per share   $      0.94   $      0.94   $      0.35
                 Book Value per share   $      2.99   $      2.88   $      2.78
        Tangible Book Value per share   $      2.95   $      2.84   $      2.74

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                   6.97x         5.58x         5.45x
Inventory Turnover                             4.56x         5.00x         4.93x
Asset Turnover                                 1.04x         1.08x         1.20x
Days Sales Outstanding                         52.4          65.4          67.0
Days Inventory Outstanding                     80.0          73.0          74.0
Days Payable Outstanding                       12.6          10.9          11.9
Return on Avg Assets                            2.6%          3.0%           na
Return on Avg Common Equity                     3.1%          3.4%           na

                               FINANCIAL STRENGTH

Current Ratio                                  5.04          5.17          6.52
Quick Ratio                                    3.78          4.22          4.65
Total Debt                              $       828   $       640   $       322
Net Debt                                $    (3,977)  $    (4,179)  $    (1,477)
Total Capitalization                    $    16,119   $    15,396   $    14,606
Total Debt/Total Capitalization                 5.1%          4.2%          2.2%
Net Debt/Total Capitalization                 -24.7%        -27.1%        -10.1%
Total Debt/TIC                                 14.5%         11.2%          5.7%
Total Debt/EBITDA                              0.84x         0.62x         0.24x
Total Debt/EBITDA-CAPEX                        0.98x         0.73x         0.26x
EBITDA/Interest Expense                          na            na            na
EBITDA-CAPEX/Interest Expense                    na            na            na

                               MARKET INFORMATION

As of Date                                              19-May-03
Exchange                                                   OTC BB
Stock Price                                          $       0.95
52 Week High                                         $       1.07
52 Week Low                                          $       0.67
Avg. Daily Volume (000's)                                       3
Beta                                                         0.83
Shares Outstanding (000's)                                  5,121
Total Outstanding Warrants & Options (000's)                   -
Float (000's)                                               2,800

Market Cap                                           $      4,865
Total Invested Capital (TIC)                         $      5,693
Enterprise Value (EV)                                $        888

OWNERSHIP
  Insiders % Owned                                          52.00%
  Institutional % Owned                                      2.00%
    Number of Institutions                                      4

                                                       VALUATION RATIOS

                                     Multiple of
                            ---------------------------
                            Market Cap    TIC       EV
                            ---------------------------
Latest Twelve Months
  Revenue                         0.26x   0.31x    0.05x
  EBIT                            6.44x   7.54x    1.18x
  EBITDA                          4.92x   5.76x    0.90x
  Normalized Net Income          10.58x  12.38x    1.93x
  Basic Normalized EPS           10.56x     na       na
Projected
  Dec-02 Mean Revenue               na      na       na
  Dec-03 Mean Revenue               na      na       na
  Dec-02 Mean EPS                   na      na       na
  Dec-03 Mean EPS                   na      na       na
Most Recent Filing
  Assets                          0.27x   0.31x    0.05x
  Common Equity                   0.32x     na       na
  Tangible Common Equity          0.32x     na       na

                            MEAN CONSENSUS ESTIMATES

Year Ending        # Ests     Revenue    EPS
----------------------------------------------
December-02             na          -   $    -
December-03             na          -   $    -
LT Growth               na         na       na

                               PERIOD GROWTH RATES

                  Nine Months Ended   Fiscal Years Ended
                        Nov-02              Feb-02
                 ---------------------------------------
Revenue                         2.7%                -7.3%
EBIT                           -6.2%               -28.5%
EBITDA                         -4.6%               -24.1%

NOTES

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS ANALYSIS

        . The minority interest acquisition premiums analysis involves the comparison of the premium derived in the Proposed Transaction to premiums in other transactions where a minority interest of a public company was acquired. Capitalink reviewed the one-day, five-day and 30-day premiums for all minority interest transactions where:

                        . The acquiring party previously had greater than 50% shareholding in the target company,
                        . The transaction was announced on or after January 2001, and
                        . The transaction value is less than or equal to $25.0 million.

        . Capitalink believes an examination of the premiums paid in minority acquisitions are more appropriate than transactions involving a control acquisition and are more comparable to the Proposed Transaction. The premium in such a scenario should not be as high as a situation where control is acquired.

        . Based on the premiums paid in the scenario set forth above, Capitalink derived an indicated range of per share market values for the Company using the prior one-day, five-day and 30-day share price as of May 19, 2003. Based on the selected multiple ranges, Capitalink calculated a range of indicated share prices of $1.29 to $1.51.

        . Capitalink noted that the offer price of the Proposed Transaction was above this indicated valuation range.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS ANALYSIS

INDICATED REFERENCE RANGE - ACQUISITIONS PREMIUMS PAID ANALYSIS

                                           Statistic     Selected Multiple Range     Indicated Share Price
                                           ---------     -----------------------     ---------------------
        ACQUISITIONS PREMIUMS PAID (1)
          Prior One Day                    $    0.95          33.3% - 54.8%          $  1.27   -   $  1.47
          Prior 5 Day                      $    0.95          40.5% - 64.0%          $  1.33   -   $  1.56
          Prior 30 Day                     $    0.91          40.8% - 63.9%          $  1.28   -   $  1.49

        Indicated Reference Range                                                    $  1.29   -   $  1.51

----------
(1) Includes acquisitions by controlling shareholder (*50%)of minority interests from January 2001 with deal value * $25 million. Acquisitions at a discount (negative premiums) have been excluded.

* denotes less than or equal to

Sources of information: Commodity Systems, Inc. and Mergerstat, Inc.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS ANALYSIS

ACQUISITION PREMIUMS PAID ANALYSIS (1)

                                                                               PREVIOUS                         PREMIUMS
 ANNOUNC.                                                                      OWNERSHIP   PERCENTAGE   ------------------------
   DATE      SELLER                     BUYER                                 PERCENTAGE     SOUGHT     1 DAY    5 DAY    30 DAY
 ---------   ------------------------   -----------------------------------   ----------   ----------   ------   ------   ------
  5-May-03   Westerbeke Corp            Westerbeke Acquisition Corp                56.20%       43.80%   65.75%   65.75%   71.43%
  5-May-03   Atlantic Data Services     Private Group Led by Management of
              Inc                        Atlantic Data                             65.06%       34.94%    1.01%    2.04%   14.50%
  5-May-03   Semele Group Inc           Private Group Led by Management of
                                         Semele Group Inc                          53.08%       46.92%   25.00%   25.00%   21.21%
 29-Apr-03   RWD Technologies Inc       Research Park Acquisition Inc              66.00%       34.00%  128.26%  147.06%  156.10%
 27-Mar-03   DSI Toys Inc               DSI Acquisition Inc                        73.28%       26.72%   11.90%    8.05%    0.00%
 26-Mar-03   InvestorsBancorp Inc       Private Group Led by Management of
                                         InvestorsBancor                            61.80%      38.20%   -1.39%    4.80%    9.65%
 24-Mar-03   Judge Group Inc            Private Group Led by Management of
                                         Judge Group Inc                           60.00%       40.00%   17.14%   12.33%   29.13%
  6-Feb-03   deltathree Inc             Atarey Hasharon Chevra Lepituach
                                         Vehashkaot Benadl                         71.00%       29.00%   37.25%   27.27%   48.94%
  3-Feb-03   9278 Communications Inc    NTSE Holding Corp                          54.20%       45.80%  185.71%  257.14%  150.00%
 29-Jan-03   DSI Toys Inc               Mvii Llc                                   55.20%       44.80%   -2.22%   -6.38%   15.79%
 22-Nov-02   Unimark Group Inc (The)    M&M Nominee LLC                            62.50%       37.50%  132.14%  160.00%   66.67%
 19-Nov-02   MDI Entertainment Inc      Scientific Games Corp                      66.00%       34.00%   27.27%   40.00%   53.85%
 13-Nov-02   Media Source Inc           Private Group Led By Davis                 65.90%       34.10%   12.44%   45.16%   36.36%
 19-Sep-02   WJ Communications Inc      Fox Paine & Co LLC                         65.50%       34.50%    0.92%    0.00%   29.41%
 13-Aug-02   Oriole Homes Corp          Levy Group (The)                           60.10%       39.90%   63.33%   63.33%   29.29%
 13-Aug-02   R-B Rubber Products Inc    Dash Multi-Corp Inc                        70.00%       30.00%   83.01%   69.70%   95.80%
  5-Aug-02   Sandata Technologies Inc   Sandata Acquisition Corp                   74.40%       25.60%  282.00%  516.13%  180.88%
 12-Jun-02   Swiss Army Brands Inc      Victorinox AG                              66.90%       33.10%   41.73%   42.63%   40.85%
 16-May-02   Electric Lightwave Inc     Citizens Communications Co                 85.00%       15.00%  105.88%   79.49%   55.56%
 16-May-02   Balanced Care Corp         IPC Advisors Sarl                          53.30%       46.70%  150.00%  177.78%  127.27%
 10-Apr-02   PartsBase Inc              Private Group Led by Robert A
                                         Hammond Jr                                65.00%       35.00%   95.83%   95.83%   95.83%
  3-Apr-02   CBNY Investment Services   Private Group Led By CBNY
              Corp                       Investment Services Mgmt                  73.60%       26.40%    1.30%    1.00%    1.00%
 28-Mar-02   Shibazaki Seisakusho Ltd   Alcoa Inc                                  50.50%       20.30%   30.87%   28.09%   44.71%
 14-Mar-02   Konover Property Trust     Prometheus Southeast Retail Trust          66.00%       34.00%   20.00%   20.00%   24.26%
 11-Mar-02   Hawker Pacific Aerospace   Deutsche Lufthansa AG                      72.70%       27.30%    2.20%    3.50%   51.16%
  6-Mar-02   CAA AG                     Harman International Industries Inc        78.15%       21.85%    0.44%   27.50%   12.50%
 22-Jan-02   Rottlund Co Inc (The)      Private Group Led by David and
                                         Bernard Rotter                            71.40%       28.60%   18.06%   29.79%   46.63%
 16-Nov-01   Ugly Duckling Corp         Private Group led by
                                         Ernest C Garcia II                        61.00%       39.00%   41.77%   42.91%   30.74%
 18-Sep-01   Organic Inc                Seneca Investments LLC                     80.90%       19.10%   13.79%   17.86%   37.50%
 22-Aug-01   HomeServices.Com Inc       Berkshire Hathaway Inc                     83.50%       16.50%   38.78%   40.50%   66.67%
 14-Aug-01   National Home Centers      Private Group Led By Dwain
              Inc                        A Newman                                  63.49%       36.51%   21.74%   17.65%   35.92%
  3-Aug-01   Lincoln Snacks Co          Lincoln Snacks Acquisition Corp            89.80%       10.20%   12.90%   16.67%   27.27%
  6-Jun-01   HIS Sportswear AG          VF Corp                                    85.00%       15.00%   18.48%   46.72%   32.09%
 30-Apr-01   STV Group Inc              Private Group Led By ESOP Of STV
                                         Group Inc                                 62.81%       37.19%   97.37%  110.28%   80.00%
 27-Apr-01   Pierre Foods Inc           PF Management Inc                          63.00%       37.00%  101.61%   62.34%  121.24%
  2-Apr-01   Milestone Properties Inc   Concord Assets Group Inc                   68.80%       31.20%   40.96%   40.96%   40.96%
 27-Mar-01   Hahn Automotive            Private Group Led By Futerman
              Warehouse Inc                                                        64.00%       36.00%   33.33%   33.33%    9.89%
  9-Feb-01   Marketing Specialists      Private Group Led By Richmont
              Corp                       Capital Partners I                        83.20%       16.80%   98.41%   66.67%  468.18%
 24-Jan-01   Firecom Inc                Private Group Led By Mendez                68.80%       31.20%   59.09%   59.09%   34.62%

                                                                                           High          282.0%   516.1%   468.2%
                                                                                           Mean           54.8%    64.0%    63.9%
                                                                                           Median         33.3%    40.5%    40.8%
                                                                                           Low            -2.2%    -6.4%     0.0%

----------
(1) Includes acquisitions by controlling shareholder (*50%)of minority interests from January 2001 with deal value * $25 million. Acquisitions at a discount (negative premiums) have been excluded.

* denotes less than or equal to

Sources of information: Mergerstat, Inc.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS

        . The premiums paid analysis involves the comparison of Merger Consideration to the average closing price of the Company's common stock over varying time periods prior to May 19, 2003.

        . The analysis suggests that for the periods calculated, the Merger Consideration represents a significant premium (100.0% to 138.5%) over the average closing share price for each period. The premium as of May 19, 2003 was 110.5%.

        . In addition, the daily premium or discount over the period May 20, 2002 to May 19, 2003 was graphed based on Merger Consideration. For the full prior one-year period, the Merger Consideration represented a significant premium over the prevailing daily share price.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS

PREMIUMS PAID ANALYSIS

Merger Consideration                                       $ 2.0000

                                                             Price
                                                           per Share    Premium
                                                           ---------    -------

Closing Price as of May 19, 2003                           $  0.9500      110.5%

Sensitivity Analysis:
             Prior Day Closing Price                       $  1.0000      100.0%

             Prior 5 Trading Day Average Closing Price     $  0.9800      104.1%

             Prior 10 Trading Day Average Closing Price    $  0.9800      104.1%

             Prior 20 Trading Day Average Closing Price    $  0.9775      104.6%

             Prior 30 Trading Day Average Closing Price    $  0.9563      109.1%

             Prior 60 Trading Day Average Closing Price    $  0.9392      113.0%

             Prior 90 Trading Day Average Closing Price    $  0.9399      112.8%

             Prior Six Month Average Closing Price         $  0.9003      122.1%

             Prior Year Average Closing Price              $  0.8386      138.5%

Sources of information: Draft Agreement and Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS

                     BCTI DAILY MERGER CONSIDERATION PREMIUM

                          (MAY 23, 2002 - MAY 23, 2003)

                                   [Bar Graph]

                                            DAILY
                                           PREMIUM/
                              DATE        (DISCOUNT)
                           ----------     -----------
                            5/19/2003           110.5%
                            5/16/2003           100.0%
                            5/15/2003           100.0%
                            5/14/2003           100.0%
                            5/13/2003           100.0%
                            5/12/2003           110.5%
                             5/9/2003           110.5%
                             5/8/2003           110.5%
                             5/7/2003           110.5%
                             5/6/2003            92.3%
                             5/5/2003            98.0%
                             5/2/2003            98.0%
                             5/1/2003            90.5%
                            4/30/2003           104.1%
                            4/29/2003           104.1%
                            4/28/2003           104.1%
                            4/25/2003           102.0%
                            4/24/2003           102.0%
                            4/23/2003           110.5%
                            4/22/2003           119.8%
                            4/21/2003           119.8%
                            4/17/2003           119.8%
                            4/16/2003           119.8%
                            4/15/2003           119.8%
                            4/14/2003           119.8%
                            4/11/2003           119.8%
                            4/10/2003           119.8%
                             4/9/2003           119.8%
                             4/8/2003           119.8%
                             4/7/2003           119.8%
                             4/4/2003           110.5%
                             4/3/2003           110.5%
                             4/2/2003           117.4%
                             4/1/2003           117.4%
                            3/31/2003           117.4%
                            3/28/2003           117.4%
                            3/27/2003           117.4%
                            3/26/2003           117.4%
                            3/25/2003           117.4%
                            3/24/2003           117.4%
                            3/21/2003           117.4%
                            3/20/2003           117.4%
                            3/19/2003           117.4%
                            3/18/2003           117.4%
                            3/17/2003           117.4%
                            3/14/2003           117.4%
                            3/13/2003           117.4%
                            3/12/2003           117.4%
                            3/11/2003           117.4%
                            3/10/2003           117.4%
                             3/7/2003           115.1%
                             3/6/2003           115.1%
                             3/5/2003           115.1%
                             3/4/2003           117.4%
                             3/3/2003           117.4%
                            2/28/2003           117.4%
                            2/27/2003           108.3%
                            2/26/2003           119.8%
                            2/25/2003           119.8%
                            2/24/2003           119.8%
                            2/21/2003           119.8%
                            2/20/2003           163.2%
                            2/19/2003           119.8%
                            2/18/2003           119.8%
                            2/14/2003           106.2%
                            2/13/2003           108.3%
                            2/12/2003           106.2%
                            2/11/2003           106.2%
                            2/10/2003           102.0%
                             2/7/2003           104.1%
                             2/6/2003           104.1%
                             2/5/2003           104.1%
                             2/4/2003           104.1%
                             2/3/2003           108.3%
                            1/31/2003           108.3%
                            1/30/2003           108.3%
                            1/29/2003           108.3%
                            1/28/2003           108.3%
                            1/27/2003           108.3%
                            1/24/2003           108.3%
                            1/23/2003            98.0%
                            1/22/2003            94.2%
                            1/21/2003            98.0%
                            1/17/2003            90.5%
                            1/16/2003            96.1%
                            1/15/2003           122.2%
                            1/14/2003           122.2%
                            1/13/2003           146.9%
                            1/10/2003           146.9%
                             1/9/2003           146.9%
                             1/8/2003           146.9%
                             1/7/2003           146.9%
                             1/6/2003           146.9%
                             1/3/2003           146.9%
                             1/2/2003           146.9%
                           12/31/2002           146.9%
                           12/30/2002           150.0%
                           12/27/2002           156.4%
                           12/26/2002           156.4%
                           12/24/2002           156.4%
                           12/23/2002           156.4%
                           12/20/2002           156.4%
                           12/19/2002           135.3%
                           12/18/2002           135.3%
                           12/17/2002           156.4%
                           12/16/2002           156.4%
                           12/13/2002           156.4%
                           12/12/2002           156.4%
                           12/11/2002           156.4%
                           12/10/2002           156.4%
                            12/9/2002           156.4%
                            12/6/2002           156.4%
                            12/5/2002           163.2%
                            12/4/2002           163.2%
                            12/3/2002           141.0%
                            12/2/2002           141.0%
                           11/29/2002           162.8%
                           11/27/2002           162.8%
                           11/26/2002           163.2%
                           11/25/2002           166.7%
                           11/22/2002           122.2%
                           11/21/2002           166.7%
                           11/20/2002           166.7%
                           11/19/2002           166.7%
                           11/18/2002           166.7%
                           11/15/2002           166.7%
                           11/14/2002           166.7%
                           11/13/2002           166.7%
                           11/12/2002           166.7%
                           11/11/2002           166.7%
                            11/8/2002           166.7%
                            11/7/2002           163.2%
                            11/6/2002           177.8%
                            11/5/2002           177.8%
                            11/4/2002           177.8%
                            11/1/2002           177.8%
                           10/31/2002           166.7%
                           10/30/2002           192.0%
                           10/29/2002           194.1%
                           10/28/2002           194.1%
                           10/25/2002           194.1%
                           10/24/2002           170.3%
                           10/23/2002           170.3%
                           10/22/2002           194.1%
                           10/21/2002           194.1%
                           10/18/2002           194.1%
                           10/17/2002           194.1%
                           10/16/2002           194.1%
                           10/15/2002           194.1%
                           10/14/2002           198.5%
                           10/11/2002           198.5%
                           10/10/2002           181.7%
                            10/9/2002           181.7%
                            10/8/2002           177.8%
                            10/7/2002           177.8%
                            10/4/2002           181.7%
                            10/3/2002           181.7%
                            10/2/2002           181.7%
                            10/1/2002           185.7%
                            9/30/2002           185.7%
                            9/27/2002           181.7%
                            9/26/2002           181.7%
                            9/25/2002           181.7%
                            9/24/2002           185.7%
                            9/23/2002           185.7%
                            9/20/2002           174.0%
                            9/19/2002           177.8%
                            9/18/2002           156.4%
                            9/17/2002           156.4%
                            9/16/2002           161.4%
                            9/13/2002           163.2%
                            9/12/2002           163.2%
                            9/11/2002           163.2%
                            9/10/2002           143.9%
                             9/9/2002           143.9%
                             9/6/2002           146.9%
                             9/5/2002           146.9%
                             9/4/2002           146.9%
                             9/3/2002           141.0%
                            8/30/2002           146.9%
                            8/29/2002           150.0%
                            8/28/2002           150.0%
                            8/27/2002           150.0%
                            8/26/2002           150.0%
                            8/23/2002           150.0%
                            8/22/2002           143.9%
                            8/21/2002           143.9%
                            8/20/2002           135.3%
                            8/19/2002           115.1%
                            8/16/2002           135.3%
                            8/15/2002           135.3%
                            8/14/2002           135.3%
                            8/13/2002           133.1%
                            8/12/2002           150.0%
                             8/9/2002           166.7%
                             8/8/2002           166.7%
                             8/7/2002           146.9%
                             8/6/2002           146.9%
                             8/5/2002           146.9%
                             8/2/2002           146.9%
                             8/1/2002           146.9%
                            7/31/2002           146.9%
                            7/30/2002           146.9%
                            7/29/2002           150.0%
                            7/26/2002           146.9%
                            7/25/2002           153.2%
                            7/24/2002           156.4%
                            7/23/2002           156.4%
                            7/22/2002           166.7%
                            7/19/2002           150.0%
                            7/18/2002           150.0%
                            7/17/2002           156.4%
                            7/16/2002           156.4%
                            7/15/2002           143.9%
                            7/12/2002           143.9%
                            7/11/2002           159.7%
                            7/10/2002           159.7%
                             7/9/2002           159.7%
                             7/8/2002           159.7%
                             7/5/2002           153.2%
                             7/3/2002           153.2%
                             7/2/2002           153.2%
                             7/1/2002           138.1%
                            6/28/2002           138.1%
                            6/27/2002           138.1%
                            6/26/2002           138.1%
                            6/25/2002           138.1%
                            6/24/2002           138.1%
                            6/21/2002           138.1%
                            6/20/2002           138.1%
                            6/19/2002           143.9%
                            6/18/2002           143.9%
                            6/17/2002           143.9%
                            6/14/2002           143.9%
                            6/13/2002           143.9%
                            6/12/2002           143.9%
                            6/11/2002           141.0%
                            6/10/2002           141.0%
                             6/7/2002           141.0%
                             6/6/2002           141.0%
                             6/5/2002           141.0%
                             6/4/2002           141.0%
                             6/3/2002           135.3%
                            5/31/2002           143.9%
                            5/30/2002           143.9%
                            5/29/2002           143.9%
                            5/28/2002           135.3%
                            5/24/2002           135.3%
                            5/23/2002           135.3%
                            22-May-02           135.3%
                            21-May-02           143.9%
                            20-May-02           143.9%

Sources of information: Draft Agreement and Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
ADJUSTED NET BOOK VALUE ANALYSIS

        . Capitalink performed an adjusted book value analysis, based upon a going concern premise, to determine the value of the Company assuming all of its assets were valued at market value. Under historical cost accounting most assets in the Company's financial statements are generally not reflected at market value, but reflect historical acquisition costs.

        . For the purposes of this analysis, based upon discussions with Company management and utilizing the Company's balance sheet as of February 28, 2003, the following adjustments to market value were assumed:

                        .       Accounts receivable for collectability and
                                timing issues.
                        .       Inventory to reflect spoilage, wastage, obsolete
                                inventory and timing issues.
                        .       Property, plant and equipment to reflect
                                obsolescence and current market value.
                        .       Notes to reflect market value (see Notes
                                Analysis).
                        .       No market value for intangible assets.
                        .       Deferred taxes for timing issues.

        . The results of the analysis indicate that the market value of the Company's assets is approximately $12.8 million. After deducting total liabilities of approximately $2.3 million, the adjusted net book value of common equity is approximately $10.5 million. Taking into account the 565,000 assumed in the money options, Capitalink calculated an indicated equity value of approximately $11.5 million or $2.02 per share.

        . Capitalink noted that the offer price of the Proposed Transaction was slightly below this indicated valuation range.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
ADJUSTED NET BOOK VALUE ANALYSIS

ADJUSTED NET BOOK VALUE ANALYSIS
($ in thousands)

                                     FEB 28, 2003E
                                       UNADJUSTED
                                       BOOK VALUE    Adjs (1)   Notes   ADJUSTED
                                     -------------   --------   -----   --------
Assets:
    Cash & Equivalents               $       4,244   $      -           $  4,244
    Accounts Receivable, net                 2,570       (643)    a        1,928
    Notes Receivables, net                   5,313     (2,719)    b        2,594
    Inventory                                2,668       (534)    c        2,134
    Deferred Income Taxes                    1,325       (504)    d          821
    Prepaid & Other                            513          -                513
    Net Property, Plant &
     Equipment                                 989       (495)    e          495
    Intangible Assets                          180       (180)    f            -
    Other                                       47          -                 47
                                     -------------   --------           --------

Total Assets                         $      17,849   $ (5,074)          $ 12,775
                                     =============   ========           ========
Liabilities:
    Accounts Payable                           875          -                875
    Accrued Expenses                           519          -                519
    Interest Bearing Debt                      523          -                523
    Deferred Revenue                           390          -                390

                                     -------------   --------           --------
                                             2,307          -              2,307

Contingent Liabilities:
    Contingencies                                -          -                  -
                                     -------------   --------           --------

                                                 -          -                  -
                                     -------------   --------           --------

Total Liabilities                            2,307          -              2,307
                                     -------------   --------           --------

Net Book Value                       $      15,542   $ (5,074)          $ 10,468
                                     =============   ========           ========

Adjusted Net Book Value:
  Indicated Net Book Value                                              $ 10,468
  Cash from assumed exercise of
   in the money options                                                    1,017
                                                                        --------

Indicated Equity Value                                                    11,485
                                                                        ========

Common Stock Equivalents:
  Common Stock Shares Outstanding                                          5,121
  Shares from in the money options                                           565
                                                                        --------

Total Common Stock Equivalents                                             5,686
                                                                        ========

Indicated Share Price                                                   $   2.02
                                                                        ========

ADJUSTMENT A55NOTES:
 a 25% market value adjustment for collectability and timing issues.
 b See Note Analysis for details.
 c 20% market value adjustment for spoilage, wastage, usage and timing issues. d Market value calculated at Base Case WACC and estimated three year horizon. e 50% market value adjustment for obsolescence.
 f No market value.

----------
(1) Assumes assets are sold as part of ongoing business. Estimated market value adjustments determined in discussions with Company management. Please note, this analysis is not a liquidation analysis, which would have resulting in substantially lower indicated values.

Sources of information: Company financials and management.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
NOTES RECEIVABLE NET PRESENT VALUE ANALYSIS

        . Capitalink reviewed the Notes to determine their estimated current market value. The Notes were primarily generated from overdue accounts receivables owed by franchisees as a result of royalty and paper product payments that were in default. These balances were rolled into each of the Notes, each with a scheduled payment plan. Although the Company does provide a reserve for collectability of the Notes, it does not take into account the current market value of the Notes.

        . The Notes represent a level of excess working capital in the Company's operations that would not normally be taken into account in any cash flow valuation based on earnings or revenues. Consequently, Capitalink separately determined the Note's estimated current market value, and utilizing that indicated value in its valuation analyses, providing greater accuracy as to the Company's value.

        . As of February 28, 2003, the Company had approximately 39 Notes totaling approximately $6.8 million. Based on discussions with Company management, Capitalink determined the payment probability for each of the Notes. Payment probability was based on a number of factors, including the franchisee's performance record, debt balances, management quality, security, and local market growth. In the aggregate, the payment probability was approximately 55%, or receipt of approximately $3.7 million is expected, over the aggregate life of the Notes.

        . Utilizing the Company's base case WACC of 17.3% (as discussed in the Discounted Cash Flow Analysis) and applying the varying time horizons for each of the Notes, Capitalink derived the net present value of the amount anticipated to be collected. The net present value of the amount to be collected was calculated to be approximately $2.6 million.

        . It is important to note that Capitalink derived payment probabilities of the Notes in conjunction with and based on discussions with management. Capitalink does not guarantee or assure, in any respect, that any of the Notes will be collected.

BCT International, Inc.                                             CONFIDENTIAL

VALUATION ANALYSIS
NOTES RECEIVABLE NET PRESENT VALUE ANALYSIS

NOTES RECEIVABLE NET PRESENT VALUE ANALYSIS
($ in thousands)

                                     FEB 28, 2003                                                         NET
                                       PRINCIPAL      ADJUSTED        EXPECTED          AVERAGE         PRESENT
                                        BALANCE       VALUE (1)     REALIZATION %    TERM (MONTHS)     VALUE (2)
                                     ------------     ---------     -------------    -------------     ---------
     Total Notes Receivable          $      6,813     $   3,744             55.0%               67     $   2,594

     NOTES RECEIVABLE STATISTICS
       Number of Issued Notes                  39

       Size Statistics
         Largest                     $        898
         Average                     $        175
         Median                      $         98
         Smallest                    $          5

----------
(1) Realization based on discussions with Company management, given the performance of each plant, accounts receivable balance, expected collateral and payment history of each note holder.

(2) Determined by discounting the after tax principal and interest cash flows of the notes at the Company's base case WACC estimated at 17.3%.

Sources of information: Company financial statements and management.